EXECUTION VERSION EQUITY PURCHASE AGREEMENT among LMS OF HATTIESBURG, L.P., STEVEN M. WARREN, and MELISSA W. MCGEE as Sellers and STEVEN M. WARREN, as Seller Representative and GRANITE CONSTRUCTION INCORPORATED, as Purchaser i TABLE OF CONTENTS ARTICLE 1 DEFINITIONS AND INTERPRETATION ..........................................................2 1.1 Definitions ...............................................................................................................2 1.2 Interpretation .......................................................................................................17 ARTICLE 2 PURCHASE AND SALE ......................................................................................18 2.1 Purchase and Sale ................................................................................................18 2.2 Purchase Price ......................................................................................................18 2.3 Escrow Funds .......................................................................................................18 2.4 Payment Instructions Letter ...............................................................................19 2.5 Transactions to be Effected at the Closing. .......................................................19 2.6 Purchase Price Adjustment. ................................................................................22 2.7 Closing ...................................................................................................................25 2.8 Allocation ..............................................................................................................25 2.9 Withholding. .........................................................................................................26 ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLERS ..........................26 3.1 Organization and Authority of Sellers ...............................................................26 3.2 Organization; Authority; Qualification of the Target Companies; Organizational Documents ..................................................................................27 3.3 Capitalization; Ownership of Equity Interests. ................................................27 3.4 No Conflicts; Consents ........................................................................................28 3.5 Financial Statements ............................................................................................29 3.6 Undisclosed Liabilities .........................................................................................30 3.7 Absence of Certain Changes, Events, and Conditions .....................................30 3.8 Material Contracts. ..............................................................................................33 3.9 Government Contracts. .......................................................................................35 3.10 Title to Assets; Real Property .............................................................................39 3.11 Intellectual Property; IT Systems. ......................................................................41 3.12 Insurance. .............................................................................................................43 3.13 Legal Proceedings; Governmental Orders ........................................................44 3.14 Compliance With Laws; Permits ........................................................................44 3.15 Environmental Matters. ......................................................................................45 3.16 Employee Benefit Matters. ..................................................................................46 ii 3.17 Employment Matters. ..........................................................................................48 3.18 Taxes......................................................................................................................49 3.19 R&W Insurance Policy ........................................................................................52 3.20 Customers and Suppliers ....................................................................................53 3.21 Bank Accounts ......................................................................................................53 3.22 Transactions With Related Parties .....................................................................53 3.23 Accounts Receivable; Inventory .........................................................................54 3.24 Brokers ..................................................................................................................54 3.25 No Other Representations and Warranties .......................................................54 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PURCHASER ...................55 4.1 Organization and Authority of Purchaser .........................................................55 4.2 No Conflicts; Consents ........................................................................................55 4.3 Investment Purpose .............................................................................................56 4.4 Brokers ..................................................................................................................56 4.5 Sufficiency of Funds .............................................................................................56 4.6 Legal Proceedings ................................................................................................56 4.7 Independent Investigation. ..................................................................................56 4.8 No Other Representations and Warranties .......................................................57 ARTICLE 5 COVENANTS ........................................................................................................57 5.1 Employees; Benefit Plans. ...................................................................................57 5.2 Director and Officer Indemnification and Insurance.......................................58 5.3 Confidentiality ......................................................................................................59 5.4 Post-Closing Confidentiality; Non-Compete; Non-Solicitation; Non- Disparagement......................................................................................................59 5.5 Release ...................................................................................................................61 5.6 R&W Insurance Policy ........................................................................................61 5.7 Books and Records ...............................................................................................62 5.8 Tax Matters ..........................................................................................................62 5.9 Public Announcements ........................................................................................68 5.10 Further Assurances ..............................................................................................69 5.11 Wrong Pockets .....................................................................................................69 5.12 Employee Retention Bonuses ..............................................................................69 iii 5.13 Purchase Commitment ........................................................................................70 ARTICLE 6 INDEMNIFICATION; LIMITATIONS TO LIABILITIES .............................70 6.1 Survival .................................................................................................................70 6.2 Indemnification by the Sellers ............................................................................71 6.3 Indemnification by the Purchaser ......................................................................71 6.4 Indemnification Procedures. ...............................................................................72 6.5 Limitation of Liability .........................................................................................74 6.6 Certain Liability ...................................................................................................75 6.7 Payments ...............................................................................................................75 6.8 Specific Indemnity Matter ..................................................................................75 6.9 Exclusive Remedy ................................................................................................76 6.10 Non-Recourse .......................................................................................................77 ARTICLE 7 MISCELLANEOUS ..............................................................................................77 7.1 Seller Representative. ..........................................................................................77 7.2 Expenses ................................................................................................................78 7.3 Notices ...................................................................................................................79 7.4 Disclosure Schedules ............................................................................................79 7.5 Headings................................................................................................................80 7.6 Severability ...........................................................................................................80 7.7 Entire Agreement .................................................................................................80 7.8 Successors and Assigns ........................................................................................80 7.9 No Third-Party Beneficiaries ..............................................................................80 7.10 Amendment and Modification; Waiver .............................................................80 7.11 Governing Law; Dispute Resolution; Waiver of Jury Trial. ...........................81 7.12 Specific Performance ...........................................................................................82 7.13 Counterparts ........................................................................................................82 7.14 Conflict Waiver; Attorney-Client Privilege. ......................................................82 ANNEXES Annex A – Accounting Principles

1 EQUITY PURCHASE AGREEMENT This Equity Purchase Agreement (this “Agreement”), dated as of the 5th day of August 2025, is entered into by and among (i) LMS of Hattiesburg, L.P., a Mississippi limited partnership (“LMS”); (ii) Steven M. Warren, an individual resident of the State of Mississippi (“Steven”); (iii) Melissa W. McGee, an individual resident of the State of Mississippi (“Missy” and, collectively with LMS and Steven, the “Sellers”, and each, a “Seller”); (iv) Seller Representative; and (v) Granite Construction Incorporated, a Delaware corporation (“Purchaser”). RECITALS A. LMS owns all of the issued and outstanding shares of capital stock of Warren Paving (the “Capital Stock”). B. Warren Paving owns one hundred percent (100%) of the issued and outstanding membership interests of: (i) Slats Lucas Aggregates; (ii) Slats Lucas Alabama; and (iii) Slats Lucas Sand. C. Blacktopper, Necaise Construction, LS Aviation, and Warren Ventures are referred to herein as the “Excluded Entities”, with the ownership of such Excluded Entities having been as follows: (i) Warren Paving owns one hundred percent (100%) of the issued and outstanding common stock of Necaise Construction; (ii) Warren Ventures owns one hundred percent (100%) of the issued and outstanding membership interests of LS Aviation; (iii) Steven and certain of Steven’s children collectively own one hundred percent (100%) of the issued and outstanding membership interests of Warren Ventures; and (iv) Steven owns one hundred percent (100%) of the issued and outstanding membership interests of Blacktopper. D. Steven and Missy collectively own all of the issued and outstanding membership interests of Slats Lucas (the “Membership Interests” and, collectively with the Capital Stock, and the equity interests of each Subsidiary LLC, the “Equity Interests”). E. Prior to the date of this Agreement, Warren Paving sold, assigned, contributed, distributed, or otherwise transferred, to Sellers or designees of Sellers, all right, title, and interest owned by Warren Paving in the issued and outstanding common stock of Necaise Construction, or otherwise caused one or more Sellers and/or their Affiliates to retain, all of their respective right, title, and interest, as applicable, in, to, and under all Excluded Assets, such that, at the Closing, the Excluded Assets shall not be transferred to Purchaser or any of Purchaser’s Affiliates (including the Target Companies) (the “Pre-Closing Reorganization”). F. Sellers wish to sell to Purchaser, and Purchaser wishes to purchase from Sellers, the Equity Interests, subject to the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: 2 ARTICLE 1 DEFINITIONS AND INTERPRETATION 1.1 Definitions. The following terms have the meanings specified or referred to in this Article 1: “AAA” is defined in Section 7.11(b). “Accounting Principles” means the accounting principles, policies, procedures and categorizations set out in Annex A. “Accounting Referee” means a mutually agreeable accountant at Ernst & Young LLP or, if such firm is unable or unwilling to act, such other nationally recognized, independent accounting firm as shall be mutually agreed in writing by the Seller Representative and the Purchaser. “Action” means any judicial, administrative or arbitration action, charge, suit, proceeding (public, private, civil or criminal), cause of action, examination, demand, hearing, claim, complaint, lawsuit, inquiry, dispute, audit, notice of violation, litigations, citations, summons, subpoenas, or investigation, of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law of in equity, in each case by or before any Governmental Authority. “Adjustment Escrow Fund” means the Adjustment Escrow Fund Amount deposited with the Escrow Agent, as such amount may be increased or decreased as provided in this Agreement and the Escrow Agreement, including any remaining interest or other amounts earned therein. “Adjustment Escrow Fund Amount” means an amount equal to six million dollars ($6,000,000). “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, including any general partner, managing member, officer or director of such Person or any other Person who is now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. With respect to any natural Person, “Affiliate” will include such Person’s relatives within the second degree of consanguinity or affinity, and with respect to any trust, “Affiliate” will include the beneficiaries and trustees of such Person. “Agreement” is defined in the preamble. “Allocation” is defined in Section 2.8. “Allocation Schedule” is defined in Section 2.8. “Ancillary Documents” means the Assignment of Membership Interests, Assignment of Capital Stock, the Escrow Agreement and all other agreements, documents, instruments, or 3 certificates delivered or required to be delivered by any party at the Closing pursuant to this Agreement. “Assignment of Capital Stock” means the Assignment and Assumption of Capital Stock with respect to the Capital Stock to be executed by LMS at the Closing, in form and substance reasonably acceptable to Purchaser. “Assignment of Membership Interests” means the Assignment and Assumption of Membership Interests with respect to the Membership Interests to be executed by Steven and Missy at the Closing, in form and substance reasonably acceptable to Purchaser. “Audited Financial Statements” is defined in Section 3.5(a). “Balance Sheet Date” is defined in Section 3.5(a). “Balance Sheet” is defined in Section 3.5(a). “Benefit Plan” is defined in Section 3.16(a). “Blacktopper” means Blacktopper, LLC, a Mississippi limited liability company. “Business” means the Target Companies’ business of producing, selling and distributing aggregate and asphalt, providing asphalt paving and construction services, engaging in the marine transportation and logistics of construction aggregates, including sand, gravel and crushed stone, with the use of barges and towboats to move and unload such bulk materials along the Mississippi River system, and such other commercial activities as were previously conducted at any time during the five (5) years prior to the date of this Agreement or are currently conducted as of the date of this Agreement. For the sake of clarity, the parties agree that the Excluded Entities engage in the commercial activities set forth on Schedule 1.1-1 and such activities, to the extent they are independent of and wholly unrelated to the business of the Target Companies, are not included in the definition of Business. “Business Day” means any day except Saturday, Sunday, or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business. “Capital Stock” is defined in the recitals. “Cash” means, without duplication, all cash and cash equivalents (that are convertible to cash within 45 days) of the Target Companies, other than what is not freely usable by Purchaser because it may be subject to restrictions, limitations or Taxes on use or distribution, whether by Law, contract or circumstance, as to how or when it may be used, including restrictions on dividends and repatriations, or other similar obligations. Cash shall be calculated net of any checks written, wire transfers and other outbound transactions that have not cleared on the date of determination. 4 “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq. “Clean Team Confidentiality Agreement” means the Clean Team Confidentiality Agreement, dated as of April 30, 2025, between Purchaser and Warren Paving. “Closing” is defined in Section 2.7. “Closing Cash” means the aggregate total of all Cash as of the Effective Time. “Closing Date” is defined in Section 2.7. “Closing Indebtedness” means the aggregate total of all outstanding Indebtedness as of the Closing. “Closing Statement” is defined in Section 2.6(b)(i). “Closing Transaction Expenses” means the aggregate total of all Transaction Expenses remaining unpaid as of the Closing. “Closing Working Capital” means the aggregate amount of Net Working Capital of the Target Companies, determined as of the Effective Time in accordance with the Accounting Principles. “Code” means the Internal Revenue Code of 1986, as amended. “Company Intellectual Property” is defined in Section 3.11(b). “Company IT” is defined in Section 3.11(f). “Company Service Provider” means any current or former director (whether or not an employee), officer, employee, individual independent contractor, individual consultant or agent of any Target Company. “Confidential Information” is defined in Section 5.4(a). “Confidentiality Agreement” means the Confidentiality Agreement, dated as of March 19, 2025, between Purchaser and one or more of the Target Companies and/or Sellers. “Consent” means any consent, approval, authorization, action, consultation, novation, Permit, exception, exemption, waiver or other Governmental Order of, action by, filing, registration, designation or declaration with, or notification to any Governmental Authority or other Person. “Contest” is defined in Section 5.8(c)(i). “Continuing Employee” is defined in Section 5.1(a).

5 “Controlling Party” is defined in Section 6.4(b)(iv). “Covered Person” is defined in Section 5.2(a). “Data Room” means the electronic documentation site established by The Orr Group on behalf of Sellers, available at https://wwwna2.dfsvenue.com/p/2024013861/_layouts/rrdsunprogs/documentlibrary.aspx. “Disbursing Agent” means PNC National Association, in its capacity as disbursing agent pursuant to the Disbursing Agreement. “Disbursing Agreement” shall mean that certain disbursing agreement, dated as of the date hereof, by and among the Purchaser and the Disbursing Agent. “Disclosure Schedules” or “Schedules” means the Disclosure Schedules delivered by Sellers concurrently with the execution and delivery of this Agreement. “Disputed Amounts” is defined in Section 2.6(c)(iii). “Dollars” or “$” means the lawful currency of the United States. “Effective Time” is defined in Section 2.7. “Employees” means those Persons employed by the Target Companies immediately prior to the Closing. “Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment, restriction, option, right of first refusal, or other similar encumbrance or burden on title or use. “Environmental Claim” means any Action by any Person alleging Liability of whatever kind or nature (including Liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification, and injunctive relief) arising out of, based on, or resulting from: (a) the presence of, Release of, or exposure to, any Hazardous Materials, including the existence of Hazardous Materials upon, about, or beneath the Real Property or Former Real Property or migrating or threatening to migrate to or from the Real Property or Former Real Property; (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit or any Liability or obligation under any Environmental Laws relating to any Target Company, the Real Property, the Former Real Property, or any real property or facility to which Hazardous Materials generated by any Target Company have been sent, regardless of whether the existence of such Hazardous Materials, liability or violation of Environmental Laws arose prior to the ownership or operation of the Real Property or the Former Real Property by the Target Companies; (c) injury to Persons arising out of exposure to asbestos or respirable crystalline silica; or (d) the acts, omissions or status of the Target Companies or the Sellers at the time. 6 “Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority relating to: (a) occupational health or safety; (b) the pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient or indoor air, soil, surface water or groundwater, or subsurface strata); (c) the manufacturing, distribution, handling, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production or disposal of any Hazardous Materials or any exposure to, Release or Remediation of Hazardous Materials; (d) exposure of Persons to Hazardous Materials; and (e) material, deferred reclamation Liabilities, obligations or requirements. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): CERCLA; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act of 1910, as amended, 7 U.S.C. §§ 136 et seq.; the Oil Pollution Act of 1990, as amended, 33 U.S.C. §§§ 2701 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq. “Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit. “Environmental Permit” means any Permit, letter, clearance, Consent, waiver, closure, exemption, decision, or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law. “Equity Interests” is defined in the recitals. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder. “ERISA Affiliate” means each Person that is or was, or at any relevant time would be, treated as a single employer with a Target Company under Section 414 of the Code. “Escrow Agent” means PNC Bank, National Association, in its capacity as escrow agent pursuant to the Escrow Agreement. “Escrow Agreement” means that certain escrow agreement, dated as of the date hereof, entered into by and among Escrow Agent, the Purchaser and Seller Representative. “Escrow Fund” means the Adjustment Escrow Fund and the Specific Indemnity Escrow Fund. “Escrow Fund Amount” means the Adjustment Escrow Fund Amount and the Specific Indemnity Escrow Fund Amount. 7 “Estimated Closing Cash” is defined in Section 2.6(a)(ii)(D). “Estimated Closing Date Payment” is defined in Section 2.6(a)(i). “Estimated Closing Indebtedness” is defined in Section 2.6(a)(ii)(B). “Estimated Closing Statement” is defined in Section 2.6(a)(ii). “Estimated Closing Transaction Expenses” is defined in Section 2.6(a)(ii)(C). “Estimated Closing Working Capital” is defined in Section 2.6(a)(ii)(A). “Excluded Assets” means the Excluded Entities and the assets and liabilities owned by the Excluded Entities, including the assets identified on Schedule 1.1-1. “Excluded Entities” is defined in the recitals. “Excluded Equity Interests” means the equity interests of the Excluded Entities. “Excluded Taxes” means, regardless of the disclosure of any matter set forth in the Disclosure Schedules, (a) any Taxes imposed on, or with respect to, the Target Companies for a Pre-Closing Tax Period (determined in the case of the portion of a Straddle Period ending on the Closing Date in accordance with Section 5.8(a)); (b) any Taxes of another Person (other than another Target Company) for which a Target Company is responsible as a result of such Target Company being (or ceasing to be) (i) a member of an affiliated, consolidated, combined, unitary, aggregate or similar group at any time prior to the Closing Date or (ii) a transferee or successor, in each case which Taxes relate to an event occurring on or before the Closing Date; (c) any Taxes of another Person (other than another Target Company) for which a Target Company is liable as a result of an obligation arising on or prior to the Closing Date to indemnify, pay or otherwise assume or succeed to the Taxes of any other Person (other than pursuant to a contract entered into in the Ordinary Course of Business and the principal subject matter of which is not Taxes); (d) any Taxes imposed on Purchaser or any of its Affiliates (including, following the Closing, any Target Company) arising from, or related to, any breach of, or inaccuracy in, any of the representations and warranties set forth in Section 3.18; provided, however, that for purposes of determining whether there has been a breach or alleged breach of any representation or warranty, and in calculating the amount of any Loss with respect to any such breach or alleged breach, all qualifications in such representation or warranty referencing the terms “material”, “materiality”, “Material Adverse Effect” or other terms of similar import or effect shall be disregarded; (e) any Transfer Taxes for which the Sellers are liable pursuant to Section 5.8(e); (f) any Taxes imposed on Purchaser or any of its Affiliates (including the Target Companies) arising as a result of the failure to deduct or withhold the correct amount of Taxes with respect to any amount payable to Sellers under this Agreement (other than any such Taxes arising from the failure to deduct or withhold the correct amount of Taxes as a result of the gross negligence of Purchaser); (g) Taxes imposed on or with respect to the Target Companies as a result of or attributable to the Pre-Closing Reorganization or the implementation of the Pre-Closing Reorganization; and (h) any and all Taxes imposed on or with respect to Purchaser or any of its Affiliates (including the Target Companies) arising out of or relating to any Post-Closing Bonuses; provided, however, that Excluded Taxes 8 shall not include any Taxes to the extent such Taxes are taken into account in the calculation of Closing Indebtedness, Closing Working Capital or Closing Transaction Expenses. “FAR” is defined in Section 3.9(c)(vi). “Fee Property” means all mineral interests in, on and under the Owned Property, together with all associated (a) executive rights, including the right to execute leases, (b) rights to receive all royalties (including lessor royalties), production payments, bonuses, rentals, shut-in royalties, and all other profits or income attributable to the foregoing, and (c) rights of reversion and any and all other rights relating to the ownership thereof. “Final Closing Date Payment” means the Purchase Price (a) either (i) increased by the amount, if any, by which the Closing Working Capital is greater than the Target Working Capital, or (ii) decreased by the amount, if any, by which the Closing Working Capital is less than the Target Working Capital; (b) decreased by the amount of Closing Indebtedness; (c) decreased by the amount of Closing Transaction Expenses; and (d) increased by the amount of Closing Cash, each clause (a), clause (b), clause (c), and clause (d) as finally determined in accordance with Section 2.6(c). “Financial Statements” is defined in Section 3.5(a). “Former Real Property” means any Real Property or facility formerly owned, leased, or operated by the Target Companies. “Fraud” means, with respect to a party, an actual and intentional misrepresentation or omission of fact with respect to the making of any representations or warranties set forth in Article 3 or Article 4, as the case may be, of this Agreement, made by such party, (a) with respect to the Target Companies or a Seller, to a Seller’s Knowledge, or (b) with respect to Purchaser, to Purchaser’s actual knowledge, following reasonable and due inquiry, in each case, of its falsity or omission and made for the purpose of inducing the other party to act (or refrain from acting), and upon which the other party justifiably relies with resulting Losses. For the avoidance of doubt, Fraud shall not include any claim for equitable fraud, constructive fraud, promissory fraud, unfair dealings fraud, fraud by reckless or negligent misrepresentations, or any tort based on negligence or recklessness. “GAAP” means United States generally accepted accounting principles in effect from time to time. “Government Bid” is defined in Section 3.9(a). “Government Contract” is defined in Section 3.9(a). “Governmental Authority” means any (a) nation, state, county, province, city, town, village, district, territory or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental, administrative, judicial or quasi-governmental authority of any nature (including any governmental agency, branch, bureau, department, board, commission, official, or entity and any court or other tribunal); (d) international, supranational or multi-national organization or body; (e) body exercising, or entitled to exercise, any

9 administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature; or (f) any arbitration tribunal or body or other non-governmental authority (including self-regulatory organizations) with applicable jurisdiction. “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any Governmental Authority. “Hazardous Materials” means any substance: (a) the presence of which in the environment requires investigation or Remediation under any Environmental Law; (b) that is defined as a “solid waste”, “hazardous waste”, “extremely hazardous waste”, “acutely hazardous waste”, “hazardous substance”, “hazardous material”, “radioactive waste”, “biohazardous waste”, “infectious waste”, “toxic substances”, “pollutant”, “contaminant”, or any other term or expression intended to define, list, regulate or classify substances by reason of dangerous or deleterious properties or characteristics harmful to health, safety or the indoor or outdoor environment under, or that could give rise to liability under, any Environmental Law; (c) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any Governmental Authority; (d) the presence of which causes or threatens to cause or give rise to a nuisance, trespass or other tortious condition or any other liability; (f) that contains gasoline, diesel fuel, fuel oil, petroleum hydrocarbons, petroleum fraction, petroleum additive, petroleum derived substance PCBs, asbestos, lead-based paint or urea formaldehyde foam insulation; or (g) that contains mold at levels or in conditions that could cause adverse health effects. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. “Income Taxes” means Taxes imposed on, or determined by reference to, income, including net income, net profits or branch profits (including any gross receipts Tax or franchise Tax imposed in lieu of the foregoing), together with any interest, penalties or additions thereto. “Indebtedness” means, without duplication, all obligations of the Target Companies: (a) for borrowed money or other monetary obligations, whether short-term or long-term, secured or unsecured, interest-bearing or not; (b) evidenced by notes, bonds, debentures, other debt securities, or other similar securities or instruments; (c) for the deferred or unpaid purchase price of assets, property, securities, goods, or services (other than trade payables incurred in the Ordinary Course of Business), including all earn-out payments, seller notes, indemnifications, holdbacks and similar payments; (d) under interest rate, commodity, or currency swap, hedge, derivative, or similar transactions (valued at the termination value thereof); (e) any bank overdrafts; (f) Liabilities under securitization or factoring agreements; (g) declared but unpaid dividend or distributions, including any Tax distributions of any Target Company that have been declared, accrued, or are otherwise due and payable but not yet paid prior to the Closing; (h) Liabilities related to or arising out of the underfunding of any defined benefit plan or any other employee benefit plan (including any withdrawal Liabilities or other amounts with respect to any Benefit Plan); (i) the Specified Income Tax Amount; (j) all withholding Taxes (i) the payment of which has been deferred pursuant to the relevant provisions of the Coronavirus Aid, Relief, and Economic Security Act or similar Laws or Covid-19 and (ii) arising from or related to a Post-Closing Bonus; (k) under any financing or capital leases in accordance with GAAP (but excluding any obligations of any of the Target 10 Companies that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of ASC 842 (or any similar release)); (l) any obligations under drawn letters of credit or similar credit transactions or obligations; (m) any off balance sheet financial obligations, including synthetic leases and project financing; (n) any management or consultant fees; (o) customer deposits or advanced payments for work not yet completed; (p) costs relating to the Pre- Closing Reorganization; (q) obligations secured by a purchase money mortgage or other Encumbrance to secure all or part of the purchase price of properties, securities, businesses or assets subject to such mortgage or lien; (r) accrued or unpaid interest to and including the Closing Date in respect of any of the obligations described in the foregoing clauses and all premiums, penalties, breakage costs, make-whole obligations, charges, fees, reimbursements, expenses, indemnities, and other amounts that are or would be due (including with respect to early termination) in connection with the payment and satisfaction in full of such obligations; (s) any committed capital expenditures that have not been paid for prior to the Closing; and (t) in the nature of guarantees of, or secured by any Encumbrance (other than a Permitted Encumbrance) upon any property or asset owned by a Target Company for the obligations described in clauses (a) through (s) above of any other Person (whether directly or indirectly). For the avoidance of doubt, the term “Indebtedness” shall not include (i) any amounts included in the Transaction Expenses, (ii) normal mining reclamation Liabilities (provided such Liabilities are consistent in scope and amount as historically incurred by the Target Companies), (iii) any obligations under undrawn letters of credit or similar credit transactions or obligations, (iv) any amounts considered or deemed to be unearned revenue related to work-in-progress, (v) any amounts included in the calculation of Closing Working Capital, and (vi) solely with respect to (k), any of the leases listed in Schedule 1.1-2. “Information Technology” means all information technology systems, servers, computers, software, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology assets and equipment, and all associated documentation, whether owned, used or licensed. “Insurance Policies” is defined in Section 3.12(a). “Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in- part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing; (d) internet domain names and social media account or user names (including “handles”) whether or not trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) industrial designs, and all patents, registrations, applications for registration, and renewals thereof; (g) trade secrets, know-how, inventions (whether or not 11 patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein; (h) computer programs, operating systems, applications, firmware, and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof; (i) rights of publicity; and (j) all other intellectual or industrial property and proprietary rights. “Intended Tax Treatment” is defined in Section 5.8(h). “Interim Balance Sheet” is defined in Section 3.5. “Interim Balance Sheet Date” is defined in Section 3.5. “Interim Financial Statements” is defined in Section 3.5. “Knowledge of Sellers” or “Sellers’ Knowledge” means the actual knowledge following reasonable and due inquiry of a particular fact or matter by any of Steven, Missy and Melissa Fulton. “Law” means any statute, law, ordinance, regulation, rule, code, Governmental Order, constitution, treaty, common law, judgment, decree, other requirement, or rule of law of any Governmental Authority. “Leased Property” is defined in Section 3.10(b). “Liabilities” means any and all debts, liabilities and obligations of any kind, whether accrued or not accrued, known or unknown, asserted or unasserted, matured or unmatured, conditional or unconditional, patent or latent, liquidated or unliquidated, determined or determinable, absolute or contingent, due or to become due, written or oral, whenever or however arising (including, whether arising out of any Law or contract, or tort based on negligence or strict liability) and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto, including all costs and expenses relating thereto and all contra-assets related to reserves and any liability for Taxes. “LMS” is defined in the preamble. “Losses” means losses, damages, liabilities, costs or expenses (including reasonable legal fees and expenses of advisors and any reasonably foreseeable lost profits, lost benefits, and punitive damages; provided, however, solely with respect to punitive damages, only as and to the extent payable to third parties). “LS Aviation” means LS Aviation, LLC, a Mississippi limited liability company. “Material Adverse Effect” means any event, effect, development, occurrence, fact, condition, or change that, either individually or in the aggregate with all other events, effects, developments, occurrences, facts, conditions, and changes, has been, or would reasonably be expected to be, materially adverse to (a) the Target Companies, taken as a whole, or the Business, 12 including the results of operations, condition (financial or otherwise), liabilities (contingent or otherwise), or assets of the Target Companies as a whole, or (b) the ability of Sellers to perform their obligations under this Agreement or the Ancillary Documents or to consummate the transactions contemplated hereby or thereby on a timely basis; provided, however, that solely with respect to clause (a), “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) any changes in financial, banking, or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iii) acts of war (whether or not declared), armed hostilities, or terrorism, or the escalation or worsening thereof; (iv) any changes in applicable Laws or accounting rules (including GAAP); (v) any natural disaster or acts of God; (vi) any epidemics, pandemics, disease outbreaks, or other public health emergencies; or (vii) any failure by the Target Companies to meet any internal or published projections, forecasts, or revenue or earnings predictions; provided, however, in each case, that the underlying causes of such failures shall not be excluded; provided, further, that with respect to the foregoing subclauses (i)-(vi), such event, effect, development, occurrence, fact, condition or change may be taken into account in determining whether there is or has been a Material Adverse Effect to the extent it has a disproportionate effect on the Target Companies or the Business relative to the other participants in the industries in which the Target Companies or Business operate in. “Material Contracts” is defined in Section 3.8(a). “Material Customers” is defined in Section 3.20(a). “Material Customers and Suppliers” is defined in Section 3.20(a). “Material Suppliers” is defined in Section 3.20(a). “Meadows Lane Property” means that certain real property conveyed to Warren Paving by Deed dated June 11, 2025 of record in Deed Book 280, Page 277, Livingston County, Kentucky, Court Clerk’s Office. “Missy” is defined in the preamble. “Necaise Construction” means Necaise Construction Company, Inc., a Mississippi corporation. “Net Working Capital” which may be positive or negative shall be determined as (a) the current assets of the Target Companies calculated in accordance with the Accounting Principles set forth in Annex A less (b) the current liabilities of the Target Companies calculated in accordance with the Accounting Principles set forth in Annex A. “Non-Compete Period” is defined in Section 5.4(b). “Non-controlling Party” is defined in Section 6.4(b)(iv). “Non-Party Affiliates” is defined in Section 6.10.

13 “Ordinary Course of Business” means the ordinary and usual course of normal day-to-day operations of the Target Companies (including with respect to quantity and frequency), consistent with past practice. “Organizational Documents” means (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its bylaws, regulations, or similar governing instruments required by the laws of its jurisdiction of formation or organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation, or association, and its partnership agreement (in each case, limited, limited liability, general, or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; (d) in the case of a Person that is not of a corporation, partnership (limited, limited liability, general, or otherwise), limited liability company, or natural person, its governing instruments as required or contemplated by the Laws of its jurisdiction of organization; and (e) any amendment to any of the foregoing. “Owned Property” is defined in Section 3.10(b). “Pass-Through Income Tax Contest” is defined in Section 5.8(c)(vi). “Pass-Through Income Tax Return” means any Tax Return reporting the income of Slats Lucas that is allocable to, and reportable as income of, Slats Lucas’s direct or indirect equityholders under applicable Tax Law (including an Internal Revenue Form 1065). For the avoidance of doubt, a Pass-Through Income Tax Return shall not include any Tax Return with respect to which Slats Lucas is considered the entity that is legally responsible for the payment of Tax shown as due on such Tax Return under applicable Tax Law. “Payment Instructions Letter” is defined in Section 2.4. “Permits” means all permits, licenses, franchises, approvals, authorizations, Consents and other approvals issued by a Governmental Authority, including any Environmental Permits. “Permitted Encumbrances” is defined in Section 3.10(a). “Person” means any natural person, individual, corporation (including any non-profit corporation), general or limited partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, estate, trust, association, labor union, or other entity. “Personal Information” means any data Processed by a Target Company that constitutes personal information or personal data under applicable Law. “Post-Closing Adjustment” is defined in Section 2.6(b)(ii). “Post-Closing Bonus” is defined in Section 5.8(i). “Post-Closing Tax Period” means any taxable period, or portion of a Straddle Period, beginning after the Closing Date. 14 “Pre-Closing Reorganization” is defined in the recitals. “Pre-Closing Tax Period” means any taxable period, or portion of a Straddle Period, ending on or before the Closing Date. “Privacy and Security Requirement” means (a) any Laws regulating the Processing of Personal Information; (b) all provisions of contracts between a Target Company and any Person that directly apply to the Processing of Personal Information; and (c) all public-facing written privacy policies relating to the Processing of Personal Information. “Privileged Communications” is defined in Section 7.14(b). “Pro Rata Share” means the allocation among the Sellers set forth in the Payment Instructions Letter. “Process” means the creation, collection, use, storage, maintenance, processing, recording, distribution, transfer, transmission, receipt, import, export, protection, safeguarding, access, disposal or disclosure or other activity regarding data. “Property Leases” is defined in Section 3.10(f). “Purchase Price” is defined in Section 2.2. “Purchase Price Overpayment” is defined in Section 2.6(d)(ii). “Purchase Price Underpayment” is defined in Section 2.6(d)(i). “Purchaser” is defined in the preamble. “Purchaser Benefit Plans” is defined in Section 5.1(b). “Purchaser-Connected Persons” is defined in Section 5.5. “Purchaser Releasees” is defined in Section 5.5. “R&W Insurance Policy” means the buyer-side representation and warranty insurance policy to be issued to Purchaser in connection with the transactions contemplated by this Agreement and the other Ancillary Documents. “Real Property” is defined in Section 3.10(b). “Related Party Transactions” is defined in Section 3.22(a). “Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing, or allowing to escape or migrate into or through the environment (including, without limitation, ambient or indoor air, surface water, groundwater, land surface, or subsurface strata or within any building, structure, facility, or fixture) and includes the meaning ascribed to that term at 42 U.S.C. § 9601(22). 15 “Remediation” means (a) any remedial action, remedy, response or removal action as those terms are defined in 42 U.S.C. § 9601; and (b) any corrective action as that term has been construed pursuant to 42 U.S.C. § 6924. “Representative” means, with respect to any Person, any and all directors, officers, managers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person. “Resolution Period” is defined in Section 2.6(c)(ii). “Retention Bonus Pool” is defined in Section 5.12. “Retention Bonuses” is defined in Section 5.12. “Review Period” is defined in Section 2.6(c)(i). “Seller” and “Sellers” are defined in the preamble. “Seller Group” is defined in Section 7.14(a)(i). “Seller Group Law Firm” is defined in Section 7.14(a)(i). “Seller Released Matters” is defined in Section 5.5. “Seller Releasors” is defined in Section 5.5. “Seller Representative” means Steven or any successor thereof in accordance with the terms of this Agreement. “Slats Lucas” means Slats Lucas, LLC, a Mississippi limited liability company. “Slats Lucas Aggregates” means Slats Lucas Aggregates, LLC, a Louisiana limited liability company. “Slats Lucas Alabama” means Slats Lucas Aggregates Alabama, LLC, an Alabama limited liability company. “Slats Lucas Sand” means Slats Lucas Sand & Gravel, LLC, a Louisiana limited liability company. “Specific Indemnity Matter” means the matter set forth as item 1 on Schedule 6.2(h). “Specific Indemnity Escrow Fund” means the Specific Indemnity Escrow Fund Amount deposited with the Escrow Agent, as such amount may be increased or decreased as provided in this Agreement and the Escrow Agreement, including any remaining interest or other amounts earned therein. “Specific Indemnity Escrow Fund Amount” means an amount equal to three million five hundred thousand dollars ($3,500,000). 16 “Specified Income Tax Amount” means an amount, not less than zero (either in the aggregate or in a particular jurisdiction), equal to the sum of (a) the aggregate amount of accrued but unpaid Income Taxes of the Target Companies for all Pre-Closing Tax Periods (determined in the case of the portion of a Straddle Period ending on the Closing Date in accordance with Section 5.8(a)), and (b) the aggregate amount of Income Taxes payable by the Target Companies in any Post-Closing Tax Period resulting from (i) any prepaid amounts received by the Target Companies prior to the Closing or (ii) any adjustment pursuant to Section 481 of the Code (or any similar provision of state, local or foreign Law) with respect to any accounting method change effected on or prior to the Closing Date by any of the Target Companies; provided, however, that the calculation of the Specified Income Tax Amount shall: (x) be prepared in accordance with the past practice (including reporting positions, elections and accounting methods) of the Target Companies in preparing Tax Returns to the maximum extent permitted by applicable Law; and (y) reflect the aggregate amount of any estimated (or other prepaid) Income Tax payments made by the Target Companies prior to the Closing Date, but only to the extent that such payments have the effect of reducing (but not below zero) the particular Tax Liability in respect of which such payments were made. “Statement of Objections” is defined in Section 2.6(c)(ii). “Steven” is defined in the preamble. “Straddle Period” means any taxable period beginning on or before the Closing Date and ending after the Closing Date. “Subsidiary LLCs” means, collectively, Slats Lucas Sand, Slats Lucas Aggregates, and Slats Lucas Alabama. “Target Companies” means, collectively, Slats Lucas, Warren Paving, and the Subsidiary LLCs. “Target Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other contracts, whether written or oral, relating to Intellectual Property to which a Target Company is a party, beneficiary or otherwise bound. “Target Working Capital” means thirty seven million five hundred and seven thousand nine hundred and eighty dollars and fifty five cents ($37,507,980.55). “Tax” or “Taxes” means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, capital stock, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, escheat, severance, environmental, stamp, occupation, social security, premium, property (real or personal), real property gains, windfall profits, customs, duties, value added, alternative or add-on minimum (including the minimum tax imposed on Section 55 of the Code) or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

17 “Tax Return” means any return (including any information return), report, declaration, statement, schedule, notice, form, claim for refund or election, or other document or information relating to Taxes filed, or required to be filed with, any Taxing Authority, including all attachments thereto and including any amendment thereof. “Taxing Authority” means the IRS or any other Governmental Authority that has the right to impose or administer, or is charged with collecting, Taxes. “Third Party Claim” is defined in Section 6.4(b)(i). “Threshold Amount” means one million dollars ($1,000,000). “Transaction Expenses” means all unpaid fees, costs, and expenses, whether accrued or not, of the Target Companies, the Sellers, or the Seller Representative incurred or payable (or that become payable) in connection with the preparation, negotiation and execution of this Agreement and the Ancillary Documents (including the sale process of the Target Companies and the Pre- Closing Reorganization), including (a) fees and expenses of bankers, investment bankers, accountants, financial advisors, legal counsel, auditors, brokers, finders and accountants, (b) other than the Retention Bonuses, which shall be funded by Purchaser, and the Post-Closing Bonuses, which, if paid, shall be paid by LMS on behalf the Target Companies, any transaction or retention bonus, accelerated benefits, change-of-control payments, severance payments, or other similar payments payable to any Company Service Provider as a result of the execution of this Agreement and the consummation of the transactions contemplated hereby (including the employer portion of any payroll, social security, unemployment, withholding, or similar Taxes and related benefits imposed on such amounts and any increase in workers compensation premium attributable thereto), and (c) fifty percent (50%) of any Transfer Taxes. “Transfer Tax” is defined in Section 5.8(e). “Undisputed Amounts” is defined in Section 2.6(c)(iii). “WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local, and foreign laws related to plant closings, relocations, mass layoffs, and employment losses. “Warren Paving” means Warren Paving, Inc., a Mississippi corporation. “Warren Ventures” means Warren Ventures, LLC, a Mississippi limited liability company. “Wrong Pocket Asset” is defined in Section 5.11. 1.2 Interpretation. For purposes of this Agreement: (a) the words “include”, “includes”, and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein”, “hereof”, “hereby”, “hereto”, and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules and Annexes mean the Articles and Sections of, and Schedules 18 and Annexes attached to, this Agreement unless otherwise indicated; (y) to an agreement, instrument or other document means such agreement, instrument, or other document as amended, supplemented, modified, or waived from time to time to the extent permitted by the provisions thereof, and references to all attachments thereto and instruments incorporated therein; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. References to a Person are also to its permitted successors and assigns. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. All terms used herein with initial capital letters have the meanings ascribed to them herein and all terms defined in this Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References to a “contract” or an “agreement” includes any legally binding agreement, note, letter of credit, indenture, financial instrument, lease, license, arrangement, promise or undertaking, whether written or oral. As used herein, the terms “provided to”, “delivered”, “made available to” and terms of similar import shall mean, with respect to any documents or information provided, delivered or made available by the Target Companies or any of their respective Affiliates or Representatives to Purchaser or any of its Affiliates or Representatives, all documents and information provided, delivered, or made available in any form and by any means, including, without limitation, by posting to any virtual data room established by or on behalf of the Sellers or the Target Companies and to which Purchaser and/or any of their respective Representatives or Affiliates has been granted access, so long as such documents or information was made available at least three (3) Business Days prior to the date hereof. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Schedules and Annexes referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. ARTICLE 2 PURCHASE AND SALE 2.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, at the Closing, Sellers shall sell, assign and transfer to Purchaser, and Purchaser shall purchase and acquire from Sellers, all of Sellers’ right, title, and interest in and to the Equity Interests, free and clear of all Encumbrances (other than transfer restrictions arising under applicable securities Laws) in exchange for the consideration specified in Section 2.2, subject to the adjustments set forth in this Agreement. 2.2 Purchase Price. The aggregate purchase price for the Equity Interests shall be five hundred and forty million dollars ($540,000,000), subject to adjustment pursuant to Section 2.6 (the “Purchase Price”). 2.3 Escrow Funds. On or prior to the date hereof, to secure and to serve as a fund in respect of payment of any (a) Purchase Price Overpayment pursuant to Section 2.6(d)(ii) and (b) Losses related to the Specific Indemnity Matter, the Purchaser and the Seller Representative have 19 entered into the Escrow Agreement and the Purchaser shall deposit, or shall cause to be deposited, the Adjustment Escrow Fund Amount and the Specific Indemnity Escrow Fund Amount, in each case in accordance with Section 2.5(a)(i)(A). The Adjustment Escrow Fund Amount may only be released in accordance with Section 2.6(d) and the Escrow Agreement and the Specific Indemnity Escrow Fund Amount may only be released in accordance with Section 6.8 and the Escrow Agreement. 2.4 Payment Instructions Letter. At least five (5) Business Days prior to the Closing Date, Sellers shall have prepared and delivered to Purchaser, together with reasonable supporting or underlying documentation, a payment instructions letter (the “Payment Instructions Letter”), which sets forth, as of the Closing Date, the following: (a) the name and address of each Seller, the aggregate portion of the Estimated Closing Date Payment to be paid to each Seller, and wire instructions and bank account information for each Seller; (b) payee name, wire instructions and amounts payable for payment of the Estimated Closing Indebtedness; (c) payee name, wire instructions and amounts payable for payment of the Estimated Closing Transaction Expenses; (d) with respect to the payment of the Escrow Fund Amount, the name and address of the Escrow Agent and wire instructions and bank account information for the Escrow Agent; and (e) wire instructions for the payment of any Purchase Price Underpayment and any funds remaining in the Adjustment Escrow Fund to be distributed pursuant to Section 2.6, along with each Seller’s Pro Rata Share of any such funds. The parties agree that Purchaser shall be entitled to rely on the Payment Instructions Letter in making payments under Article 2 and Purchaser shall not be responsible for calculations or determination regarding such calculations in such Payment Instructions Letter. 2.5 Transactions to be Effected at the Closing. (a) Purchaser’s Closing Deliverables. (i) At the Closing, Purchaser shall pay or caused to be paid: (A) to the Escrow Agent, the Escrow Fund Amount by wire transfer of immediately available funds, in accordance with the Payment Instructions Letter and the Escrow Agreement; (B) to the Disbursing Agent, in accordance with the Disbursing Agreement, the following amounts, for further distribution as follows; (1) to the Sellers, an amount equal to the Estimated Closing Date Payment, less the Escrow Fund Amount by wire transfer of immediately available funds, in accordance with the Payment Instructions Letter; (2) on behalf of the Target Companies or Sellers, the Estimated Closing Indebtedness, by wire transfer of immediately available funds, to the applicable payees in accordance with the Payment Instructions Letter; and 20 (3) on behalf of the Target Companies or Sellers, the Estimated Closing Transaction Expenses, by wire transfer of immediately available funds, to the applicable payees in accordance with the Payment Instructions Letter. (ii) Simultaneously with or prior to the execution of this Agreement, Purchaser shall deliver or cause to be delivered to the Seller Representative, in form and substance reasonably satisfactory to Seller Representative: (A) the Escrow Agreement, duly executed by Purchaser and the Escrow Agent; (B) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Purchaser, certifying (1) the names and signatures of the officers of Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder, (2) the Organizational Documents of Purchaser, (3) true and complete copies of all resolutions adopted by the board of directors of Purchaser authorizing the execution, delivery, and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, and (4) that all such resolutions are in full force and effect and are all the resolutions required in connection with the transactions contemplated hereby and thereby; and (C) all other Ancillary Documents required to be delivered by Purchaser at or prior to the Closing. (b) Sellers’ Closing Deliverables. Simultaneously with or prior to the execution of this Agreement, Sellers shall deliver or cause to be delivered to Purchaser, in form and substance reasonably satisfactory to Purchaser: (i) the Assignment of Membership Interests, duly executed by Steven and Missy; (ii) the Assignment of Capital Stock, duly executed by LMS; (iii) the Payment Instructions Letter; (iv) a certificate executed by a duly authorized officer of each Target Company dated the Closing Date and certifying (A) the Organizational Documents of each such Target Company, (B) that correct and complete copies of each resolution of such Target Company’s board of directors (or equivalent governing body) approving this Agreement and the Ancillary Documents to which it is a party and authorizing the execution thereof and the consummation of the transactions contemplated by this Agreement or the Ancillary Documents by such Target Company are attached thereto, and (C) that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby or thereby;

21 (v) a certificate of the general partner of LMS certifying (A) the names and signatures of the officers of LMS authorized to sign this Agreement and the Ancillary Documents to which LMS is a party, (B) the Organizational Documents of LMS, (C) true and complete copies of all resolutions adopted by the partners of LMS authorizing the execution, delivery, and performance of this Agreement and the Ancillary Documents to which LMS is a party and the consummation of the transactions contemplated hereby and thereby, and (D) that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby or thereby; (vi) certificates, to the extent certificated, representing all of the Equity Interests, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed; (vii) certificates as to the good standing of each Target Company as of a date that is no earlier than five (5) Business Days prior to the Closing Date, executed by the appropriate officials of the state of incorporation of such Target Company; (viii) a properly completed and duly executed IRS Form W-9 for (A) each Seller, (B) each payee of Closing Indebtedness, and (C) each payee of Closing Transaction Expenses (in the case of each of clauses (B) and (C), other than a payee that is an employee of a Target Company); (ix) with respect to each item of Closing Indebtedness subject to payment pursuant to the Estimated Closing Statement and Payment Instructions Letter, payoff letters between the relevant Target Company and each holder of Closing Indebtedness, covering the payment in full of such Closing Indebtedness, together with evidence satisfactory to Purchaser of the contemporaneous release of any Encumbrances relating to such Closing Indebtedness being repaid; (x) an invoice issued by each payee of Closing Transaction Expenses payable pursuant to the Estimated Closing Statement and Payment Instructions Letter, which sets forth the full amount of all Closing Transaction Expenses owed to such Person; (xi) the Escrow Agreement, duly executed by the Seller Representative and the Escrow Agent; (xii) all Consents set forth on Schedule 2.5(b)(xii), which shall be in full force and effect; (xiii) except as set forth on Schedule 2.5(b)(xiii), evidence that each of the Related Party Transactions has been terminated, with no further Liability to Purchaser or any of its Affiliates (including, from and after the Closing, the Target Companies); (xiv) resignations, effective as of the Closing Date, of the officers, managers, and directors of the Target Companies requested in writing by Purchaser; (xv) evidence of the completion of the Pre-Closing Reorganization; and 22 (xvi) all other Ancillary Documents that may be required to be delivered by Sellers at or prior to the Closing. 2.6 Purchase Price Adjustment. (a) Closing Adjustment. (i) At the Closing, the Purchase Price shall be adjusted in the following manner (the net amount after giving effect to the adjustments listed in Section 2.6(a)(i)(A), Section 2.6(a)(i)(B), Section 2.6(a)(i)(C), and Section 2.6(a)(i)(D) being the “Estimated Closing Date Payment”): (A) either (1) an increase by the amount, if any, by which the Estimated Closing Working Capital (as determined in accordance with Section 2.6(a)(ii)) is greater than the Target Working Capital, or (2) a decrease by the amount, if any, by which the Estimated Closing Working Capital (as determined in accordance with Section 2.6(a)(ii)) is less than the Target Working Capital; (B) a decrease by the amount of Estimated Closing Indebtedness (as determined in accordance with Section 2.6(a)(ii)); (C) a decrease by the amount of Estimated Closing Transaction Expenses (as determined in accordance with Section 2.6(a)(ii)); and (D) an increase by the amount of Estimated Closing Cash (as determined in accordance with Section 2.6(a)(ii)). (ii) The Seller Representative has prepared and delivered to Purchaser, at least five (5) Business Days before the Closing Date, a statement (the “Estimated Closing Statement”) setting forth Sellers’ good faith estimate of (A) Closing Working Capital (the “Estimated Closing Working Capital”), (B) Closing Indebtedness (the “Estimated Closing Indebtedness”), (C) Closing Transaction Expenses (the “Estimated Closing Transaction Expenses”), and (D) Closing Cash (the “Estimated Closing Cash”), which statement contains an estimated balance sheet of the Target Companies as of the Closing Date (without giving effect to the transactions contemplated herein) and a calculation of Estimated Closing Working Capital, prepared in accordance with the Accounting Principles, in each case, together with reasonable supporting detail. (b) Post-Closing Adjustment. (i) Within sixty (60) days after the Closing Date, Purchaser shall prepare and deliver to the Seller Representative a statement (the “Closing Statement”) setting forth Purchaser’s calculation of (A) Closing Working Capital, (B) Closing Indebtedness, (C) Closing Transaction Expenses, and (D) Closing Cash, which statement shall contain a balance sheet of the Target Companies as of the Closing Date (without giving effect to the transactions contemplated herein) and a calculation of Closing Working Capital, prepared in accordance with the Accounting Principles, in each case, together with reasonable supporting detail. 23 (ii) The post-Closing adjustment shall be an amount equal to the Final Closing Date Payment (as finally determined in accordance with Section 2.6(c)) less the Estimated Closing Date Payment (the “Post-Closing Adjustment”). (c) Examination and Review. (i) After receipt of the Closing Statement, Seller Representative shall have thirty (30) days (the “Review Period”) to review the Closing Statement. Subject to any applicable privileges (including the attorney-client privilege and the work product privilege), during the Review Period, Seller Representative, Sellers and Sellers’ Representatives shall have reasonable access, during normal business hours, to the books and records of the Target Companies and to the personnel of, and work papers prepared by, Purchaser or its accountants, in each case whom were involved in preparation of the Closing Statement and to such historical financial information (to the extent in Purchaser’s possession), in each case, relating to the Closing Statement as Sellers may request in writing for the purpose of reviewing the Closing Statement and to prepare a Statement of Objections (if any). (ii) On or prior to the last day of the Review Period, Seller Representative may object to the Closing Statement by delivering to Purchaser a written statement setting forth Seller Representative’s objections in reasonable detail (the “Statement of Objections”). If Seller Representative fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Statement, and the Post- Closing Adjustment, as the case may be, reflected in the Closing Statement shall be deemed to have been accepted by Sellers. Sellers will be deemed to have agreed with all other items and amounts contained in the Closing Statement and the calculation of the Post-Closing Adjustment, as applicable, that are not expressly included as disputed items or amounts in the Statement of Objections, which such items and amounts shall be considered final and binding. If the Seller Representative delivers the Statement of Objections before the expiration of the Review Period, Purchaser and Seller Representative shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Post-Closing Adjustment and the Closing Statement with such changes as may have been previously agreed in writing by Purchaser and Seller Representative, shall be final and binding. Subject to any applicable privileges (including the attorney-client privilege and the work product privilege), after the Review Period and delivery of the Statement of Objections, Purchaser and its Representatives shall have reasonable access, during normal business hours, to the books and records of the Sellers and the Seller Representative and to the personnel of, and work papers prepared by, Sellers, Seller Representative or their respective accountants, in each case whom were involved in preparation of the portions of the Estimated Closing Statement that are at issue in the Statement of Objections and to such historical financial information (to the extent in Sellers’ possession), in each case, relating to the Statement of Objections as Purchaser may request in writing for the purpose of reviewing the Statement of Objections. (iii) If Seller Representative and Purchaser fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration 24 of the Resolution Period, then any amounts remaining in dispute (the “Disputed Amounts” and, any amounts not so disputed, the “Undisputed Amounts”) may be submitted for resolution by either Purchaser or Seller Representative to the Accounting Referee who shall resolve the Disputed Amounts only and make adjustments to the Post-Closing Adjustment and the Closing Statement, as applicable. The parties hereto agree that all adjustments shall be made without regard to materiality. The Accounting Referee shall only decide the Disputed Amounts and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Statement and the Statement of Objections, respectively. (iv) The Accounting Referee shall make a determination as soon as practicable within thirty (30) days (or such other time as the parties hereto shall agree in writing) after their engagement, which determination must set forth, in reasonable detail, the basis therefor. The Accounting Referee shall act as an expert and not as an arbitrator. Purchaser and Seller Representative will each provide the Accounting Referee with their respective determinations of the Disputed Amounts and the resulting adjustments, if any, required to be made to the Closing Statement and the Post-Closing Adjustment. The determination of the Disputed Amounts and the resulting adjustments, if any, required to be made to the Closing Statement and the Post-Closing Adjustment, by the Accounting Referee will be based on whether such items have been calculated in accordance with the standards set forth in this Agreement and the Accounting Principles, and the Accounting Referee shall not make any other determination. The Accounting Referee will make its determination based solely on presentations and supporting material provided by the parties and not pursuant to any independent review. The Accounting Referee’s resolution of the Disputed Amounts and their adjustments to the Closing Statement and/or the Post-Closing Adjustment shall be conclusive and binding upon the parties hereto, absent manifest error or fraud. (v) The Accounting Referee shall make a ratable allocation of its charges between the parties for such work as a part of its determination based on the inverse proportion by which the amount in dispute was determined in favor of one party over the other (e.g., if one hundred thousand dollars ($100,000) is in dispute, and of that amount the Accounting Referee awards seventy-five thousand dollars ($75,000) in favor of the Purchaser and $25,000 in favor of the Sellers, then the Purchaser will be responsible for twenty-five percent (25%) and the Sellers seventy-five percent (75%) of the costs and fees of the Accounting Referee. Sellers (based on their Pro Rata Share) and Purchaser agree to be responsible for any such costs and expenses of the Accounting Referee based on its ratable allocation. (d) Payments of Post-Closing Adjustment. (i) If the Post-Closing Adjustment is a positive number (such amount, a “Purchase Price Underpayment”), Purchaser shall deliver, or cause to be delivered, to the Sellers, by wire transfer of immediately available funds in accordance with the Payment Instructions Letter, payment in an amount equal to the Purchase Price Underpayment.

25 (ii) If the Post-Closing Adjustment is a negative number (the absolute value of such amount, a “Purchase Price Overpayment”), the Purchaser and the Seller Representative shall deliver joint written notice to the Escrow Agent instructing it to pay the Purchase Price Overpayment out of the Adjustment Escrow Fund to the Purchaser in accordance with the terms of the Escrow Agreement. To the extent the Adjustment Escrow Fund is insufficient to satisfy any amounts owed to Purchaser pursuant to this Section 2.6(d)(ii), all such remaining amounts due and owing after payment from the Adjustment Escrow Fund shall be paid by Sellers to Purchaser by wire transfer of immediately available funds to such account as is directed by Purchaser, in writing. (iii) Except as otherwise provided in this Agreement, any payment of the Purchase Price Underpayment, or Purchase Price Overpayment, as applicable, shall (A) be due (1) within five (5) Business Days of acceptance of the applicable Closing Statement or (2) if there are Disputed Amounts, then within five (5) Business Days of the resolution described in Section 2.6; and (B) be paid by wire transfer of immediately available funds to such account as is directed by Purchaser or Seller Representative, as the case may be, in writing. (e) Adjustments for Tax Purposes. Any payments made pursuant to this Section 2.6 shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law. 2.7 Closing. The closing of the transactions contemplated by this Agreement and the Ancillary Documents (the “Closing”) shall occur simultaneously with the execution of this Agreement (the day on which the Closing takes place being the “Closing Date”). The purchase and sale of the Equity Interests contemplated hereby shall be deemed to have occurred at 12:01 a.m., central prevailing time, on the Closing Date (the “Effective Time”). 2.8 Allocation. Within ninety (90) days after the Closing Date, Purchaser shall prepare a schedule allocating the Purchase Price (and any other amounts treated as consideration for Tax purposes) among (a) the equity interests of Warren Paving and (b) assets of Slats Lucas in accordance with the requirements of Section 1060 of the Code and the Treasury regulations promulgated thereunder (the “Allocation Schedule”) and shall deliver a draft Allocation Schedule to the Seller Representative for his review. The Seller Representative shall have the right to review the Allocation Schedule and shall notify Purchaser in writing of any objections within fifteen (15) days after receipt of the Allocation Schedule. The Seller Representative and Purchaser agree to use commercially reasonable efforts to reach an agreement on any and all disputed items in the draft Allocation Schedule within twenty (20) days after Purchaser’s receipt of the Seller Representative’s written notice of its dispute of any items set forth in the Allocation Schedule (such final allocation, the “Allocation”). If the Seller Representative and Purchaser cannot resolve any disputed items within such twenty (20) day period (or such longer period as may be mutually agreed to by the Seller Representative and Purchaser), then the disputed item(s) shall be referred to the Accounting Referee. The determination of the Accounting Referee shall be final and conclusive for purposes of this Section 2.8 and the costs of the Accounting Referee shall be paid equally by Sellers, on the one hand, and Purchaser, on the other hand. Purchaser, Sellers and their respective Affiliates shall: (i) file all Tax Returns (including Internal Revenue Form 8594, if applicable) consistent with the Allocation; (ii) upon becoming aware of a challenge to the 26 Allocation by a Governmental Authority, promptly notify the other party of the nature of such dispute, and cooperate in good faith to preserve the effectiveness of the Allocation, to the extent consistent with applicable Law; (iii) treat any subsequent adjustments to the Purchase Price consistently with the Allocation; and (iv) cooperate with each other in preparing Tax Returns and other documents required to be filed or maintained in connection with the transactions contemplated by this Agreement. 2.9 Withholding. Purchaser, or any of its respective Affiliates or authorized Representatives, shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Law. Purchaser shall use commercially reasonable efforts to provide the Seller Representative with (a) written notice of its intent to withhold prior to any such withholding and (b) a written explanation substantiating the requirement to deduct or withhold, and the parties shall use commercially reasonable efforts to cooperate, to mitigate, or to eliminate any such withholding to the maximum extent permitted by Law. To the extent that amounts are so deducted and withheld by Purchaser, or any of its respective Affiliates or authorized agents, and timely remitted by such applicable Person the applicable Governmental Authority, such withheld amounts, to the extent so remitted, shall be treated for all purposes of this Agreement as having been paid to the applicable Person in respect of which such deduction and withholding was made. ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLERS Except as set forth in the Disclosure Schedules, Sellers represent and warrant to Purchaser that the statements contained in this Article 3 are true and correct as of the Closing Date. 3.1 Organization and Authority of Sellers. (a) Each Seller that is a legal entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, and each Seller has all power and authority and possesses all licenses, Permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its businesses as now being conducted. (b) Sellers have all necessary corporate, limited liability, trust, fiduciary, legal capacity or similar power and authority and, where applicable, have taken all corporate, limited liability or similar action, necessary to execute and deliver this Agreement and the Ancillary Documents to which Sellers are a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated by this Agreement and the Ancillary Documents to which each Seller is a party, and the performance by each Seller of such Seller’s obligations hereunder and thereunder and the consummation by Sellers of the transactions contemplated hereby and thereby have been duly authorized by all requisite action. This Agreement has been duly and validly executed and delivered by Sellers, and (assuming due authorization, execution and delivery by Purchaser) constitutes, and each Ancillary Document to which each Seller is a party when duly executed and delivered by such Seller assuming the due authorization, execution and delivery by each other party thereto, constitute, a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, 27 reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally. 3.2 Organization; Authority; Qualification of the Target Companies; Organizational Documents. (a) Each Target Company is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate power and authority and possesses all Permits necessary to enable it to own, operate, lease or otherwise hold its properties and assets now owned, operated, or leased by such Target Company and to carry on the Business. Each Target Company is duly licensed and qualified to do business and is in good standing in each jurisdiction listed in Schedule 3.2(a). (b) All action required by applicable Law and corporate action required to be taken by the board of directors (or equivalent) and stockholders (or equivalent) of each Target Company in order to authorize such Target Company to enter into this agreement and the Ancillary Documents to which it is a party, and to consummate the transactions contemplated herein and therein, has been taken prior to the Closing. All action on the part of the proper officers of each such Target Company necessary for the execution and delivery of this Agreement and the Ancillary Documents to which such Target Company is a party, and the performance of all obligations of such Target Company hereunder and thereunder to be performed as of the Closing, has been taken prior to the Closing. This Agreement and the Ancillary Documents to which each such Target Company is a party, when executed and delivered by such Target Company (assuming due authorization, execution and delivery by Purchaser), shall constitute valid and legally binding obligations of such Target Company, enforceable against such Target Company in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally). (c) True, correct and complete copies of the Organizational Documents of each Target Company, together with records of its meetings (or written Consents in lieu thereof) of its board of directors, managers, or general partner, as applicable, and of its stockholders, members, or limited partners, and the equity ledgers (or comparable ownership records), in each case as in effect as of the date hereof, have been provided to the Purchaser. No Target Company is, or has been, in default or in violation of their respective Organizational Documents in any material respect, and no Target Company has taken any action that is materially inconsistent in any respect with their respective Organizational Documents. At the Closing, all such Organizational Documents and records will be in the possession of the Target Companies. 3.3 Capitalization; Ownership of Equity Interests. (a) Schedule 3.3(a) sets forth (i) a true, correct and complete list of each of the Target Companies, the jurisdiction of their incorporation or organization, their form of organization, and their authorized shares of capital stock, partnership interests, or membership interests, as applicable, and (ii) the record and beneficial ownership of the issued and outstanding capital stock, partnership interests, or membership interests, as applicable, of each Target Company. 28 (b) Steven and Missy are the record owners of and have good and valid title to the Membership Interests, free and clear of all Encumbrances, other than those Encumbrances set forth in Schedule 3.3(b) and transfer restrictions arising under applicable securities Laws. The Membership Interests constitute 100% of the total issued and outstanding equity interests in Slats Lucas. The Membership Interests have been duly authorized and are validly issued, fully-paid, and non- assessable. (c) LMS owns all of the issued and outstanding capital stock of Warren Paving, free and clear of all Encumbrances, other than those Encumbrances set forth in Schedule 3.3(c) and transfer restrictions arising under applicable securities Laws. The Capital Stock of Warren Paving owned by LMS constitutes 100% of the total issued and outstanding capital stock in Warren Paving. Such capital stock has been duly authorized and validly issued, fully-paid, and non-assessable. (d) Warren Paving collectively owns all of the issued and outstanding equity interests of each Subsidiary LLC, free and clear of all Encumbrances, other than those Encumbrances set forth in Schedule 3.3(d) and transfer restrictions arising under applicable securities Laws. The equity interests of each Subsidiary LLC owned by Warren Paving constitute 100% of the total issued and outstanding membership interests in each Subsidiary LLC. Such equity interests have been duly authorized and are validly issued, fully-paid, and non-assessable. (e) Each Seller has good and valid title to the Equity Interests he, she or it owns, free and clear of all Encumbrances (other than transfer restrictions arising under applicable securities Laws). Each such Seller has full right, power and authority to transfer and deliver to the Purchaser good and valid title to the Equity Interests held by such Seller and that will be held by such Seller, free and clear of all Encumbrances (other than transfer restrictions arising under applicable securities Laws). Immediately following the Closing, the Purchaser or its designee, as applicable, will be the record and beneficial owner of the Equity Interests, and have good and valid title to the Equity Interests, free and clear of all Encumbrances (other than transfer restrictions arising under applicable securities Laws). The Equity Interests constitute all of the capital stock or other equity securities of the Target Companies. (f) Other than the Equity Interests, no Target Company has any outstanding or authorized options, warrants, convertible securities, stock appreciation rights, redemption rights, repurchase rights, “phantom” equity rights, exercisable or exchangeable securities or other ownership interest or other rights, agreements, arrangements, or commitments of any character relating to any equity interests in any Target Company or obligating Sellers or a Target Company to issue or sell any equity interests, or any other interest in, the Target Companies. Except as otherwise provided in the Organizational Documents of the Target Companies, there are no voting trusts, proxies, preemptive, right of first refusal or first offer or other outstanding rights or other agreements, side letters or understandings in effect with respect to the voting or transfer of any of the Equity Interests. Except for ownership of another Target Company as set forth in Schedule 3.3(a), no Target Company (i) owns, directly or indirectly, any ownership interest in any Person or (ii) is a party to any joint venture, partnership or similar relationship, or buy-sell agreement, stockholders’ agreement or similar contract. 3.4 No Conflicts; Consents. The execution, delivery, and performance by Sellers of this Agreement and the Ancillary Documents to which Sellers are a party do not and will not: (a)

29 result in a violation or breach of any provision of the Organizational Documents of any Seller (if applicable) or any Target Company; (b) result in a material violation or breach of any provision of any Law or Governmental Order applicable to a Seller or a Target Company; or (c) except as set forth in Schedule 3.4, require the Consent by any Person under, conflict with, result in a violation or breach of, constitute a default under, or result in the acceleration of any Material Contract. No Consent, Permit, Governmental Order, declaration, or filing with, or notice to, any Governmental Authority is required by or with respect to the Target Companies in connection with the execution and delivery of this Agreement and the Ancillary Documents to which any Seller is a party and the consummation of the transactions contemplated hereby and thereby, other than the applicable filings required by the HSR Act and filed prior to the date of this Agreement and the Consents set forth in Schedule 3.4, and except where the failure to make or obtain such Consent, Permit, Governmental Order, declaration, filing, or notice would not be material to the Target Companies individually or taken as a whole. 3.5 Financial Statements. (a) Copies of the consolidated audited financial statements of the Target Companies consisting of consolidated balance sheets, consolidated statements of income, stockholder’s equity, and cash flows for the years ending September 30, 2023 and September 30, 2024 (the “Audited Financial Statements”), and consolidated unaudited financial statements consisting of the consolidated balance sheet of the Target Companies as of May 30, 2025 and the related statements of income for the eight- (8) month period then ended (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”) have been made available to Purchaser in the Data Room. The Financial Statements have been applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments and the absence of notes. The balance sheet of each Target Company as of September 30, 2024, is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the balance sheet of each Target Company as of May 30, 2025 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date.” (b) The Financial Statements: (i) are true, correct and complete in all material respects, do not contain any material inaccuracies or discrepancies and have been prepared in accordance with GAAP and the books and records of the Target Companies; (ii) have been prepared in a manner consistently applied throughout the periods covered; (iii) present truthfully, fairly and accurately the financial condition of the Target Companies at the dates thereof and the results of their operations for the periods covered thereby; and (iv) do not omit any information necessary to make such Financial Statements not misleading. (c) The Target Companies keep books, records and accounts that, in reasonable detail, truthfully, accurately and fairly reflect (i) the material transactions and dispositions of assets of the Target Companies; and (ii) all other material transactions of the Target Companies. Except as set forth in Schedule 3.5(c), the financial condition of the Target Companies have not been materially affected during the past five (5) years by any contract that was not at arm’s length. No Target Company has received any written notification of any (A) “significant deficiency” in the internal controls over financial reporting of such Target Company, (B) “material weakness” in the internal controls over financial reporting of such Target Company, or (C) fraud, whether or not material, that 30 involves management or other employees of such Target Company who have a significant role in the internal controls over financial reporting of such Target Company. (d) The Estimated Closing Statement sets forth all of the (i) Closing Indebtedness, including all Indebtedness to be repaid or retired pursuant to Section 2.5(a)(i)(B)(2), and (ii) Closing Transaction Expenses. Upon payment of such Closing Indebtedness and Closing Transaction Expenses in accordance with Section 2.5(a)(i)(B)(3), neither the Target Companies nor any their respective Affiliates (including the Purchaser and the Target Companies following the Closing) will have any Liabilities in respect of any Closing Indebtedness or Closing Transaction Expenses. 3.6 Undisclosed Liabilities. No Target Company has any Liabilities, except (a) those which are adequately reflected or reserved against in the Interim Balance Sheet as of the Interim Balance Sheet Date; (b) those which have been incurred in the Ordinary Course of Business since the Interim Balance Sheet Date and which are not material in amount; and (c) the Liabilities set forth in Schedule 3.6. 3.7 Absence of Certain Changes, Events, and Conditions. Except as necessary to effectuate the Pre-Closing Reorganization or as set forth in Schedule 3.7, since the Balance Sheet Date, (a) the Target Companies have operated in the Ordinary Course of Business in all material respects, (b) the Target Companies have used commercially reasonable efforts to preserve their business relationships, properties and assets with then present needs and past practices and (c) there has not been, with respect to the Equity Interests, the Business, or Target Companies, any: (i) event, occurrence, or development that has had a Material Adverse Effect; (ii) amendment or restatement of, or any other change to, the Organizational Documents of any Target Company; (iii) split, combination, or reclassification of the Equity Interests or any other equity interests of any Target Company; (iv) issuance, sale, or other disposition of the Equity Interests or any other equity interests of any Target Company, or grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any Equity Interests or any other equity interests of any Target Company; (v) declaration, set aside or payment of any non-cash dividends or distributions on or in respect of the Equity Interests or any other equity interests of any Target Company, or redemption, purchase, or acquisition of any Equity Interests or any other equity interests of any Target Company; (vi) material change in any method of accounting or accounting practice of any Target Company, except as required by GAAP or applicable Law or as expressly disclosed in the notes to the Financial Statements; (vii) (A) incurrence, creation, assumption, or guarantee of any Indebtedness, except (1) unsecured current liabilities incurred in the Ordinary Course of 31 Business and, if outstanding as of the Closing, that will be reflected in Closing Working Capital or (2) Indebtedness which has been paid in full or will be paid in full at or prior to the Closing as Closing Indebtedness, (B) mortgage, hypothecation, pledge or subjugation to any Encumbrance of any of the assets or properties of the Business or a Target Company, or (C) loans or advances made or forgiven, or any capital contributions to, or investments in, any other Person; (viii) sale, lease, license, assignment, transfer or other disposition of any asset, property or business, except in the Ordinary Course of Business and except for any assets having an aggregate value of less than the Threshold Amount; (ix) entry into any Material Contract (other than any contracts with suppliers or customers entered into in the Ordinary Course of Business) or any modification, amendment or extension of, or termination of any Material Contract or grant of any waiver under or Consent with respect to any Material Contract; (x) (A) increase in the compensation (including bonuses and deferred compensation) or benefits payable or to become payable to any Company Service Provider other than increases in the Ordinary Course of Business in connection with the Target Companies’ annual compensation review period; provided such increases are not greater than five percent (5%) in the aggregate; (B) acceleration of the vesting, funding or payment of any compensation or benefits under any Benefit Plan; (C) grant or entry into any termination, retention, pay in lieu of notice, incentive, retention, severance or change of control agreement or arrangement with any Company Service Provider; or (D) adoption, amendment, modification or entry into any collective bargaining agreement or Benefit Plan; (xi) acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock, or other equity interests of, or by any other manner, any business, or any Person or any division thereof for consideration in excess of the Threshold Amount; (xii) adoption of any plan of merger, consolidation, reorganization, liquidation, or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law; (xiii) implementation or announcement of any “mass layoff” or “plant closing” (as those terms are defined in the WARN Act) or reduction in force, furlough, temporary layoff, or broad-based salary or wage reduction; (xiv) hiring, engagement, termination (other than for cause), furlough, or temporary termination of any individuals, in each case with annual compensation opportunities in excess of $100,000; (xv) loan or advance to any owner or former owner of a Target Company, including any shareholder, member, or partner, or any relative or Affiliate of any owner or 32 former owner of such Target Company, or redeemed or purchased any of its ownership interests (including shares, membership interests, or partnership interests); (xvi) transfer of any asset or payment of any commission, salary, or bonus to any owner or former owner of a Target Company, including any shareholder, member, or partner, or any relative or Affiliate of any owner or former owner of a Target Company, other than the payment of wages or salaries to employees of a Target Company in the Ordinary Course of Business, or payment of any rent, commission, or fee to any owner or former owner of such Target Company or any relative or Affiliate of any owner or former owner of a Target Company; (xvii) entry into any transaction with or for the benefit of any equityholder or former equityholder of any Target Company or any relative or Affiliate of any shareholder or former shareholder of such Target Company; (xviii) (A) commencement of any Action or (B) settlement, discharge or compromise of any Action against a Target Company unless such settlement only involved the payment of less than $500,000 in cash by the Target Companies (without any admission of liability or other adverse consequences or restriction on any Target Company); (xix) capital expenditure in excess of $250,000, in the aggregate; (xx) other than pursuant to any change in any insurance broker, failure to renew, or otherwise comply with the terms and conditions of any Insurance Policies with respect to the Business or the assets, operations and activities of a Target Company; (xxi) (A) any entity classification election or other material election in respect of Taxes, (B) adoption or change of any accounting method or period in respect of Taxes, (C) settlement of any Action or assessment in respect of any material Taxes, (D) entry into any “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), (E) entry into a voluntary disclosure or similar agreement or otherwise voluntary disclosure of any information to a Governmental Authority with respect to any material Taxes, (F) surrender of a right to a material credit or refund of any Tax, (G) consent to any extension or waiver of the limitation period applicable to any Action or assessment in respect of any material Taxes (other than as the result of extending the due date of a Tax Return), (H) request for any Tax ruling, (I) entry into any Tax sharing or similar contract or arrangement (other than any contract entered into in the Ordinary Course of Business and the principal subject matter of which is not Taxes), (J) entry into any installment sale or open transaction disposition or received any prepaid amount outside the Ordinary Course of Business, (K) filing of any Tax Return (including an amended Tax Return) in a manner that is inconsistent with the past practice of the applicable Target Company or (L) change of the jurisdiction of Tax residence of any Target Company or established a taxable presence in any jurisdiction outside the jurisdiction of incorporation of any Target Company; or (xxii) any agreement to do any of the foregoing, or any action or omission that would result in any of the foregoing.

33 3.8 Material Contracts. (a) Schedule 3.8(a) lists each of the following contracts and other agreements of the Target Companies (x) entered into within the past five (5) years or (y) for which there are continuing Liabilities or obligations on the Target Company (together with all other contracts required to be listed, collectively, the “Material Contracts”): (i) each agreement involving aggregate consideration in excess of the Threshold Amount or requiring performance by any party more than one year from the Closing Date; (ii) all agreements that relate to the sale of any business, an equity interest or assets of any Person or any real property, other than the sale of inventory of the Target Companies in the Ordinary Course of Business, for consideration in excess of $1,000,000; (iii) all agreements that relate to the acquisition of any business, a material amount of equity or assets of any other Person or any real property (whether by merger, sale of stock or other equity interests, acquisition of assets, or otherwise), in each case involving amounts in excess of $1,000,000; (iv) except for agreements relating to trade payables, all agreements relating to Indebtedness in excess of $500,000; (v) all agreements with respect to Related Party Transactions; (vi) all collective bargaining agreements or agreements with any labor organization, union, or association; (vii) contract or agreement involving amounts in excess of $500,000, in the aggregate, containing (A) a fixed cost, fixed price, volume requirement or other floor or similar requirement or (B) an “earn-out” or other contingent payment obligation; (viii) consulting agreement or contract providing for the employment or engagement of any Company Service Provider on a full-time, part-time or consulting basis, in each case (A) whereby such individual has annual compensation opportunities in excess of $100,000 or (B) which cannot be terminated or cancelled at any time without any penalty or liability; (ix) contract or agreement for capital expenditures in excess of $250,000, in the aggregate, for which the underlying assets have not been delivered or under which a Target Company has any outstanding payment obligations; (x) any lease, sublease or similar agreement pursuant to which any Target Company holds or uses any tangible personal property owned by any third party having a value of more than $150,000 in the aggregate; 34 (xi) any lease, sublease or similar agreement with any Person under which any Target Company is a lessor or sublessor of, or makes available for use to any Person, any Real Property; (xii) contract or agreement under which a Target Company has, directly or indirectly, made any advance, loan, guaranty, extension of credit or capital contribution to, or other investment in, any Person (other than extensions of trade credit in the Ordinary Course of Business), in any such case which in excess of $125,000; (xiii) except for customer or supply contracts entered into in the Ordinary Course of Business, any contract or agreement having a value in excess of $500,000 that provides for consequential or special damages, continuing representation or warranty or any indemnification obligation; (xiv) settlement agreement of any Action within the past five (5) years in excess of $500,000; (xv) intellectual property (including trademark) licensing agreement under which a Target Company is a licensor or licensee of any Intellectual Property; (xvi) joint venture, partnership or similar contract or agreement in which a Target Company participates as a partner, member or joint venturer or otherwise involves in the sharing of profits, losses, costs or Liabilities by a Target Company with any other Person; (xvii) contract or agreement with any Material Customer; (xviii) contract or agreement with any Material Supplier; (xix) any surety, performance or completion bond or other surety arrangements; (xx) contract or agreement that (A) limits or restricts the ability of any Target Company from engaging in any line of business, in any geographic area, or with any Person, (B) restricts the development, performance, marketing or distribution of the products and services of any Target Company, (C) restricts or prohibits the transaction of business with any other Person (including by restricting the solicitation of business with any other Person) by any Target Company, (D) restricts or limits the entering into any market or line of business by any Target Company or any of their employees, (E) provides for “meet competition” or “most favored nation” pricing terms or similar rights in favor of a third party, (F) grants to another Person exclusive rights with respect to any products, services or territory, or (G) restricts the solicitation by any Target Company of any employees employed by any other Person; (xxi) any option, right of first refusal, right of first offer or similar contract or agreement; 35 (xxii) any customer contract providing for progress payments, advance payments or any other payment in installments pursuant to which the Target Company has received advance payment with respect to work to be performed or goods to be sold by any Target Company following the Closing; and (xxiii) confidentiality or non-disclosure contract or agreement entered into in connection with a potential acquisition of the Target Companies or the Business or otherwise in connection with the Sellers’ exploration of strategic alternatives, engagement in sales process, or any other exit strategy undertaken by the Sellers. (b) No party to any of the Material Contracts is in breach or default thereof, and no event has occurred that, with the giving of notice or lapse of time or both, would constitute such a breach or default. Each Material Contract is in full force and effect and is valid and enforceable against the applicable Target Company and the other party thereto in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. No event has occurred or is occurring that, with the giving of notice or lapse of time or both, would give a party thereto a right to terminate, modify or accelerate any such Material Contract or would create additional rights or compensation under or require the Consent of any Person under any such Material Contract, or result in the creation of an Encumbrance on any of the assets of any Target Company or the Equity Interests. Except as set forth on Schedule 3.8(b), the execution and delivery of this Agreement and the Ancillary Documents, the performance of the obligations thereunder, and the consummation of the transaction contemplated hereby and thereby will not (x) violate, or conflict with, or result in a breach of, or give rise to a right of modification of, any provision of or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate or call a default under, or result in the creation of any Encumbrance upon any of the properties or assets of the Target Companies under any of the terms or conditions of any Material Contract or (y) require the Consent of any party (other than the Target Companies) to any Material Contract. The Target Companies have furnished the Purchaser with true and complete copies of all written Material Contracts. With respect to any Material Contract that is a customer contract providing for progress payments, advance payments or any other payment in installments, the amount of each such required payment are proportionate to and commensurate with the amount of costs incurred or payable or to be incurred or payable in respect of performance under any such Material Contract as of each such payment, except that Material Contracts that are construction-related contracts incorporating such forms of payment in the Ordinary Course of Business have over and under billing as reflected on the Financial Statements. 3.9 Government Contracts. (a) Schedule 3.9(a)-1 contains a true, correct and complete list of each agreement having a value of more than $250,000 in the aggregate that the Target Companies have entered into with a Governmental Authority that is in effect (each such agreement, a “Government Contract”), each bid having a value of more than $250,000 in the aggregate with a Governmental Authority that is currently open and eligible for the award of a Government Contract (each such bid, a “Government 36 Bid”), and each Government Contract that has expired that includes ongoing warranty obligations of the Target Companies for the products sold or services provided. Except as set forth on Schedule 3.9(a)-2, each Government Contract listed on Schedule 3.9(a)-1 is legal, valid, binding, enforceable, and in full force and effect. The Sellers have delivered to the Purchaser true, correct and complete copies of all of the Government Contracts and Government Bids listed on Schedule 3.9(a)-1. No Target Company has received any notice nor has reason to believe that there has been or will be any material change in the terms of any Government Contracts as a result of the consummation of the transactions contemplated by the Agreement. No Government Contract is expected to result in a loss following the Closing. (b) Set forth on Schedule 3.9(b) is a list and description of the top ten (10) Government Contracts according to each Target Company’s expected contract value. (c) Except as set forth on Schedule 3.9(c): (i) No Target Company has been notified that any Government Bids or Government Contracts are currently the subject or reasonably likely to become the subject of any bid or award protest proceedings. (ii) Each Target Company has complied with the terms and conditions of each Government Contract and the requirements contained in solicitations for any Government Bid and any applicable Laws pertaining thereto. All representations, warranties, and certifications made by such Target Company with respect to any Government Contract or Government Bid, including all invoices and claims arising therefrom, were proper and accurate as of their effective date, and such Target Company has complied in all material respects with such representations, warranties, and certifications. Neither any of the Target Companies nor any other party to any Government Contract is currently in violation, breach or default under any such Government Contract or, with or without notice or lapse of time or both, would be in violation or breach of or default under any such Government Contract. (iii) No Target Company has misrepresented its size or any other status in connection with the award or performance of any Government Contract or Government Bid, and each Target Company maintains adequate internal management procedures governing size and status representations or certifications to prevent false representations or certifications and timely correct invalid representations or certifications. Each Target Company is in material compliance with small business subcontracting goals or maintains sufficient records to demonstrate good faith compliance efforts. With respect to each Government Contract under which a Target Company is subcontractor to a small business, such Target Company has complied with all Laws related to small business partners arising as a result of or under each such Government Contract. In the past five (5) years, the Target Companies have not checked the “set-aside” box on any Government Contract as a result of or to indicate its status as a small business or any other “set-aside” category, nor, to the Knowledge of Seller, has any customer done so. (iv) No Government Contract was entered into with the anticipation that such Government Contract would result in a loss upon completion or performance thereof,

37 nor has anything come to the attention of any Target Company which would reasonably lead it to believe that any such Government Contract is currently expected to result in any loss. No Target Company has received any written or oral notification of cost, schedule, technical, or quality problems that could result in an Action against such Target Company (or successors in interest) by a Governmental Authority, a prime contractor, or a subcontractor at any tier within the past five (5) years. There are no Government Contracts pursuant to which a Target Company expects to experience cost, schedule, technical, or quality problems that could result in an Action against any of the Target Companies (or successors in interest) by a Governmental Authority, a prime contractor or a subcontractor at any tier. No Government Contract has incurred or currently projects losses or cost overruns. (v) No Target Company has received or been subject to, within the five (5) years prior to the date of this Agreement, any termination for convenience, termination for default, cure notice, show cause notice, or other similar notice; no such action or notice is currently in effect, has been issued or remains unresolved. No Target Company has received notice of, and there is no event, condition, or omission that has occurred or exists that would constitute grounds for such an action. (vi) No Target Company has received notice of, and there is no alleged conduct that may be required to be disclosed to any Governmental Authority in connection with the award, performance or closeout of any Government Contract or Government Bid. No Target Company has made any voluntary or mandatory disclosures with respect to any alleged material irregularity, material misstatement or material omission arising under or relating to any Government Contract or Government Bid. Each Target Company is in compliance with all ethical obligations imposed by the Federal Acquisition Regulation (48 C.F.R. § 1000 et seq.) (“FAR”), including the requirements to maintain a written code of business ethics and conduct and to diligently prevent, detect, and report criminal or otherwise unethical conduct found in FAR 52.203-13. There is no “credible evidence” of any conduct requiring investigation to determine whether any Target Company is required to make any disclosures to any Governmental Authority under the FAR ethics rules. Each Target Company has undertaken the appropriate level of review or investigation to determine whether such Target Company is required to make any disclosures to any Governmental Authority under the FAR ethics rules. There exist no facts or circumstances that, with the passage of time or the giving of notice or both, would constitute a violation of the FAR ethics rules. (vii) Each Target Company has made, in a timely and proper fashion, any and all material claims to which it may be entitled and all appeals necessary to preserve its rights in connection with all Government Contracts. There are (A) no outstanding Actions or requests for equitable adjustment against any Target Company by the U.S. Government or any other Governmental Authority, by any prime contractor, higher or lower tier subcontractor, vendor or other third party arising under or relating to any Government Contract, (B) no monies due to any Target Company pertaining to any Government Contract that has been withheld or set off, and no attempt to withhold or set off any monies due under any Government Contract and (C) no outstanding disputes between a Target Company, on the one hand, and the U.S. Government or any other Governmental 38 Authority, on the other hand, under the Contract Disputes Act or any other Law or between a Target Company, on the one hand, and any prime contractor, higher or lower tier subcontractor, vendor or other third party, on the other hand, arising under or relating to any such Government Contract. No Target Company has any pending or potential Action against the U.S. Government, any other Governmental Authority or any prime contractor, higher or lower tier subcontractor or vendor arising under or relating to any Government Contract. (viii) The pricing, estimating and procurement systems relating to the Government Contracts have been disclosed to the Purchaser and are in compliance in all material respects with all applicable Laws, including the FAR and the Defense Federal Acquisition Regulation Supplement (48 C.F.R. Chapter 2). (ix) There are no open inquiries, investigations, audits, disputes or controversies with respect to any Government Contract or any violations of any Law relating to Government Contracts. No suspension, debarment, or exclusion proceeding actions with respect to Government Contracts have been commenced or threatened against any Target Company or its directors, officers, or employees. No circumstances exist that would warrant the institution of suspension or debarment proceedings against any Target Company or its directors, officers, or employees. None of the Target Companies nor any of their respective directors, officers or employees has been (A) debarred or suspended from participation in, or the award of, any Government Contract or (B) is currently proposed for suspension or debarment. (x) There are no claims, whether pending, or completed, or threatened, within the five (5) year period preceding the date hereof, relating to the performance or administration of Government Contracts by a Target Company. Each Target Company maintains systems of internal controls (including cost accounting systems, estimating systems, purchasing systems, proposal systems, billing systems, material management systems and document retention systems) that are in material compliance with all applicable requirements of all of the Government Contracts and all applicable Laws. There has been no, and there is no basis for, a finding of fraud, defective pricing, mischarging, or improper payments on the part of any of the Target Companies. No Target Company has been advised in writing by any source or advised verbally by an authorized governmental officer or point of contact of any prime contractor or subcontractor at any tier, that an Action pertaining to any of its Government Contracts will take place or is under consideration. (xi) No Target Company has engaged in any collusive bidding, defective pricing, over billing, conflicts of interest, undisclosed or unauthorized product substitution (including undisclosed or unauthorized use of foreign products) or improper time or expense charging or payment of gratuities with respect to any Government Contract, and all statements, claims and certifications made in connection with any Government Contract were true, accurate and complete in all material respects when made. No payment has been made by any Target Company or by a Person acting on a Target Company’s behalf, to any Person (other than to any bona fide employee or agent of such Target Company, as defined in subpart 3.4 of the FAR) that is or was improperly contingent upon the award of any 39 Government Contract or subcontract which would otherwise be in violation of any applicable procurement Law or any other Laws. (d) No Target Company has assigned or otherwise conveyed or transferred, or agreed to assign, to any Person, any Government Contracts, or any amounts receivable, including accounts receivable and for completed but unbilled work, relating thereto, whether as a security interest or otherwise. No personal property, equipment or fixtures have been loaned, bailed or otherwise furnished to any Target Company by or on behalf of any Governmental Authority. 3.10 Title to Assets; Real Property. (a) The Business is conducted only through the Target Companies. The assets and property (real and personal), tangible and intangible, currently owned, leased, licensed, used or held for use by the Target Companies are sufficient for the operation of the Business. None of the Excluded Assets are necessary to operate the Business. Each Target Company owns or otherwise has the right to use all of the properties and assets, real and personal, tangible and intangible, now owned, used or held for use in the operation of the Business to which such Target Company is involved. Each Target Company has, and after consummation of the transactions contemplated by this Agreement and the Ancillary Documents will continue to have, good and valid fee simple or leasehold title, as applicable, to all of the assets, real and personal, tangible and intangible, of such Target Company and all the assets used in the Business to which such Target Company is involved, free and clear of all Encumbrances, other than Encumbrances that are: (i) described on Schedule 3.10(a)(i); (ii) statutory liens for current period Taxes, special assessments or other governmental charges not yet due and payable; (iii) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ liens arising in the Ordinary Course of Business consistent with past practices of the Business and that are not subject to enforcement proceedings; and (iv) all matters of public record that would not reasonably be expected to materially and adversely affect the operation of the Business (“Permitted Encumbrances”). (b) Set forth on Schedule 3.10(b) is (i) a complete list and a true, correct and complete legal description, tax parcel identification number and street address of all real property that is owned by the Target Companies (such real property, together with all buildings, improvements, structures, facilities, fixtures, systems and equipment located thereon, as well as each Target Company’s right, title, and interest, if any, in and to all easements, rights, licenses and appurtenances related thereto and all rights, title, privileges and appurtenances pertaining thereto, shall be collectively referred to as the “Owned Property”); and (ii) a description of each parcel of real property or other authorization or agreement (whether written or oral) under which any Target Company is a lessee, lessor, sublessee or sublessor, licensee or licensor, or has the right or authorization to occupy, use and/or mine any real property, including the identity of the counterparty and details regarding any easements, rights-of-way, surface use agreements or other rights tied to such real property (the “Leased Property”). The Owned Property, Fee Property, and the Leased Property are collectively referred to as the “Real Property”. (c) With respect to the Owned Property and the Fee Property other than as set forth on Schedule 3.10(c): (i) the Target Companies have good and marketable fee simple title to such Owned Property and Fee Property, as applicable, in each case free and clear of all Encumbrances (other than Permitted Encumbrances); (ii) no Target Company nor any Seller has leased to or 40 otherwise granted any Person the right to use or occupy such Owned Property or Fee Property; (iii) no Person other than the Target Companies has any right, title or interest in or to the Owned Property or Fee Property binding on Purchaser following the consummation of the transactions contemplated herein, including any right to a royalty or other payment in respect thereof; and (iv) other than the right of Purchaser pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Property or Fee Property or any portion thereof or interest therein. Neither the Target Companies nor any Seller is a party to any contract or bound by any options, obligations or rights of first refusal or contractual rights to sell, lease or acquire any real property. The Sellers have delivered to Purchaser true, correct and complete copies of all deeds, outstanding mortgages, deeds of trust and other encumbrances, copies of any existing surveys, copies of any existing title insurance policies, and copies of any other document or instrument affecting such Owned Property or Fee Property or title thereto in the Target Companies’ or such Sellers’ possession, whether or not recorded. (d) All of the buildings, material fixtures and other improvements situated on the Leased Property and all other material items of property are in good operating and working condition and in a reasonable state of repair, ordinary wear and tear excepted, and maintenance of such items has not been deferred beyond a reasonable time period. The conduct of the Business does not violate in any material respect any covenant, condition, restriction, easement, real property license or contract applicable to the Owned Property. Sellers have not received any written notice from any Governmental Authority with respect to the Owned Property requiring performance of any structural or other repairs or alterations (to such real property that have not been completed). (e) No binding commitment has been made by any Target Company or any of their Affiliates to any Governmental Authority, utility company or any other organization, group or individual relating to the Real Property or any part thereof which imposes upon or could impose upon any such Target Company or any of their Affiliates an obligation to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off such Real Property. No Target Company is bound by any options, obligations or rights of first refusal, rights of first title, rights of reverter, purchase options, or other similar contractual rights to sell, lease or acquire any real property. No Target Company has received any notice by any relevant Governmental Authority or Persons of existing, pending or threatened (i) condemnation, expropriation, eminent domain or other similar proceeding or (ii) zoning, building code or other moratorium proceedings or similar matters which would reasonably be expected to materially and adversely affect the ability to operate the Real Property as currently operated. (f) True and complete copies of all leases, subleases, licenses or other written authorizations to which any Target Company or any of their Affiliates is a party respecting any Leased Property and all other instruments granting such leasehold interests, rights, options or other interests to use, occupy or mine any real property (including all amendments, modifications and supplements thereto and guaranties thereof) (the “Property Leases”), have been delivered to the Purchaser. All Property Leases are currently and shall be valid, in full force and effect and binding in accordance with their respective terms immediately following the Closing, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

41 (g) With respect to the Property Leases, no Target Company has given nor received any written notice in accordance with the Property Leases asserting an event of default or breach on the part of any party to the Property Leases and no event that, with the giving of notice or lapse of time or both would constitute a default, breach or event of default, or otherwise permit the termination, modification or acceleration of rent or other rights under such lease, has occurred and is continuing. No Target Company has given nor received any written notice asserting that the Property Leases are not in full force and effect in accordance with their terms. All rental and other payments due under each of the Property Leases have been duly paid in accordance with the terms of such Property Leases. The Target Companies have good, valid and enforceable leasehold interests in the Leased Property, free and clear of all Encumbrances (other than Permitted Encumbrances). No Target Company has assigned, subleased or transferred any of its interest under any Property Lease to any other party. No Target Company has received written notice of any assignment, transfer, mortgage or pledge of the lessor’s interest under any Property Lease or in any of the rents payable thereunder. Except as set forth on Schedule 3.10(g), the assignment of all of the Target Companies’ or their Affiliates’ right, title and interest in and to the Property Leases associated with the Excluded Assets pursuant to this Agreement does not require the Consent of any party to, and will not constitute a breach or an event of default under, or permit any party to terminate or change the existing terms of, any Property Lease. (h) Each Target Company has good and valid title to all items of personal property owned by it, and a valid and enforceable leasehold interest in all tangible items of personal property leased by or licensed to it, in each case, free and clear of all Encumbrances (other than Permitted Encumbrances). Except for the Excluded Assets, the assets, properties and rights owned by the Target Companies are all the assets, properties and rights used by the Target Companies in the operation of the Business in the Ordinary Course of Business. Except as set forth on Schedule 3.10(h), such equipment and other personal property has been maintained in accordance with good business practices (and such maintenance has been done in compliance with all warranties), and is in good operating condition and repair (normal wear and tear excepted) and are suitable for the purposes for which they are presently used. None of the tangible personal property nor any of the assets of any of the Target Companies has been (i) operated or maintained other than in the Ordinary Course of Business or (ii) materially and adversely affected in any way as a result of any fire, explosion, earthquake, disaster, flood, erosion, accident or similar casualty, whether or not covered by insurance. 3.11 Intellectual Property; IT Systems. (a) Schedule 3.11(a) sets forth a list of all issued patents, patents pending, registered trademarks, service marks, corporate names, domain names, social media accounts and copyrights and all applications therefor owned by the Target Companies and all jurisdictions in which such items are patented, registered or filed. Schedule 3.11(a) also sets forth each license, agreement or other permission of the Target Companies, with respect to any Company Intellectual Property, other than (i) commercially available “off-the-shelf” software under which software is licensed to the Target Companies, and (ii) Target Company IP Agreements. The Sellers have made available to Purchaser true, correct and complete copies of the Company Intellectual Property and Target Company IP Agreements. (b) As used in this Section 3.11, “Company Intellectual Property” shall mean all intellectual property set forth in Schedule 3.11(b) and all inventions, invention disclosures (whether 42 patentable or unpatentable), patents, patent applications, designs, copyrights, mask works, trademarks, service marks, trade dress, trade names, trade secrets, computer programs, domain names, Internet websites, social media accounts and know-how used in and material to the conduct of the Business. Other than the Intellectual Property licensed by the Target Companies pursuant to the Target Company IP Agreements, the Target Companies own exclusively all of the Intellectual Property used in connection with the Business, including all Company Intellectual Property developed by employees or contractors of the Target Companies within the scope of their employment or engagement by the Target Companies. No other Company Intellectual Property is necessary to conduct the Business. All Company Intellectual Property owned by the Target Companies is owned free and clear of all Encumbrances (other than Permitted Encumbrances). (c) The conduct of the Business by the Target Companies, including the design, development, use, import, export, manufacture, licensing, sale, offering for sale, supply or other disposition of any products or services has not and does not infringe, violate or misappropriate any Person’s Intellectual Property rights, and no claims have been asserted in writing within the past six (6) years by any Person with respect to the ownership or use by the Target Companies of the Intellectual Property. The Target Companies are not bound by, and none of the Intellectual Property is subject to, any contract that in any way limits or restricts the ability of any Target Company to use, exploit, assert or enforce any of the Company Intellectual Property anywhere in the world. Consummation of the transactions contemplated hereby will not result in the termination or diminution of any rights of the Target Companies in or to any Intellectual Property used to conduct the Business. No other Person has a right to use any of the Company Intellectual Property. (d) The Target Companies are in compliance with applicable Privacy and Security Requirements in all material respects. The Target Companies have implemented commercially reasonable safeguards to protect Personal Information from unauthorized access. The Target Companies have not experienced any breach of Personal Information under applicable Privacy and Security Requirement in the previous two years. In the previous two (2) years, no Target Company has received any written complaints regarding the unauthorized Processing of Personal Information or non-compliance with applicable Privacy and Security Requirements. The execution and delivery of this Agreement and the Ancillary Documents, and the performance by the Target Companies of their obligations thereunder, will not violate any applicable Privacy and Security Requirements in any material respect. (e) Each Target Company has taken reasonable steps in accordance with normal industry practice to secure its rights in, and to protect, the Company Intellectual Property. Without limiting the foregoing, each Target Company has required each of their respective employees and independent contractors who is or was involved in or has contributed to the invention, creation, or development of any Intellectual Property during the course of employment or engagement with such Target Company (or any such predecessor) to execute an agreement that (i) requires such employee or independent contractor to maintain the confidentiality of all proprietary information received or developed in the course of the employment and (ii) assigns to such Target Company (or any such predecessor) all rights in any Intellectual Property developed by such employee or independent contractor in the course of the employment. Except under appropriate confidentiality obligations, 43 there has been no disclosure by a Target Company of any trade secrets or other confidential information used in conducting the Business. (f) The Information Technology currently used or held for use in connection with the operations of the Target Companies or leased or licensed to a Target Company (the “Company IT”) is adequate for the conduct of the Business, and operates and performs, in accordance with their documentation and otherwise as required in connection with the operation of the Business. No notice of a material defect has been sent or received by a Target Company in respect of any license or lease under which a Target Company receives Information Technology. The Company IT has not materially malfunctioned or failed and does not contain any faults or contaminants, that (i) materially disrupt or adversely affect the functionality or legitimate operation of any Company IT or systems, or (ii) enable or assist any Person to access without authorization any Company IT. The Target Companies have taken all steps reasonably necessary (but in no event less than reasonable practices in the industry in which the Target Companies operate) to (A) secure the Company IT from unauthorized access or use by any Person, (B) defend the Company IT against denial of service attacks, distributed denial of service attacks, hacking attempts, and like activities by any other Person, and (C) ensure the continued, uninterrupted, and error-free operation of the Company IT. No Person has gained unauthorized access to any Company IT. Disaster recovery plans are in effect and are designed to ensure that, in the event of a failure of the computer systems operated by the Target Companies, these computer systems can be replaced without material disruption to the Target Companies. 3.12 Insurance. (a) Schedule 3.12(a) sets forth a list, as of the date hereof, of all policies of insurance maintained by each Target Company or with respect to which each Target Company is a named insured or otherwise the beneficiary of coverage, including insurance (a) providing for fire, property, casualty, business interruption, personal or product liability, workers’ compensation and other forms of insurance coverage for the Target Companies, (b) providing for fire, property, casualty and other forms of insurance coverage for the Real Property, (c) otherwise covering the Business and the assets, equipment, properties, operations, employees, officers and directors related thereto, or (d) any other insurance policy a Target Company is a party to or under which a Target Company is covered (collectively, the “Insurance Policies”). All of the Insurance Policies will be outstanding and in full force and effect at the Closing, and the consummation of the transaction contemplated by this Agreement will not cause a cancellation or reduction in the coverage of the Insurance Policies. There was no material inaccuracy in any application for any such insurance coverage. There is no pending claim, action, suit or proceeding arising out of or based upon any of the Insurance Policies, and no such claim, action, suit or proceeding is threatened. There is no notice of any pending or threatened termination or premium increase with respect to any of the Insurance Policies, and the Target Companies are in material compliance with all conditions contained therein. (b) All premiums payable under the Insurance Policies have been paid, when due or within applicable grace periods, and each of the Target Companies is in full compliance with the terms and conditions of each such policy. None of the Insurance Policies provide for retrospective premium adjustments and there are no outstanding requirements by an issuer or Governmental Authority for risk improvements that would give rise to a material capital expenditure after the Closing. Each Target Company has given notice to the insurer of all known claims that may be 44 insured under each Insurance Policy, and the estimates on all outstanding claims are accurate and no circumstances exist that would cause such estimates to materially change. There have been no claims or events that could give rise to an Action that would be insurable in the Ordinary Course of Business, but for which an Insurance Policy was not acquired. During the last three (3) years, the Target Companies have not (i) been refused any insurance with respect to its assets or the Business, (ii) had coverage limited by any insurance carrier to which any Target Company has applied for insurance or with which any Target Company has carried insurance, or (iii) received any notice of cancellation or non-renewal of any of its Insurance Policies. 3.13 Legal Proceedings; Governmental Orders. (a) Except as set forth on Schedule 3.13(a), there is not currently, and during the last five (5) years there has not been any, material Action pending or, to the Sellers’ Knowledge, threatened against or relating to any of the Target Companies, the Business or its assets or relating to or involving the transactions contemplated by this Agreement or any Ancillary Document at law or in equity, or before or by any Governmental Authority, and, to the Sellers’ Knowledge, no event has occurred or circumstances exist that would reasonably give rise to or serve as the basis for any commencement of any Action. No Target Company has received any opinion or memorandum or legal advice or notice from legal counsel to the effect that it is exposed, from a legal standpoint, to any Liability or disadvantage that may be material to its assets, properties, business or business prospects. There is no pending material Action brought by any Target Company, or which any Target Company intends to initiate, against any other Person. (b) No Target Company is currently, nor during the last five (5) years has been, a party or subject to, or in default with respect to, any material Governmental Order and there are no unsatisfied judgments, penalties or awards against or affecting any Target Company or any of their respective properties or assets, and no Target Company has been notified, whether in writing or otherwise, by any Governmental Authority communicating such Governmental Authority’s intention to conduct an investigation with respect to any of the Target Companies. None of the Target Companies nor any of their employees or managers has been permanently or temporarily enjoined by any Governmental Order from engaging in or continuing any conduct or practice. 3.14 Compliance With Laws; Permits. (a) The Target Companies are currently, and have been at all times, in material compliance with all Laws, Governmental Orders and licensing requirements of Governmental Authorities applicable to the Target Companies, the Business, the assets and properties of the Target Companies. There has been no allegation of any violation of any Law, and no Action or Claim by any Governmental Authority is pending or, to the Knowledge of Sellers, threatened or planned with respect to the Target Companies. The Target Companies are not currently liable for the payment of any Liabilities, however designated, for failure to comply with any Law and, to the Knowledge of Sellers, no material expenditures are or will be required to remain in compliance with such Laws. To the Knowledge of Sellers, there is not any present or proposed requirement of any applicable Law that is due to be imposed on the Target Companies that is reasonably likely to increase the cost of complying with such Laws or that would render illegal or restrict the operations of the Target Companies or the Business. No Target Company is in default or violation of any provision of its

45 Organizational Documents and there is no event that, with the giving of notice or passage of time or both, would constitute a default or violation by any of the Target Companies thereunder. (b) The transactions contemplated hereunder will not result in the revocation, cancellation, suspension, or any materially adverse modification of any Permits. The Target Companies currently possess, and the Target Companies have at all times possessed, all requisite Permits from all Governmental Authorities, necessary to conduct the Business, and to own, lease and operate their properties in the manner currently held and operated. The Target Companies are, and at all times during the previous five (5) years have been, in compliance in all material respects with all the terms and conditions related to such Permits. The consummation of the transactions contemplated hereby will not, and there are no Actions pending or, to the Knowledge of Sellers, threatened which may, result in revocation, cancellation, suspension, or any materially adverse modification of any of such Permits. All of such Permits currently required are in full force and effect. Schedule 3.14(b) sets forth a true, correct and complete list of all material Permits of the Business. 3.15 Environmental Matters. (a) Except as set forth in Schedule 3.15(a), or as would not result in any material Liability to any Target Company, each of the Target Companies and the Real Property is and at all times has been in compliance in all material respects with applicable Environmental Laws and any Environmental Permits related thereto, and no Person with an indemnity or contribution obligation to any Target Company relating to compliance with or liability under any Environmental Laws or Environmental Permits is in default with respect to such obligation. Within the last six (6) years, no Seller or Target Company has received from any Person any (i) Environmental Notice or Environmental Claim, (ii) written request for information pursuant to Environmental Law, or (iii) written request to take any remedial action related to any Real Property or make any capital improvements in order to place any such property or the improvements located thereon in compliance with such Environmental Law. (b) No Hazardous Materials are presently constructed, deposited, stored or otherwise located on, under, in or about any Real Property in violation of Environmental Laws, nor have any Hazardous Materials migrated or threatened to migrate from the Real Property onto, about or beneath any other properties, nor have any Hazardous Materials migrated or threatened to migrate from other properties onto, about or beneath the Real Property. No Hazardous Materials generated by any Target Company are located under, in or about the Real Property in violation of Environmental Laws or Environmental Permits and at all times in the past during any Seller’s or Target Company’s period of ownership, all Hazardous Materials have been transported to a waste disposal facility or other site in accordance with Environmental Laws and Environmental Permits and not in any manner that could reasonably be expected to result in any Environmental Claim or material Liability. (c) Sellers have previously made available to the Purchaser in the Data Room all material reports in the possession of the Sellers or the Target Companies concerning any environmental investigations, audits, assessments or remedial activities conducted by or on behalf of the Sellers or the Target Companies. There are no Environmental Claims pending or threatened in writing against any Target Company relating to the operation of the Business or of any Target 46 Company and there are no Actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis of such an Environmental Claim. (d) The Target Companies are not obligated to perform any action or otherwise incur any material expense under Environmental Laws pursuant to any Governmental Order by which such Target Company is bound or has assumed by contract or operation of Law, and the Target Companies are not conducting or financing any response pursuant to any Environmental Laws with respect to any Real Property or otherwise. No Real Property or any of their predecessors in interest is (i) listed on the National Priorities List promulgated pursuant to CERCLA, (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA, or (iii) included on any similar list maintained by any Governmental Authority. (e) No Encumbrance has been recorded or threatened in writing under any Environmental Laws with respect to any Real Property or other assets of any Target Company, other than notifications in connection with the transfer of Environmental Permits in connection with transaction contemplated hereby. No Target Company is a party to, or subject to the terms of, any Governmental Order under any applicable Environmental Laws and no Target Company has entered into any contract with a Governmental Authority or other Person agreeing to any liability or assuming any obligation under applicable Environmental Laws. No (i) underground improvement, including, without limitation, any treatment or storage tank, sump, or water, gas or oil well or (ii) above-ground storage tank is or ever has been located on the Real Property or the Former Real Property. 3.16 Employee Benefit Matters. (a) Set forth on Schedule 3.16(a) is a complete and correct list of each Benefit Plan. For purposes of this Agreement, “Benefit Plan” means (i) any “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA) and any other benefit scheme, agreement, arrangement or obligation to provide compensation or benefits, including employment contracts and consulting agreements; (ii) any retirement, employment, consulting, compensation, incentive, bonus, stock option, restricted stock, stock appreciation right, phantom equity, or other equity, change in control, severance, vacation, paid time off, welfare and fringe-benefit agreement, plan, policy, and program; and (iii) any other employee benefit plan, policy, program, agreement, arrangement or commitment, whether or not reduced to writing, for the benefit of any Company Service Provider or the beneficiaries or dependents thereof, and which is maintained, sponsored, contributed to, or required to be contributed to by any of the Target Companies, or under which any Target Company or any ERISA Affiliate has or may have any current or contingent Liability. Except for the Benefit Plans, none of the Company Service Providers participate in any compensatory, benefit, or other arrangement or plan maintained, sponsored, contributed to, or required to be contributed to by the Sellers. (b) Except as set forth in Schedule 3.16(b)-1, each Benefit Plan and related trust complies with all applicable Laws (including ERISA, the Code and applicable local Laws). Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) has received a favorable determination letter from the Internal Revenue Service, or with 47 respect to a prototype plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and, to Sellers’ Knowledge, nothing has occurred that could reasonably be expected to cause the revocation of such determination letter from the Internal Revenue Service or the unavailability of reliance on such opinion letter from the Internal Revenue Service. Except as set forth in Schedule 3.16(b)-2, all benefits, contributions, and premiums required by and due under the terms of each Benefit Plan or applicable Law have been timely paid in accordance with the terms of such Benefit Plan, the terms of all applicable Laws. With respect to any Benefit Plan, to Sellers’ Knowledge, no event has occurred or is reasonably expected to occur that has resulted in or would subject the Target Companies to a Tax under Section 4971 of the Code or the assets of the Target Companies to a lien under Section 430(k) of the Code. (c) Except as set forth in Schedule 3.16(c), no Benefit Plan: (i) is subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code; or (ii) is a “multi- employer plan” (as defined in Section 3(37) of ERISA). Neither Sellers nor the Target Companies have: (y) withdrawn from any pension plan under circumstances resulting (or expected to result) in a Liability to the Pension Benefit Guaranty Corporation; or (z) engaged in any transaction which would give rise to a Liability of the Target Companies or Purchaser under Section 4069 or Section 4212(c) of ERISA. (d) No Target Company nor any ERISA Affiliate is in default under any Benefit Plan. There is no Action, suit or claim, other than routine claims for benefits, pending or threatened with respect to any Benefit Plan or the fiduciaries thereof, or against the assets of any Benefit Plan or the Target Companies. No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending or threatened against any fiduciary of any Benefit Plan. Except as set forth in Schedule 3.16(d), there have been no prohibited transactions or breaches of any of the duties imposed on fiduciaries (within the meaning of Section 3(21) of ERISA) by ERISA with respect to any Benefit Plan that could result in any liability or excise Tax under ERISA or the Code being imposed on a Target Company. (e) Except as set forth in Schedule 3.16(e) and other than as required under Section 4980B of the Code or other applicable Law, no Benefit Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment (other than death benefits when termination occurs upon death). (f) Except as set forth in Schedule 3.16(f): (i) there is no pending or, to Sellers’ Knowledge, threatened action relating to a Benefit Plan; and (ii) no Benefit Plan has been the direct or indirect subject of an examination or audit by a Governmental Authority. (g) Each Benefit Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been documented and operated in compliance with the applicable requirements of Section 409A of the Code and the regulations thereunder as in effect from time-to-time. (h) Except as expressly provided in this Agreement, the consummation of the transactions contemplated by this Agreement or any Ancillary Document will not (either alone or 48 together with any other event): (i) result in the payment to any Company Service Provider of any payment or benefit; (ii) accelerate the time of payment or vesting or trigger or provide any additional rights, compensation or benefits (including funding of compensation or benefits through a trust or otherwise) to any Company Service Provider, or increase the amount payable or trigger any other obligation under, any Benefit Plan; (iii) result in the loss of a deduction under Section 280G of the Code; (iv) result in an “excess parachute payment” within the meaning of Section 280G(b) of the Code; (v) entitle any Person to receive any Tax gross-up, indemnity or reimbursement from a Target Company for any Tax incurred by such Person, including under Section 409A or Section 4999 of the Code; or (vi) limit or restrict the ability of Purchaser or its Affiliates to merge, amend, or terminate any Benefit Plan, in each case, as a result of the execution of this Agreement. 3.17 Employment Matters. (a) Set forth on Schedule 3.17(a) is a true and complete list of (i) each Company Service Provider employed by the Target Companies as of the date hereof, which includes each such Company Service Provider’s (A) name, (B) title, (C) work location, (D) base salary or wage rate, (E) annual target incentive compensation opportunity, (F) date of hire, (G) leave status, (H) full- or part- time status and (I) Fair Labor Standards Act status (exempt or nonexempt); and (ii) the name of each Person, if any, holding fiduciary or other powers of attorney from the Target Companies and a summary of the terms thereof. (b) Except as set forth in Schedule 3.17(b)-1, no Target Company is, or has been in the last three (3) years, a party to, or bound by, any collective bargaining or other agreement with any labor organization. Except as set forth in Schedule 3.17(b)-2, there has not been, nor, to Sellers’ Knowledge, has there been any threat of: (i) any strike, slowdown, work stoppage, lockout, picketing, concerted refusal to work overtime, unfair labor practice charge, labor grievance, labor arbitration, lockout or other similar labor activity or dispute affecting any Target Company or (ii) any union organization, certification or decertification efforts. (c) All obligations of the Target Companies, whether arising by operation of Law, contract, past custom or otherwise, for unemployment compensation benefits, pension benefits, salaries, wages, bonuses, sick leave, vacation and other forms of compensation and benefits payable to any Company Service Provider have been timely paid in full or adequate accruals therefor have been made in the Balance Sheet. (d) Each Target Company is in compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to Company Service Providers of such Target Company, including any provisions thereof relating to equal employment opportunity, wages, hours, overtime regulation, employee safety and health, misclassification, immigration control, drug testing, termination pay, paid sick leave, vacation pay, fringe benefits, collective bargaining, employment standards, terms and conditions of employment, human rights, accessibility, workers’ compensation and the payment or accrual of the same and all Taxes, insurance and all other costs and expenses applicable thereto. (e) Except as set forth in Schedule 3.17(e), there are no Actions, suits, claims, investigations, grievances, arbitrations or other legal proceedings against any Target Company pending, or to Sellers’ Knowledge, threatened to be brought or filed, by, with or before the National

49 Labor Relations Board or any other Governmental Authority in connection with employment or labor practices (including, without limitation, the termination of employment of any Company Service Provider and any other employment related matter arising under applicable Laws). (f) In the last three (3) years, there have been no claims, complaints, notices or allegations, in each case, made in writing (or to Sellers’ Knowledge, orally), relating to, sex-based discrimination, sexual harassment or sexual misconduct, or breach of any sex-based discrimination, sexual harassment or sexual misconduct policy of the Target Companies relating to the foregoing, in each case involving a Target Company or any Company Service Provider while serving in such capacity or, to Sellers’ Knowledge, in any other capacity. The Target Companies have not entered into any settlement agreement or similar out-of-court or pre-litigation arrangement relating to any of the matters described in this Section 3.17(f). (g) Sellers have made available to Purchaser copies of all currently outstanding claims, complaints, reports or other documents in the Target Companies’ files made by or against any Target Company or any of its Company Service Providers pursuant to workers’ compensation Laws, Title VII of the Civil Rights Act of 1964, the Occupational Safety and Health Act of 1970, the National Labor Relations Act of 1935 or any other federal or state Laws relating to employment or labor. (h) In the last three (3) years, no Target Company has effectuated a “mass layoff” or “plant closing” as those terms are defined in the WARN Act. 3.18 Taxes. Except as set forth in Schedule 3.18: (a) Each Target Company has filed (taking into account any valid extensions) all material Tax Returns required to be filed by such Target Company. Such Tax Returns are true, complete, and correct in all material respects. No Target Company is currently the beneficiary of any extension of time within which to file any material Tax Return other than extensions of time to file Tax Returns obtained in the Ordinary Course of Business. All material Taxes required to be paid by each Target Company (regardless of whether or not such Taxes were shown as due on a Tax Return) have been timely paid to the appropriate Governmental Authority (taking into account extensions of time to pay such Taxes that are validly obtained). (b) No extensions or waivers of statutes of limitations have been given or requested with respect to any material Taxes of any Target Company. No Action has been threatened in writing by any Governmental Authority against the Target Companies in respect of any Tax (including any Tax filing or Tax reporting obligation). There are no Encumbrances for Taxes upon any of the assets or properties of the Target Companies, except for Permitted Encumbrances. No Target Company has (i) received or applied for a ruling relating to Taxes which could be binding on Purchaser, the Target Companies or any of their Affiliates after the Closing Date; or (ii) entered into a “closing agreement” as described in Section 7121 of the Code (or any comparable provisions of state, local or non-U.S. Law) with any Governmental Authority that is currently in effect. No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Target Company after the Closing Date. 50 (c) There are no ongoing or pending actions, suits, claims, investigations, or other legal proceedings by any taxing authority against any Target Company. The Target Companies have not received from any Governmental Authority any: (i) written notice indicating an intent to open a Tax audit or other review; (ii) written request for information related to Tax matters; or (iii) written notice of deficiency or proposed Tax adjustment, in each case, which has not been fully resolved as of the date hereof. (d) No Target Company is a party to any Tax-sharing agreement. (e) All material Taxes that each Target Company is obligated to withhold from amounts owing to any employee, creditor, or third party have been paid or accrued. (f) Within the last six (6) years, no Target Company has received written notice of an Action in a jurisdiction that such Target Company does not file Tax Returns that the Target Company is or may be subject to taxation by that jurisdiction or required to file a Tax Return in that jurisdiction. (g) Within the last six (6) years, no Target Company has distributed stock of another Person or had its stock distributed by another Person, in each case in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code (or any comparable provisions of state, local or non-U.S. Law). (h) As of the Balance Sheet Date, the Target Companies do not have any Liabilities for unpaid Taxes which have not been accrued or reserved on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Target Companies have not incurred any liability for Taxes other than in the Ordinary Course of Business (or recognized any extraordinary gain) since the Balance Sheet Date. (i) No Target Company is currently a party to or bound by any tax indemnity contract, tax sharing contract, tax allocation contract or similar contract (other than an agreement or arrangement (i) solely between Target Companies or (ii) entered into in the Ordinary Course of Business and the principal subject matter of which is not Taxes), and after the Closing Date, no Target Company will be bound by any such contract or have any liability thereunder for any amounts (except pursuant to any contract entered into in the Ordinary Course of Business and the principal subject matter of which is not Taxes). No Target Company has any liability for the Taxes of any Person (other than a Target Company) as a result of being a member of an affiliated, consolidated, combined, unitary, aggregate or similar group, as a transferee or successor, by operation of applicable Law. (j) No Target Company has ever been a member of an affiliated, combined, consolidated or unitary group filing a consolidated federal income Tax Return, other than a group the common parent of which was Warren Paving. (k) The Target Companies have (i) collected and remitted to the proper Governmental Authorities all sales, use, value added and similar Taxes that are required to be collected and remitted and (ii) for all sales or provisions of services that are exempt from sales, use, value added, and similar Taxes and that were made without charging or remitting such Taxes, received and retained any appropriate Tax exemption certificates and other documentation qualifying such sale or provision of services as exempt. 51 (l) The Target Companies have (i) timely withheld or collected and paid to the appropriate Governmental Authority in accordance with applicable Law all Taxes (including social security charges and similar fees, Federal Insurance Contribution Act amounts and Federal Unemployment Tax Act amounts and other similar Taxes) required to have been withheld or collected and paid in connection with any amounts paid or owing to its employees, creditors, customers, stockholders, independent contractors, customers and other third parties (including the holders of Capital Stock), (ii) filed correct and complete information Tax Returns to the extent required to be filed by it with respect thereto, and (iii) otherwise complied in all respects with all applicable Laws relating to the payment, withholding, deduction, collection and remittance of Taxes. (m) No Target Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any Post-Closing Tax Period as a result of (i) any adjustment under Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) by reason of a change in a method of accounting, the use of an improper method of accounting, or otherwise (including as a result of the transactions contemplated by this Agreement) for a Pre-Closing Tax Period, (ii) any “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) entered into on or prior to the Closing, (iii) any intercompany transaction (including any intercompany transaction subject to Sections 367 or 482 of the Code) or excess loss account described in the Treasury Regulations promulgated pursuant to Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) with respect to a transaction occurring before the Closing, (iv) any installment sale or open transaction disposition made on or prior to the Closing, or (v) any prepaid amount received on or prior to the Closing. (n) No Target Company has: (i) participated in any “reportable transaction” as defined in Section 6707A(c) of the Code or the Treasury Regulations promulgated thereunder (or any similar provision of state, local or non-U.S. Law), (ii) engaged in any transaction that would reasonably be likely to require the filing of an Internal Revenue Schedule UTP (or any similar form under state, local or non-U.S. Law), (iii) consummated or participated in any transaction which was or is a “tax shelter” transaction, as defined in Section 6662 or Section 6111 of the Code or the United States Treasury Regulations promulgated thereunder (or any similar provision of state, local or non- U.S. Law), or (iv) participated or engaged in any other transaction that is subject to disclosure requirements pursuant to a corresponding or similar provision of state, local or non-U.S. Tax Law. No Target Company has taken a position on any Tax Return that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law). (o) Other than as a result of the transactions contemplated by this Agreement, no Target Company is subject to any limitations on the use of net operating losses, unrealized losses or credits under Section 269 of the Code, Section 382 of the Code, Section 383 of the Code, Section 384 of the Code or any other provision of the Code or Treasury Regulations (or any comparable provisions of state, local or non-U.S. Law). (p) No Target Company is a “controlled foreign corporation” within the meaning of Section 957. 52 (q) The Target Companies are in compliance in all respects with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction contract or order. No submission made to any Governmental Authority in connection with obtaining any of the foregoing Tax benefits contained any misstatement or omission, nor will any such Tax benefit be subject to a termination, recapture or clawback as a result of the transactions contemplated by this Agreement. (r) No Person holds stock of Warren Paving that is “non-transferable” and “subject to a substantial risk of forfeiture”, within the meaning of Section 83 of the Code with respect to which a valid and timely election under Section 83(b) of the Code has not been made. (s) No Target Company is directly or indirectly responsible for any “imputed underpayment” within the meaning of Section 6225 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), including as a result of owning an interest in another entity treated as a partnership for U.S. federal income tax purposes. (t) No Seller is a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. (u) (i) Slats Lucas is classified as a partnership for U.S. federal income tax purposes and (ii) Warren Paving is classified as a corporation for U.S. federal income tax purposes. (v) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or together with any other event) result in any payment or benefit that would be, individually or in combination with any other payment or benefit, characterized or reasonably expected to be characterized as an “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding or similar provision of Law). There is no contract, agreement, plan or arrangement to which any Target Company or any ERISA Affiliate is a party or by which it is bound to compensate any employee for Taxes paid pursuant to Section 4999 of the Code and the Treasury Regulations promulgated thereunder or any similar state Law. (w) Except as set forth on Schedule 3.18(w), no Target Company is, or has ever been, a party to any contract, arrangement or plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code). Each nonqualified deferred compensation plan is and has been in documentary and operational compliance with Section 409A of the Code and all applicable Internal Revenue Service guidance issued with respect thereto. No compensation is includable in the gross income of any employee as a result of Section 409A of the Code with respect to any arrangements or agreements covering any employee. There is no contract, agreement, plan or arrangement to which any Target Company or any ERISA Affiliate is a party or by which it is bound to compensate any employee for Taxes paid pursuant to Section 409A of the Code and the Treasury regulations promulgated thereunder or any similar state Law. 3.19 R&W Insurance Policy. Effective at the Closing, Purchaser has bound the R&W Insurance Policy. Purchaser has provided Sellers with a reasonable opportunity to review and provide comments to the R&W Insurance Policy prior to binding coverage. The R&W Insurance Policy contains a waiver by the insurer of the insurer’s rights to bring any claim against Sellers and each Seller’s Affiliates, and their respective directors, officers, and employees by way of

53 subrogation, claims for contribution, or otherwise (other than in the case of Fraud committed by a Seller), and provides that such Persons shall be third-party beneficiaries of such waiver. 3.20 Customers and Suppliers. (a) Schedule 3.20(a) lists: (a) the 25 largest customers of the Target Companies (measured by aggregate revenue) during (i) the year ended September 30, 2024 and (ii) the nine (9) month period through June 30, 2025 (the “Material Customers”) and (b) the 25 largest suppliers of materials, products or services to the Target Companies (measured by aggregate dollars spent) during (i) the year ended September 30, 2024 and (ii) the nine (9) month period through June 30, 2025 (the “Material Suppliers”, and together with the Material Customers, the “Material Customers and Suppliers”). (b) The Target Companies maintain good relations with the Material Customers and Suppliers, and no such party has canceled, terminated, modified or made any threat in writing to cancel, terminate or otherwise modify its relationship with or to decrease its services or supplies or its direct or indirect purchase or usage of the products or services of the Target Companies. No fact, circumstance, condition or situation exists which, after notice or lapse of time or both, reasonably would cause the benefits of any relationship with any of the Material Customers and Suppliers not to continue after the Closing Date in substantially the same manner as prior to the date of this Agreement. (c) No rebates (volume or otherwise), discounts or benefits are due, accruing due or payable to any customer of any Target Company. During the past three (3) years, there has been no material change (apart from normal price changes) in (i) the manner in which the Target Companies extend discounts, credits or warranties to customers or otherwise deal with customers, (ii) the practices of the Target Companies of ordering supplies or honoring warranties with respect to the Business, (iii) the customary payment or collection cycles for, or the terms and conditions of, any payables or receivables or other debt of the Business, or (iv) the basis or terms on which any Person has been prepared to enter into agreements or otherwise to do business with the Target Companies, and no change of that kind is expected. No supplier of any Target Company is a sole source supplier, nor during the last twelve (12) months has any Target Company been dependent upon any one supplier for more than 10% of its purchases (by value). 3.21 Bank Accounts. (a) Schedule 3.21(a) contains an accurate, true and complete list of (i) the names and addresses of each bank, trust company, securities broker and other financial institution at which any of the Target Companies has an account, safe box or maintains a banking, custodial, trading or other similar relationship, (ii) the names and account numbers of such accounts, and (iii) the authorized signatories, or individuals who otherwise have access to or power to give direction with respect to, and amounts for such accounts. (b) Schedule 3.21(b) sets forth the name of each Person holding a power of attorney in the name of any of the Target Companies. 3.22 Transactions With Related Parties. 54 (a) Except as set forth on Schedule 3.22(a), no Seller, member, officer, director or Company Service Provider of the Target Companies or any of their respective Affiliates (i) is a party to any contract or transaction (A) with a Target Company or (B) which pertains to the Business (other than in such Person’s capacity as an employee of Target Company), (ii) owns any interest in or any property (real, personal or mixed, tangible or intangible) of the Target Companies (collectively, the “Related Party Transactions”). (b) Except as set forth on Schedule 3.22(b), no Target Company is indebted, directly or indirectly, to any Seller, Company Service Provider or their respective Affiliates, other than in connection with expenses or advances of expenses incurred in the Ordinary Course of Business. No Company Service Provider, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to such Target Company or have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of such Target Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any Person with which such Target Company is affiliated or with which such Target Company has a business relationship, or any Person which competes with such Target Company or (iii) financial interest in any Material Contract. 3.23 Accounts Receivable; Inventory. (a) The accounts receivable reflected on the Interim Balance Sheet or included as a current asset in the Estimated Closing Working Capital: (i) have arisen from bona fide transactions entered into by the relevant Target Company involving the sale of goods or the rendering of services in the Ordinary Course of Business; and (ii) constitute only valid, undisputed claims of such Target Company not subject to claims of set-off or other defenses or counterclaims other than normal discounts, adjustments and chargebacks occurring in the Ordinary Course of Business and has been or will be collectible within ninety (90) days after the day on which it first became due. (b) All inventory of the Target Companies reflected in the Interim Balance Sheet or included as a current asset in the Estimated Closing Working Capital consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete, damaged, defective, or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established and recorded in the Financial Statements. All such inventory is owned by the relevant Target Company free and clear of all Encumbrances (other than Permitted Encumbrances), and no inventory is held on a consignment basis. The quantities of each item of inventory (whether raw materials or works-in-process) are not excessive, but are reasonable based upon the present circumstances of each Target Company. 3.24 Brokers. Except for fees owed to The Orr Group that shall be treated as Closing Transaction Expenses, no Target Company has an obligation to pay any fees or commissions to any agent, broker, financial advisor, finder or investment banker with respect to the transactions contemplated in this Agreement or any of the Ancillary Documents based on arrangements made by or on behalf of any Target Company. 3.25 No Other Representations and Warranties. Except for the representations and warranties contained in this Article 3 (including the related portions of the Disclosure Schedules), 55 none of Sellers, the Target Companies, or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Sellers or the Target Companies, including any representation or warranty as to the accuracy or completeness of any information regarding the Target Companies furnished or made available to Purchaser and its Representatives (including the Confidential Information Memorandum prepared by The Orr Group dated as of April 2025 and any information, documents, or material delivered to or otherwise made available to Purchaser in the Data Room, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability, or success of the Target Companies, or any representation or warranty arising from statute or otherwise in Law. ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser represents and warrants to Sellers that the statements contained in this Article 4 are true and correct as of the Closing Date. 4.1 Organization and Authority of Purchaser. Purchaser is a Delaware corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware. Purchaser has all necessary corporate power and authority to enter into this Agreement and the Ancillary Documents to which Purchaser is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and the Ancillary Documents to which Purchaser is a party, the performance by Purchaser of its obligations hereunder and thereunder and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by Sellers) constitutes, and each Ancillary Document to which Purchaser is a party when duly executed and delivered by Purchaser (assuming due authorization, execution, and delivery by each other party thereto) constitutes, a legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally. 4.2 No Conflicts; Consents. The execution, delivery, and performance by Purchaser of this Agreement and the Ancillary Documents to which Purchaser is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of the Organizational Documents of Purchaser; (b) result in a material violation or breach of any provision of any Law or Governmental Order applicable to Purchaser; or (c) require the Consent under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any material agreement to which Purchaser is a party, except in the cases of clause (c), where the violation, breach, conflict, default, acceleration, or failure to give notice or obtain Consent would not have a material and adverse effect on Purchaser’s ability to consummate the transactions contemplated hereby. No Consent is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement and the Ancillary Documents to which Purchaser is a party and the consummation of 56 the transactions contemplated hereby and thereby, other than the applicable filings required by the HSR Act and filed prior to the date of this Agreement, except where the failure to make or obtain such Consents would not have a material and adverse effect on Purchaser’s ability to consummate the transactions contemplated hereby. 4.3 Investment Purpose. Purchaser is acquiring the Equity Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Purchaser acknowledges that the Equity Interests are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Equity Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Purchaser is able to bear the economic risk of holding the Equity Interests for an indefinite period (including total loss of its investment) and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment. 4.4 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Purchaser. 4.5 Sufficiency of Funds. Purchaser has sufficient cash on hand or other sources of immediately available funds to enable Purchaser, or an Affiliate of Purchaser on behalf of Purchaser, to make payment of the Purchase Price when due and consummate the transactions contemplated by this Agreement and the Ancillary Documents. 4.6 Legal Proceedings. There are no Actions pending or, to Purchaser’s knowledge, threatened against or by Purchaser or any Affiliate of Purchaser that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. 4.7 Independent Investigation. (a) Purchaser has conducted its own independent investigation, review, and analysis of the business, results of operations, prospects, condition (financial or otherwise), and assets of each Target Company, and acknowledges that Purchaser has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Sellers and each Target Company for such purpose. (b) Purchaser acknowledges that (i) none of Sellers, the Target Companies, nor any other Person on behalf of Sellers or the Target Companies has made any representation or warranty, expressed or implied, as to the Target Companies or the Equity Interests, or the accuracy or completeness of any information regarding the Target Companies or the Equity Interests furnished or made available to Purchaser and its Representatives, or any other matter related to the transactions contemplated herein, other than those representations and warranties expressly set forth in Article 3 (including the related portions of the Disclosure Schedules), (ii) in determining to enter into this Agreement, Purchaser has not relied on any representation or warranty from Sellers, the Target Companies, or any other Person on behalf of Sellers or the Target Companies, or upon the accuracy

57 or completeness of any information regarding the regarding the Target Companies or the Equity Interests furnished or made available to Purchaser and its Representatives, other than those representations and warranties expressly set forth in Article 3 (including the related portions of the Disclosure Schedules), and (iii) none of Sellers, the Target Companies, or any other Person acting on behalf of Sellers or the Target Companies shall have any liability to Purchaser or any other Person with respect to any projections, forecasts, estimates, plans, or budgets of future revenue, expenses, or expenditures, future results of operations, future cash flows, or the future financial condition of the Target Companies or the future business, operations, or affairs of the Target Companies, except as expressly set forth in Article 3 (including the related portions of the Disclosure Schedules). 4.8 No Other Representations and Warranties. Except for the representations and warranties contained in this Article 4, none of Purchaser, or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Purchaser or its Affiliates, including any representation or warranty as to the accuracy or completeness of any information regarding Purchaser or any representation or warranty arising from statute or otherwise in Law. ARTICLE 5 COVENANTS 5.1 Employees; Benefit Plans. (a) During the period commencing at the Closing and ending on the date which is twelve (12) months from the Closing (or if earlier, the date of the employee’s termination of employment with the applicable Target Company), Purchaser shall, and shall cause the Target Companies to, provide each Employee who remains employed immediately after the Closing (“Continuing Employee”) with: (i) base salary or hourly wages substantially comparable to the base salary or hourly wages provided by the applicable Target Company immediately prior to the Closing; (ii) target bonus opportunities (excluding equity-based compensation), if any, which are substantially comparable to the target bonus opportunities (excluding equity-based compensation) provided by such Target Company immediately prior to the Closing; (iii) retirement and welfare benefits (excluding severance, retention, change in control, defined benefit pension benefits and retiree health and welfare benefits) that are substantially comparable in the aggregate than those provided by such Target Company immediately prior to the Closing; and (iv) severance benefits that are substantially comparable to the practice, plan or policy in effect for such Continuing Employee immediately prior to the Closing. (b) With respect to any employee benefit plan maintained by Purchaser or its subsidiaries (collectively, “Purchaser Benefit Plans”) in which any Continuing Employees will participate effective as of the Closing, Purchaser shall, or shall cause the applicable Target Company to, recognize all service of the Continuing Employees with the applicable Target Company or any Subsidiary LLC, as the case may be, as if such service were with Purchaser, for vesting and eligibility purposes in any Purchaser Benefit Plan in which such Continuing Employees may be eligible to participate after the Closing Date; provided, however, such service shall not be recognized to the extent that (i) such recognition would result in a duplication of benefits or (ii) such service was not recognized under the corresponding Benefit Plan. 58 (c) This Section 5.1 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.1, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.1. Nothing contained herein, express or implied, shall be construed to establish, amend, or modify any benefit plan, program, agreement, or arrangement. The parties hereto acknowledge and agree that the terms set forth in this Section 5.1 shall not create any right in any Employee or any other Person to any continued employment with any Target Company, Purchaser, or any of their respective Affiliates or compensation or benefits of any nature or kind whatsoever. (d) Sellers have (i) caused the Target Companies to take all actions necessary to terminate any Benefit Plan qualified under Section 401(k) of the Code, effective no later than the day immediately preceding the Closing Date and (ii) provided Purchaser with evidence that any and all such plans have been terminated, with the termination effective no later than the day immediately preceding the Closing Date, pursuant to a duly adopted resolution of the applicable Target Company. 5.2 Director and Officer Indemnification and Insurance. (a) Purchaser agrees that all rights to indemnification, advancement of expenses, and exculpation by the Target Companies now existing in favor of each Person who is now, or has been at any time prior to the Closing Date, an officer, director, general partner, limited partner, or manager of any Target Company (each, a “Covered Person”), as provided in the Organizational Documents of such Target Company, in each case as in effect on the Closing Date, or pursuant to any other agreements in effect on the Closing Date and disclosed in Schedule 5.2(a), shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms. (b) Notwithstanding anything to the contrary in Section 5.2(a), Sellers shall indemnify, defend and hold harmless any Purchaser Indemnitee from and against any and all Losses arising out of, relating to or resulting from (i) any act, omission, event, circumstance, condition or other matter occurring, existing or alleged to have occurred or existed on or prior to the Closing Date, whether or not in the Ordinary Course of Business, and (ii) the negotiation, execution, delivery, consummation or performance of this Agreement or the Ancillary Documents or any of the transactions contemplated hereby or thereby, in each case to the extent such Losses are asserted against, incurred by or otherwise relate to any Covered Person in his or her capacity as such or to Purchaser’s or any Target Company’s indemnification, advancement or other obligations with respect thereto including as may be required under Purchaser’s or any Target Company’s Organizational Documents. (c) The obligations of Purchaser and each Target Company under this Section 5.2 shall not be terminated or modified in such a manner as to adversely affect any Covered Person to whom this Section 5.2 applies without the consent of such affected Covered Person (it being expressly agreed that the Covered Persons to whom this Section 5.2 applies shall be third-party beneficiaries of this Section 5.2, each of whom may enforce the provisions of this Section 5.2). (d) If Purchaser, any Target Company, or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made 59 so that the successors and assigns of Purchaser or such Target Company, as the case may be, shall assume all of the obligations set forth in this Section 5.2. 5.3 Confidentiality. Notwithstanding anything in this Agreement or any Ancillary Document to the contrary, at the Closing, the Confidentiality Agreement and the Clean Team Confidentiality Agreement shall automatically terminate and be of no further force or effect. 5.4 Post-Closing Confidentiality; Non-Compete; Non-Solicitation; Non- Disparagement. (a) Sellers acknowledge that (i) Sellers and their respective Affiliates have each had access to certain non-public confidential information relating to financial statements, clients, customers, potential clients or customers, employees, suppliers, equipment, designs, drawings, programs, strategies, analyses, profit margins, sales, methods of operation, plans, products, technologies, materials, trade secrets, strategies, prospects or other proprietary information of the Target Companies and the Business (“Confidential Information”) and (ii) the unauthorized use or disclosure of any Confidential Information at any time may irreparably damage Purchaser and its Affiliates (including the Target Companies following the Closing). Each Seller shall (and shall cause his, her and its Affiliates and its and their respective Representatives to) hold in confidence the Confidential Information to which he, she or it was given access as described above and shall not, directly or indirectly, disclose, publish, or otherwise make available any such Confidential Information to the public or to any Person or use any such Confidential Information for his, her or its own benefit or for the benefit of any other Person; provided, however, that Sellers may disclose such Confidential Information if, but only to the extent, required to do so by applicable Law, provided, further, that in such case, Sellers shall provide Purchaser with prior written notice (to the extent legally permissible) thereof so that Purchaser may seek an appropriate protective order or other appropriate remedy, and Sellers shall reasonably cooperate with Purchaser and its Affiliates in connection therewith, all at no out-of-pocket cost to Sellers; provided, further, that, in the event that a protective order or other remedy is not obtained, Sellers shall furnish only that portion of such information which, based on the advice of their counsel, Sellers are legally compelled to disclose and shall exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment shall be accorded any such information so disclosed. (b) In consideration of, among other things, the consideration provided by Purchaser pursuant to this Agreement, from the period beginning on Closing through the fifth (5th) anniversary of the Closing Date (the “Non-Compete Period”), none of the Sellers nor any of their respective Affiliates will: (i) directly or indirectly, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation or control of, be employed by, be an agent or Representative of, be a consultant or advisor to, be associated with, or render services to, any Person that engages in, competes with, or conducts the Business in any way within one hundred (100) miles of any county where the Target Companies or the Business operate as of the Closing or where any of the Target Companies or the Business has operated in the preceding two (2) years prior to the date hereof (which shall include counties where any aggregate or asphalt was ultimately placed into final end- use or utilization); provided, however, that each Seller and such Seller’s Affiliates shall be 60 permitted to (A) own, lease, sell and manage commercial real estate and passively own less than five percent (5%) of the outstanding shares of any class of securities of any enterprise that conducts such business (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the securities Exchange Act of 1934, as amended, and (B) have a passive economic interest in barges and towboats; provided that such interest is solely economic in nature and Sellers shall not, directly or indirectly, control or participate in the management or operations of such barges or towboats, nor shall Sellers be permitted to offer any advice or have any authority or involvement in decisions (directly or indirectly) regarding the logistics to be deployed or the customers served or the types of materials transported or serviced by such barges or towboats. (ii) except for the individual Persons set forth on Schedule 5.4(b)(ii), directly or indirectly, either for himself, herself, itself, or any other Person, solicit or hire or engage (whether as a consultant, advisor or otherwise) any of the officers or directors or other management-level individuals employed or otherwise engaged by, or who have been employed or otherwise engaged by such parties within one (1) year prior to such solicitation, hiring or engagement in question, the Target Companies, Purchaser, their respective Affiliates and their respective successors or assigns, or solicit, encourage, or engage in any activity to induce such Persons to leave the employment or engagement of such Persons or to become employed by or to enter into a business relationship with any other Person; (iii) directly or indirectly, (A) seek business from any Customer (as defined below), or refer business from any Customer to any Person (other than the Target Companies or Purchaser) or (B) request, induce or attempt to materially limit or influence any Customer, employee, supplier or other business entity to limit, curtail, cancel or terminate any business it transacts with, or products it provides to or receives from any of the Target Companies or the Purchaser. For purposes of this Section 5.4, the term “Customer” means any Person to which the Target Companies, their respective Affiliates with respect to the Business or any of their predecessors, successors or assigns, provided goods or services during the two (2)-year period prior to the time at which any determination shall be made that any such Person is a Customer; or (iv) disparage the Business, any of the Target Companies, Purchaser, or any of their respective Affiliates, businesses, officers, managers, members, directors, employees or respective predecessors, successors or assigns in any way which could materially and adversely affect the goodwill, reputation or business relationships of the foregoing. (c) Each of the Sellers acknowledges that it has consulted legal counsel, the restrictions imposed by this Agreement are fully understood by each such Seller, are fair and reasonable, and will not preclude such Seller from becoming gainfully employed following the execution of this Agreement. Each Seller further agrees that it will not challenge the reasonableness of the duration, scope and area restrictions in any Action with respect to the terms of this Section 5.4, regardless of who initiates such Action.

61 (d) If any of the provisions of this Section 5.4 shall otherwise contravene or be invalid under the Laws of any state or other jurisdiction where it is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Section 5.4, but rather this Section 5.4 shall be reformed and construed, insofar as the Laws of such state or jurisdiction are concerned, as not containing the provision or provisions, but only to the extent that they are contravening or are invalid under the Laws of such state or jurisdiction, and the rights and obligations created hereby shall be reformed and construed and enforced accordingly. In the event of an alleged breach or violation by any of the Sellers of this Section 5.4, Purchaser shall have the right to pursue all legal remedies provided for herein and, notwithstanding recovery of any such remedy, the Non-Compete Period as to such Seller shall be tolled until such breach or violation has been cured. (e) Each of the Sellers acknowledges that the Purchaser may have no adequate remedy at law and may suffer irreparable damage if any Seller breaches or fails to perform any of its obligations in this Section 5.4. Accordingly, each of the Sellers agrees that the Purchaser shall have the right, in addition to any other rights which it may have, to seek specific performance and equitable injunctive relief if any of the Sellers shall fail or threaten to fail to perform any of their obligations in this Section 5.4. In connection therewith, each of the Sellers waives the claim or defense that an adequate remedy at law exists. 5.5 Release. Subject in all respects to the rights of the Sellers to enforce this Agreement and the Ancillary Documents to which the Purchaser is a party against the Purchaser and the rights of the Sellers to bring an Action for Fraud against the Purchaser, each of the Sellers agrees that none of the Purchaser, the Target Companies or their respective Affiliates, or any of their respective current or former officers, directors, employees, partners, members, managers, equityholders or Representatives, or any financial advisor or lender thereto, as of or prior to the Closing (the released parties other than the Purchaser the “Purchaser-Connected Persons”, and, the Purchaser-Connected Persons together with the Purchaser, the “Purchaser Releasees”) shall have any liability or responsibility to any of the Sellers or their respective Affiliates, successors and permitted assigns (collectively, the “Seller Releasors”) for, and the Sellers for all the Seller Releasors, to the extent permitted by applicable Law, hereby unconditionally releases the Purchaser Releasees from any obligations or Liability arising from or related to, in whole or in part, (i) the business or operations of the Target Companies conducted prior to the Closing, (ii) such Seller Releasor’s direct or indirect ownership of equity interests in the Target Companies, and (iii) subject to Section 5.2(a), such Seller Releasor’s director, manager, officer or employment position with the Target Companies (collectively, the “Seller Released Matters”). Section 5.5 shall not constitute, and the term Seller Released Matters shall not include, a release of claims with respect to (a) any party’s performance, if any, under this Agreement or any Ancillary Document, (b) any right or remedy to which a Seller Releasor is entitled to under this Agreement or any Ancillary Document, or (c) Fraud. 5.6 R&W Insurance Policy. (a) As of the Closing Date, Purchaser has entered into the R&W Insurance Policy with an insurer in connection with the transactions contemplated by this Agreement, a true and correct copy of which has been provided by Purchaser to the Seller Representative. The parties hereto acknowledge the R&W Insurance Policy contains a waiver by the insurer of the insurer’s rights to 62 bring any Action against Sellers and each Seller’s Affiliates, and their respective directors, officers, and employees by way of subrogation, claims for contribution, or otherwise (other than in the case of Fraud committed by a Seller), and that such Persons shall be third-party beneficiaries of such waiver. Prior to the Closing, Purchaser shall pay or cause to be paid, all costs and expenses related to the R&W Insurance Policy, including the total premium, underwriting costs, brokerage commissions, and other fees and expenses of such policy. (b) In addition, Purchaser shall not waive or amend, and shall not permit any other Person to waive or amend, the R&W Insurance Policy in a manner inconsistent with Section 5.6(a) without Seller Representative’s prior written consent, which consent may be granted or withheld in its sole discretion. 5.7 Books and Records. In order to facilitate any regulatory filing required to be made by Sellers following the Closing, for a period of seven (7) years after the Closing, Purchaser shall: (a) retain the books and records (including personnel files) of the Target Companies relating to periods prior to the Closing; and (b) upon reasonable notice, afford the Seller Representative reasonable access at the expense of the Sellers (including the right to make, at Sellers’ expense, photocopies), during normal business hours, to such books and records. Notwithstanding anything to the contrary in this Agreement, Purchaser shall not be obligated to provide Sellers or the Seller Representative with access to any books or records (including personnel files) pursuant to this Section 5.7 where such access would violate any Law and none of Purchaser or any Target Company or any of their respective Representatives shall be required to disclose any information to the Seller Representative, a Seller or any other Person if such disclosure would, based on the advice of counsel, jeopardize any attorney-client or other privilege (provided, that Purchaser shall use its reasonable best efforts to allow for such access (or as much of it as possible) in a manner that does not result in a loss of attorney-client privilege). 5.8 Tax Matters. (a) Straddle Periods. In the case of Taxes that are payable with respect to a Straddle Period, the portion of any such Tax that is allocable to the Pre-Closing Tax Period shall be: (i) in the case of Taxes that are either (A) based upon or related to income or receipts or (B) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than Transfer Taxes provided for in Section 5.8(e)), deemed equal to the amount which would be payable (after giving effect to amounts which may be deducted from or offset against such Taxes) if the applicable taxable period ended at the end of the day on the Closing Date and (ii) in all other cases deemed to be the amount of such Taxes for the entire Straddle Period multiplied by a fraction, (A) the numerator of which is the number of days in the portion of the Straddle Period ending on, and including, the Closing Date and (B) the denominator of which is the number of days in the entire Straddle Period. All determinations necessary to effect the foregoing allocations shall be made in a manner consistent with prior practice of the applicable Target Company. (b) Tax Return Preparation. (i) The Seller Representative shall prepare, at Sellers’ sole expense, all (A) Tax Returns that are required to be filed, by or on behalf of, the Target Companies in respect of any Pre-Closing Tax Period (other than a Straddle Period) and (B) Pass-Through 63 Income Tax Returns; provided, however, that (1) such Tax Returns and Pass-Through Income Tax Returns shall be prepared on a basis consistent with those prepared for prior taxable periods unless a different treatment of any item is required by applicable Law, (2) the Seller Representative (x) shall provide a complete copy of such Tax Returns and Pass- Through Income Tax Returns to Purchaser for its review at least twenty (20) days prior to the due date for filing of such Tax Returns and Pass-Through Income Tax Returns, as applicable, (taking into account extensions validly obtained) and (y) shall not file any such Tax Returns or Pass-Through Income Tax Returns, as applicable, without first obtaining the prior written consent of Purchaser (not to be unreasonably withheld, conditioned or delayed), and (C) Purchaser shall timely file (or cause the Target Companies to timely file) any such Tax Returns or Pass-Through Income Tax Returns, as applicable, required to be filed by Purchaser under applicable Law. (ii) Purchaser shall prepare and timely file (or cause the Target Companies to prepare and timely file) all Tax Returns that are required to be filed by or on behalf of the Target Companies for any Straddle Period (other than, for the avoidance of doubt, any Pass-Through Income Tax Returns); provided, however, that (A) such Tax Returns shall be prepared on a basis consistent with those prepared for prior taxable periods unless a different treatment of any item is required by applicable Law; (B) with respect to any Income Tax Return that shows any Taxes due and owing thereon that are indemnifiable under Section 6.2(e), Purchaser shall (1) provide the Seller Representative with a copy of each completed Tax Return at least twenty (20) days prior to the due date (taking into account extensions validly obtained) for filing of such Tax Return, (2) incorporate such reasonable comments made by the Seller Representative that are more-likely-than-not to be upheld under applicable Law, (3) not file any such Tax Returns without first obtaining the prior written consent of the Seller Representative (not to be unreasonably withheld, conditioned or delayed); and (C) subject to the preceding clause (B)(3), Purchaser shall timely file (or cause the Target Companies to timely file) any such Tax Returns (taking into account extensions validly obtained). (iii) Purchaser and the Seller Representative agree to consult and to attempt in good faith to resolve any disputes arising as a result of the review of any Tax Returns prepared pursuant to this Section 5.8(b); provided, however, that if, after consulting with each other and negotiating in good faith for a period of at least ten (10) Business Days (or such longer period of time as may be mutually agreed by the Purchaser and the Seller Representative), Purchaser and the Seller Representative are unable to resolve any such dispute, such dispute shall be promptly resolved by an Accounting Referee, and if any such dispute is not resolved prior to the due date of the applicable Tax Return (taking into account any applicable extensions), such Tax Return shall be filed as originally prepared by the Seller Representative or Purchaser, respectively, but reflecting any changes to which the Seller Representative and Purchaser have agreed, and without prejudice to the resolution of such dispute; provided, however, that an amended Tax Return shall be filed if necessary to give effect to the decision of the Accounting Referee. The fees, costs and expenses of the Accounting Referee in resolving any dispute under this Section 5.8(b) shall be borne equally by Purchaser, on the one hand, and the Seller Representative, on the other hand. 64 (c) Tax Contests. (i) After the Closing, Purchaser or the Target Companies shall promptly notify the Seller Representative in writing of the proposed assessment or the commencement of any Tax Action that relates to the Taxes of any Target Company that is not a Pass-Through Income Tax Contest (a “Contest”) which, if determined adversely to the taxpayer or after the lapse of time, could be grounds for indemnification under Section 6.2(e); provided, however, that the failure to so notify the Seller Representative of the claim shall not relieve the Sellers of their indemnification obligations under Section 6.2(e), unless (and then solely to the extent) that the Sellers were actually and materially prejudiced by such failure. (ii) In the case of any Contest that relates to any Pre-Closing Tax Period, the Seller Representative shall have the right, at the Sellers’ sole cost and expense, to elect to control the conduct of such Contest; provided, however, that (A) the Seller Representative shall acknowledge in writing, on behalf of the Sellers, the indemnification obligations of the Sellers with respect to the full amount of any Losses (other than Losses attributable to Taxes to the extent included in the final calculation of Indebtedness, Transaction Expenses, or Closing Working Capital) that may arise as a result of the Contest before the Seller Representative may control such Contest, (B) the Seller Representative shall elect to control such Contest within the time period set forth in Section 5.8(c)(iv), (C) Purchaser shall be entitled to participate (at its own expense) in such Contest, (D) the Seller Representative shall provide Purchaser with a timely and reasonably detailed account of each phase of such Contest, (E) the Seller Representative shall consult with Purchaser and offer Purchaser an opportunity to comment before submitting any written materials prepared or furnished in connection with such Contest, and (F) the Seller Representative shall not settle such Contest without Purchaser’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) if such settlement could increase the Taxes of Purchaser or any of its Affiliates (including the Target Companies) in a Post- Closing Tax Period. (iii) Purchaser shall control any Contest that (x) relates to a Pre-Closing Tax Period for which the Seller Representative has not elected to control such Contest within the time period set forth in Section 5.8(c)(iv) or (y) relates solely to a Straddle Period; provided, however, that (A) Purchaser shall provide the Seller Representative with a timely and reasonably detailed account of each phase of such Contest, (B) Purchaser shall consult with the Seller Representative before taking any significant action in connection with such Contest, (C) Purchaser shall consult with the Seller Representative and offer the Seller Representative an opportunity to comment before submitting any written materials prepared or furnished in connection with such Contest, (D) the Seller Representative shall be entitled to participate (at the Sellers’ own expense) in such Contest, and (E) Purchaser shall not settle such Contest without the Seller Representative’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). (iv) If the Seller Representative elects to control a Contest described in Section 5.8(c)(ii), the Seller Representative shall, within twenty (20) days of receipt of the notice described in Section 5.8(c)(i), notify Purchaser of its intent to do so; provided,

65 however, that (A) the Seller Representative may not elect to direct a Contest prior to acknowledging the indemnification obligations of the Sellers in accordance with Section 5.8(c)(i) and (B) if either applicable Law or the applicable Governmental Authority requires a Target Company to respond (either orally or in writing) within such twenty (20) day period, Purchaser shall (1) notify the Seller Representative of the obligation to respond as promptly as possible and (2) if the Seller Representative does not elect to control the claim prior to the time that the response is due, cause the applicable Target Company to timely respond to the Governmental Authority; provided, however, that prior to responding to the applicable Governmental Authority, Purchaser shall consult with the Seller Representative and offer the Seller Representative a reasonable opportunity to comment on the proposed response. (v) Notwithstanding anything in this Agreement to the contrary, Purchaser shall have the exclusive right to control any Contest if (A) such Contest could not be grounds for indemnification pursuant to Article 6, (B) the Seller Representative fails to either (1) acknowledge the indemnification obligations of the Sellers with respect to the full amount of any Losses (other than Losses attributable to Taxes to the extent included in the final calculation of Indebtedness, Transaction Expenses, or Closing Working Capital) that may arise as a result of the Contest within twenty (20) days of receipt of the notice described in Section 5.8(c)(i) or (2) elect to control the applicable Contest within the time period set forth in Section 5.8(c)(iv), or (C) Purchaser notifies the Seller Representative in writing that Purchaser is waiving its right to indemnification pursuant to Article 6 with respect to Taxes imposed as a result of the resolution of such Contest. (vi) The Seller Representative shall, at the sole cost and expense of the Sellers, have the sole right and responsibility to represent the interest of the Target Companies in any Tax audit, demand, claim or administrative or judicial proceeding that relates to a Pass-Through Income Tax Return of Slats Lucas (a “Pass-Through Income Tax Contest”). With respect to a Pass-Through Income Tax Contest, (A) the Seller Representative shall have the right to employ counsel of the Seller Representative’s choice (at the sole cost and expense of the Sellers) and (B) the Seller Representative shall keep Purchaser reasonably apprised of the progress of such Pass-Through Income Tax Contest. Notwithstanding the foregoing, the Seller Representative shall not settle or compromise any claim for Taxes with respect to any Pass-Through Income Tax Return which would adversely affect the liability for Taxes of Purchaser for any Post-Closing Tax Period to any extent without first obtaining the prior written consent of Purchaser (not to be unreasonably withheld, conditioned or delayed). With respect to a Pass-Through Income Tax Contest, the Seller Representative shall (1) make or cause Slats Lucas to make a “push-out” election under Section 6226 of the Code (or any analogous election under state or local Law) or (2) make an arrangement reasonably satisfactory to Purchaser for the Sellers to bear the economic burden of any “imputed underpayment”, within the meaning of Section 6225 of the Code (or any analogous election under state or local Law) and any associated interest, adjustments to tax and penalties properly attributable to the Sellers for such Pass-Through Income Tax Contest. 66 (vii) Notwithstanding anything to the contrary in this Agreement, this Section 5.8(c) shall control with respect to any Contest and Pass-Through Income Tax Contest. (d) Tax Cooperation and Exchange of Information. After the Closing, the Sellers and Purchaser shall cooperate with each other and provide each other with such information as either of them reasonably may request of the other in filing any Tax Return, amending any Tax Return or claim for refund, determining a Liability for Taxes or a right to a refund of Taxes, or in connection with any audit or other proceeding in respect of Taxes of the Target Companies relating to a taxable period beginning before the Closing Date. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers, and documents relating to rulings or other determinations by Taxing Authorities; provided, however, that Purchaser shall not be required to provide the Seller Representative with (i) any Tax Return of Purchaser or any of its Affiliates (other than the Target Companies), (ii) any Tax Return of a consolidated, combined, unitary or affiliated Tax group of which Purchaser is a member or (iii) any information described in this Section 5.8(d) in the event of any Action with respect to this Agreement. The parties hereto shall make themselves (and their respective employees) reasonably available on a mutually convenient basis to provide explanations of any documents or information provided under this Section 5.8(d). Notwithstanding anything to the contrary in this Agreement, Purchaser and each Seller shall retain all Tax Returns, schedules and work papers, records, and other documents in their possession relating to Tax matters of the Target Companies for any taxable period beginning before the Closing Date until the later of (x) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, taking into account extensions and (y) six (6) years following the due date (without extension) for such Tax Returns. Prior to transferring, destroying, or discarding any Tax Returns, schedules, and work papers, records, and other documents in its possession relating to Tax matters of the Target Companies for any taxable period beginning before the Closing Date, Sellers or Purchaser (as the case may be) shall provide the other parties with reasonable written notice and offer the other party the opportunity to take custody of such materials. Any information obtained under this Section 5.8(d) shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting a Contest or Pass-Through Income Tax Contest, or as otherwise is required to be disclosed in accordance with applicable Law. (e) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added, and other such Taxes and fees (including any penalties and interest) (each a “Transfer Tax”) incurred in connection with this Agreement and the Ancillary Documents (including any real property transfer Tax and any other similar Tax) shall be borne fifty percent (50%) by the Sellers (in accordance with each Seller’s Pro Rata Share), on the one hand, and fifty percent (50%) by Purchaser, on the other hand. The Person required to do so by applicable Law shall (i) prepare and timely file all Tax Returns relating to such Transfer Taxes and (ii) timely pay such Transfer Taxes to the appropriate Governmental Authority (in the case that Purchaser or any of its Affiliates pays such Transfer Taxes, subject to the right to indemnification for any such Transfer Taxes paid by Purchaser or any of its Affiliates (including the Target Companies)). The Sellers, on the one hand, and the Purchaser, on the other hand, shall (x) cooperate in the execution and delivery of all instruments and certificates necessary to comply with any pre-Closing filing requirements for Transfer Taxes and promptly pay to the filing party the amount of Transfer Taxes (and associated compliance costs and expenses) for 67 which such other party is responsible pursuant to this Section 5.8(e) and (y) use commercially reasonable efforts to reduce or eliminate any Transfer Taxes. (f) Post-Closing Actions. Purchaser and its Affiliates (including the Target Companies) shall not, without the consent of the Seller Representative (not to be unreasonably withheld, conditioned or delayed): (i) amend any previously filed Tax Returns for a Pre-Closing Tax Period, (ii) file any Tax Returns for a Pre-Closing Tax Period in a manner inconsistent with past practices or in a jurisdiction where the Target Companies has not historically filed Tax Returns, (iii) make, change or revoke any Tax election with respect to, or that has a retroactive effect on, a Pre- Closing Tax Period (including, for the avoidance of doubt, any elections under Section 301.7701-3 of the Treasury regulations, Section 336(e), or Section 338, or, in each case, any Treasury regulations promulgated thereunder), (iv) make any voluntary disclosures with respect to Taxes for Pre-Closing Tax Periods, or (v) change any accounting method or adopt any convention that shifts taxable income from a Post-Closing Tax Period to a Pre-Closing Tax Period or shifts deductions or losses from a Pre- Closing Tax Period to a Post-Closing Tax Period, in each case, only if such action would be reasonably expected to result in an increase to the amount of Taxes payable by a Seller. (g) Tax Sharing Agreements. Prior to the Closing, the Target Companies shall terminate any tax indemnity contract, tax sharing contract, tax allocation contract or similar contract between any Target Company, on the one hand, and any Sellers, on the other hand (except for any contract entered into in the Ordinary Course of Business and the principal subject matter of which is not Taxes), and after the Closing, the Target Companies shall have no liability under any such tax indemnity contract, tax sharing contract, tax allocation contract or similar contract. (h) Intended Tax Treatment. The parties hereto acknowledge and agree that the purchase of the Membership Interests by Purchaser from the applicable Sellers of the Membership Interests will be characterized and reported for U.S. federal and applicable state and local income tax purposes in accordance with Revenue Ruling 99-6, 1999-1 C.B. 432 (Situation 2), and consistent with such treatment: (A) such Sellers shall be treated as selling all the Equity Interests to Purchaser in a taxable sale of partnership interests in exchange for the Purchase Price (as finally adjusted in accordance with Section 2.6); and (B) Purchaser will be deemed to acquire, by taxable purchase, all such assets of Slats Lucas from such Sellers in a taxable transaction immediately following a deemed liquidating distribution by Slats Lucas of undivided interests in all of its assets to such Sellers (collectively, the “Intended Tax Treatment”). The parties hereto shall prepare and file all Tax Returns on a basis consistent with the Intended Tax Treatment unless a different treatment is otherwise required by applicable Law. (i) Post-Closing Bonus. Within thirty (30) days following the Closing, but no later, Sellers may in its sole discretion make payments after receipt of and from the Estimated Closing Date Payment in the form of discretionary bonuses to certain employees of the Target Companies in an amount (in the aggregate) no greater than the aggregate amount set forth on Schedule 5.8(i) (a “Post-Closing Bonus”). In such case, (i) LMS shall promptly notify Purchaser of such Post-Closing Bonus payment no later than two Business Day before the date on which the Post-Closing Bonus will be paid to any applicable employee including the amount proposed to be paid, (ii) for all applicable Tax purposes, the parties hereto shall treat (and shall cause their respective Affiliates to treat) and report (including on any applicable Tax Returns) such Post-Closing Bonus as compensation paid to the employee (A) by the relevant Target Company that employed the employee as of the Closing 68 through an intermediary or agent of such Target Company and (B) in connection with such employee’s employment with the relevant Target Company that employed the employee as of the Closing, (iii) LMS shall provide any payee of a Post-Closing Bonus with written notice of the Post- Closing Bonus payment and any Taxes associated therewith for which the payee is responsible or for which the applicable Target Company is obligated to withhold no later than one Business Day prior to such payment; provided, further, that LMS will provide such notice for Purchaser’s review and comment at least two Business Days prior to distributing such notice to the relevant payee, (iv) LMS will provide the Purchaser with any information reasonably requested to enable any of the Target Companies to comply with any Tax reporting or other requirements relating to any Post-Closing Bonus, (v) for the avoidance of doubt and notwithstanding anything to the contrary herein, Purchaser or any of its respective Affiliates (including for purposes of this Section 5.8(i), the Target Companies) or authorized Representatives shall be entitled to remit or otherwise pay any Taxes to a relevant Governmental Authority that are required to be deducted and withheld by a relevant Target Company under applicable Law in connection with the payment of a Post-Closing Bonus and (vi) LMS shall only pay the net amount (after accounting for such deductions and withholdings) of the Post-Closing Bonus to such employee. The Post-Closing Bonuses shall be a single, lump-sum cash payment that Sellers may, in their sole discretion, authorize to be paid to one or more employees of the Target Companies after the Closing. Each Post-Closing Bonus is intended to be treated as a discretionary bonus and/or gift under the Fair Labor Standards Act and the decision whether to award, and the amount of, any Post-Closing Bonus shall at all times remain wholly within the exclusive discretion of Sellers. The parties hereto agree that nothing in this Agreement (i) creates any duty or obligation on the part of Sellers or the Target Companies (or any of their Affiliates) to pay a Post-Closing Bonus to any employee of the Target Companies, (ii) constitutes a promise, commitment, agreement, or understanding, whether express or implied, to make such a payment, or (iii) limits Sellers’ right, for any reason or no reason, to determine not to authorize or to rescind authorization for any Post-Closing Bonus. The Post-Closing Bonuses are not measured by or dependent on hours worked, production, or efficiency and are not compensation for hours of employment or otherwise tied to quality or quantity of work performed. No representation, warranty, promise, or other assurance has been made to any employee of the Target Companies or other Person regarding the payment, timing, amount, or terms of any Post-Closing Bonus. Any Post-Closing Bonus ultimately paid, if at all, shall be determined solely by Sellers based on their independent business judgment and shall not be calculated pursuant to, or otherwise derived from, any formula, metric, target or other objective or predetermined standard. 5.9 Public Announcements. Unless otherwise required by applicable Law or stock exchange rules, in which case the other parties hereto shall have a reasonable opportunity to comment on such communication in advance of such disclosure, any public announcements or press release, if any, with respect to this Agreement or the transactions contemplated hereby shall be mutually approved in writing in advance by the Purchaser and the Seller Representative (such approval not to be unreasonably withheld, conditioned, or delayed); provided, however, that after the Closing, any party hereto may make public statements and communicate with members of the news media without the consent of the other parties hereto, to the extent that such public statements or communications contain or involve only information included in a prior press release or other public statements or public announcements or media communications previously made in accordance with the terms of this Section 5.9.

69 5.10 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and to perfect Purchaser’s rights in the Equity Interests and the Business and the Target Companies’ continuing ability to operate the Business. The Sellers shall cooperate with and assist the Purchaser in connection with the preparation of any information required to be filed or furnished by it with the Securities and Exchange Commission in connection with the transactions contemplated by this Agreement, including (a) providing information, documentation and assistance as reasonably requested by the Purchaser in connection with the preparation of any financial statements relating to the Business as are required by the Purchaser to satisfy the requirements under applicable securities Laws and (b) providing documentation reasonably requested by the Purchaser in connection with the preparation of any Form 8-K. 5.11 Wrong Pockets. (a) From and after the Closing, with respect to any asset (tangible or intangible), that, prior to the Closing was used or held for use by or in connection with the Business or by the Target Companies (except for any Excluded Assets) and that was owned or in which a controlling interest was held by any Target Company or any of its Affiliates (each, an “Wrong Pocket Asset”), the Sellers will (or will cause their respective Affiliates to), within five (5) Business Days of the request of Purchaser, convey to Purchaser, at no additional cost to Purchaser, all of the rights, title, interests of such Seller (or relevant Affiliate) in relation to such Wrong Pocket Asset (subject to obtaining all necessary Consents required for the same, and the Sellers hereby agree to use their respective best efforts to obtain all such Consents). The Sellers further agree that all Wrong Pocket Assets transferred or licensed to Purchaser will be free and clear of any Encumbrance (other than Permitted Encumbrances), and that each representation, warranty, covenant and indemnity of the Sellers in this Agreement that applied to the tangible property also will apply to the Wrong Pocket Assets that are tangible property. Without limiting the foregoing, with respect to any and all amounts received or collected by the Sellers from and after the Closing (i) attributable to, or in respect of, the Business or by the Target Companies and (ii) which became the property of Purchaser as a result of the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, the Sellers shall pay promptly (and in any event within five (5) Business Days of their receipt or collection) to Purchaser any and all such amounts so received or collected by wire transfer of immediately available funds to an account specified by Purchaser or by other means acceptable to Purchaser. (b) The parties hereto agree that (i) the party that is entitled to receive any asset (tangible or intangible) under this Section 5.11 shall be treated as the owner or recipient of any such funds or property for applicable Tax purposes at all times following the Closing, and (ii) each of the parties shall, and shall cause their respective Affiliates to, file all Tax Returns in a manner consistent with such Tax treatment, unless a different treatment is otherwise required by Law. 5.12 Employee Retention Bonuses. As of the Closing, a Target Company shall grant retention bonuses (such bonuses, “Retention Bonuses”) to each Continuing Employee listed on Schedule 5.12 in such amounts (less all withholdings and other applicable deductions or taxes), and subject to the service-based vesting schedule, set forth opposite each such Continuing 70 Employee’s name (the “Retention Bonus Pool”). Each Retention Bonus shall be granted pursuant to a form of retention bonus award agreement established and provided by Purchaser and acceptable to the Seller Representative in the Seller Representative’s reasonable discretion. Notwithstanding anything to the contrary herein or in the other Ancillary Documents, the Retention Bonus Pool shall not be deemed a Closing Transaction Expense or Indebtedness. To the extent that any Retention Bonus is forfeited or cancelled without payment, the unpaid portion of such forfeited or cancelled Retention Bonus shall not be available for further grants or distributions to others. 5.13 Purchase Commitment. At any time during the eighteen (18) months following the Closing, Purchaser (or its Affiliate) shall, upon written notice to Seller Representative, acquire the Meadows Lane Property from the applicable Seller for an aggregate purchase price of four hundred fifty thousand dollars ($450,000), free and clear of any Encumbrance (except Permitted Encumbrances). Upon such written notice, Purchaser (or its Affiliate) and Sellers shall promptly take all actions necessary and execute all documents required to effect the transfer of the Meadows Lane Property to Purchaser (or its designated Affiliate). During such eighteen (18) month period following Closing, Sellers shall not sell, agree to sell, or otherwise transfer the Meadows Lane Property to any third party, nor shall Sellers take any action that would result in an Encumbrance (except Permitted Encumbrances) on, or would materially and adversely change the condition or value of, the Meadows Lane Property. ARTICLE 6 INDEMNIFICATION; LIMITATIONS TO LIABILITIES 6.1 Survival. (a) All representations and warranties of the Sellers contained in, or arising out of, this Agreement, any Ancillary Document, and the transactions contemplated hereby and thereby shall expire and terminate at the Closing, and thereafter no claim may be made with respect to, or any suit or other proceeding instituted for, any breach of or inaccuracy in any such representation or warranty (other than for Fraud). (b) All covenants, obligations, and agreements contained in this Agreement and any Ancillary Document which by their terms are to be performed (or which prohibit actions) prior to the Closing Date will survive the Closing and remain in full force and effect from and after the Closing until the one (1) year anniversary of the Closing Date. (c) The covenants, obligations, and agreements contained in this Agreement and any Ancillary Document that by their terms apply or are to be performed in whole or in part after the Closing shall, with respect to each such post-Closing obligation, survive indefinitely unless the covenant, obligation, or agreement specifies a different term, in which case such covenant, obligation, or agreement shall survive for the period provided therein, if any, or until fully performed. The indemnification obligations of the Sellers under Section 6.2(e) shall survive the Closing until the date that is sixty (60) days following the expiration of the applicable statute of limitations period relating to the underlying claim. 71 (d) Notwithstanding anything in this Agreement to the contrary, this Section 6.1 shall not (i) limit any claim or recovery available to Purchaser under the R&W Insurance Policy or (ii) prevent or limit any claim in the case of Fraud on the part of Sellers. (e) If at any time prior to the end of the applicable survival period, any party asserts any claim or demand specifying the breach of particular covenants, obligations or agreements, the claims set forth in such claim or demand shall survive until finally resolved by agreement among the parties or by decision of a court of competent jurisdiction from which no further appeal may be taken. The parties specifically and unambiguously intend that the survival periods that are set forth in Section 6.1 replace any statute of limitations that would otherwise be applicable and any corresponding obligation or Liability shall terminate concurrently with the expiration of such applicable survival period set forth in Section 6.1. 6.2 Indemnification by the Sellers. Subject to the limitations set forth herein, from and after the Closing, the Sellers shall, subject to Section 6.6, indemnify, severally and not jointly, defend and hold harmless the Purchaser, each of the Target Companies, and their respective Affiliates and each of their respective officers, directors, employees, stockholders, agents, Representatives, successors and assigns (the “Purchaser Indemnitees”) from and against all Losses to the extent arising or resulting directly or indirectly from any of the following items set forth below: (a) any breach or violation of any covenant, obligation, or agreement of any of the Sellers or any of the Target Companies (in the case of Target Companies, prior to the Closing) contained in this Agreement or any Ancillary Document; (b) any Closing Indebtedness to the extent not taken into account in the calculation of the Final Closing Date Payment; (c) any Closing Transaction Expenses, to the extent not taken into account in the calculation of the Final Closing Date Payment; (d) any Liabilities related to the Pre-Closing Reorganization, the Excluded Entities, the Excluded Equity Interests, or the Excluded Assets; (e) any Excluded Taxes; (f) any Action amongst the Sellers or the Seller Representative; (g) any act of Fraud of the Seller Representative or any of the Sellers; and (h) the matters listed on Schedule 6.2(h). 6.3 Indemnification by the Purchaser. Subject to the limitations set forth herein, from and after the Closing, the Purchaser shall indemnify, defend and hold harmless the Sellers and their respective Affiliates and each of their respective officers, directors, employees, stockholders, agents, Representatives, successors and assigns (the “Seller Indemnitees”) from and against all Losses to the extent arising or resulting directly or indirectly from (a) any inaccuracy in or breach of any of the representations or warranties of Purchaser contained in this Agreement, (b) any 72 breach or violation of any covenant, obligation, or agreement of Purchaser or any of the Target Companies (in the case of Target Companies, after the Closing) contained in this Agreement or any Ancillary Document, and (c) any act of Fraud of the Purchaser. 6.4 Indemnification Procedures. (a) Direct Claims. If any Purchaser Indemnitee or Seller Indemnitee (each, an “Indemnified Party”) believes that a claim exists or the imposition of any penalty or assessment (in each case, other than any claims, penalties, or assessments with respect to Taxes, which for the avoidance of doubt shall be governed by Section 5.8) for which indemnity may be sought under Section 6.2 or Section 6.3 and such Indemnified Party intends to seek indemnity pursuant to this Section 6.4(a), the Indemnified Party shall promptly provide the Seller Representative on behalf of the Sellers (if the Indemnified Party is a Purchaser Indemnitee) or the Purchaser (if the Indemnified Party is a Seller Indemnitee) (the party so notified, the “Indemnifying Party”) with written notice of such claim, stating the nature, basis, the amount thereof (to the extent known or of a nature that can reasonably be estimated, which amount shall not be conclusive of the final amount of such claim), along with copies of the relevant documents evidencing such claim and the basis for indemnification sought. The failure of the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is actually and materially prejudiced thereby. (b) Third Party Claims. (i) If any Indemnified Party receives written notice (or otherwise becomes aware) of the commencement of any Action or the assertion of any claim by a third party or the imposition of any penalty or assessment (in each case other than any claims, penalties, assessments or other Action with respect to Taxes, which for the avoidance of doubt shall be governed by Section 5.8) for which indemnity may be sought under Section 6.2 or Section 6.3 (a “Third Party Claim”), and such Indemnified Party intends to seek indemnity pursuant to this Section 6.4(b), the Indemnified Party shall promptly provide the Indemnifying Party with written notice of such Third Party Claim, stating the nature, basis, the amount thereof (to the extent known or of a nature that can be reasonably estimated, which amount shall not be conclusive of the final amount of such Third Party Claim), along with copies of the relevant documents evidencing such Third Party Claim and the basis for indemnification sought. The failure of the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnified Party of its obligations hereunder except to the extent that the Indemnifying Party is actually and materially prejudiced thereby. (ii) If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim within thirty (30) days of receipt of the claim notice, or such shorter period as the Indemnified Party may reasonably specify where such Third Party Claim relates to any matter which by its nature requires resolution in a shorter period, then the Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim and, if it so chooses, to assume control of the defense thereof at its expense with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party;

73 provided, however, that the Indemnifying Party shall not be entitled to assume control of such defense and shall pay the reasonable fees and expenses of counsel retained by the Indemnified Party if (A) the Third Party Claim relates to or arises in connection with any criminal Action, (B) the Third Party Claim seeks, as a principal remedy, an injunction or equitable relief against the Indemnified Party or would, in the good faith and reasonable belief of the Purchaser, be materially detrimental to the reputation or relations with customers or suppliers of the Purchaser or any of the Target Companies or the Business or any business of the Purchaser or any of its Affiliates, (C) the Indemnified Party has been reasonably advised by legal counsel that there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such Third Party Claim, (D) due to the limitations elsewhere in this Article 6, the Indemnifying Party’s indemnification liability in respect of such Third Party Claim is less than the amount that would reasonably be expected to be awarded, (E) the Indemnifying Party failed, is failing to or refuses to prosecute or adequately defend such Third Party Claim or (F) the assumption of the defense by the Indemnifying Party is likely to cause the Purchaser or any of the Target Companies to lose coverage under the R&W Insurance Policy. (iii) If the Indemnifying Party undertakes to defend against such Third Party Claim: (A) the Indemnifying Party shall use its commercially reasonable efforts to defend and protect the interests of the Indemnified Party with respect to such Third Party Claim including defending the Third Party Claim actively and diligently; and (B) the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, consent to any settlement or the entry of any judgment which (1) does not contain an unconditional release of the Indemnified Parties from the subject matter of the settlement, (2) would provide for any admission of criminal Liability or any injunctive relief or other non-monetary obligation affecting the Indemnified Party or (3) would have a material and adverse effect on the future Losses or other Liabilities, trading relationships or goodwill of any Indemnified Party. If the Indemnifying Party elects not to (whether explicitly or by its actions) defend any Third Party Claim, fails to notify the Indemnified Party of its election as herein provided, contests its obligation to indemnify the Indemnified Party for Losses relating to such Third Party Claim under this Agreement or is not entitled to assume the defense of any Third Party Claim, the Indemnified Party may defend against, negotiate, settle or otherwise deal with such Third Party Claim. If the Indemnified Party defends any Third Party Claim because the Indemnifying Party is not entitled to or elects not to defend such Third Party Claim, then the Indemnifying Party shall reimburse the Indemnified Party for the reasonable and documented costs and expenses (including legal fees and expenses) of defending such Third Party Claim within fifteen (15) days of submission of periodic bills. (iv) Subject to Section 6.4(b)(iii), the party not controlling the defense of a Third Party Claim (the “Non-controlling Party”) may participate therein at its own expense; provided, however, that an Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if (A) so requested by the Indemnifying Party to participate or (B) in the reasonable opinion of counsel to the Indemnified Party a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation advisable. The party controlling such defense (the “Controlling Party”) will 74 keep the Non-controlling Party reasonably advised of the status of such suit or proceeding and the defense thereof and will consider in good faith recommendations made by the Non- controlling Party with respect thereto. The Non-controlling Party will furnish the Controlling Party with such relevant information as it may have with respect to such Action (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and will otherwise cooperate with and, at the reasonable request of the Controlling Party, assist the Controlling Party in the defense of such Action and will give the Controlling Party and its counsel, during normal business hours and upon reasonable advance notice, access to the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party. If the Indemnifying Party has assumed the defense, appeal or settlement proceedings of the Third Party Claim in accordance herewith, the Indemnified Party will not admit any liability, file any papers or consent to the entry of any judgment or enter into any settlement agreement, compromise or discharge with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). 6.5 Limitation of Liability. (a) The amount of any Loss for which indemnification is provided under this Article 6 shall be net of any amounts actually recovered by the Indemnified Party with respect to such Loss, net of out-of-pocket costs and expenses of obtaining such recoveries or insurance proceeds (which, with respect to insurance proceeds, shall not include any applicable premiums or deductibles, but shall take into account any subsequent increases in premiums directly and exclusively resulting from the payment of any such proceeds). (b) If an Indemnified Party recovers an amount from a third party in respect of Losses that are the subject of indemnification hereunder after all or a portion of such Losses have been paid by an Indemnifying Party pursuant to this Article 6 or Section 5.8, then the Indemnified Party shall promptly remit to the Indemnifying Party the excess (if any) of (i) (A) the amount paid by the Indemnifying Party in respect of such Losses, plus (B) the amount received by the Indemnified Party in respect thereof, less (ii) the full amount of the Losses. (c) Notwithstanding anything to the contrary in this Agreement, the maximum aggregate, cumulative liability of (i) each Seller for any and all Losses arising pursuant to this Agreement or in connection with the transaction contemplated hereby shall not exceed such Seller’s pro rata portion of the Purchase Price actually received by such Seller and (ii) the Purchaser for any and all Losses arising pursuant to this Agreement or in connection with the transaction contemplated hereby shall not exceed the Purchase Price. (d) Notwithstanding anything to the contrary in this Agreement, the maximum aggregate, cumulative liability of Sellers related to the Specific Indemnity Matter shall not exceed the Specific Indemnity Escrow Fund Amount. (e) Each party shall, and shall cause its respective Affiliates to, take all reasonable steps to mitigate any Loss indemnifiable hereunder upon and after becoming aware of any event that 75 could reasonably be expected to give rise to any Loss. No party shall be entitled to any payment, adjustment or indemnification more than once with respect to the same matter. 6.6 Certain Liability. Notwithstanding anything to the contrary herein contained, Steven, Warren Management, LLC, and the Steven Michael Warren Family Trust (each jointly and severally with respect to each other) and Missy and the Melissa W. McGee Family Trust (each jointly and severally with respect to each other) hereby agree to be liable for, and to pay, perform, or otherwise discharge on demand, any Liabilities or other payment obligations of LMS based on each such party’s pro rata ownership of LMS as of the Closing Date. The obligations of such parties pursuant to this Section 6.6 shall be in addition to, and not in substitution for, any other rights or remedies available to Purchaser including against LMS directly. 6.7 Payments. The Sellers (if the Indemnified Party is a Purchaser Indemnitee) or the Purchaser (if the Indemnified Party is a Seller Indemnitee) will pay or cause to be paid all amounts payable pursuant to this Article 6 by wire transfer of immediately available funds, promptly following receipt from an Indemnified Party of a written notice, for a Loss that is the subject of indemnification hereunder, unless the Seller Representative (if the Indemnified Party is a Purchaser Indemnitee) or the Purchaser (if the Indemnified Party is a Seller Indemnitee) in good faith timely disputes the Loss, in which event it will so notify the Indemnified Party. In any event, the Sellers (if the Indemnified Party is a Purchaser Indemnitee) or the Purchaser (if the Indemnified Party is a Seller Indemnitee) will pay or cause to be paid to the Indemnified Party, by wire transfer of immediately available funds, the amount of any Loss for which it is liable hereunder no later than five (5) Business Days following any final determination of such Loss and the Indemnifying Party’s liability therefor. A “final determination” will exist when (a) the parties to the dispute have reached an agreement in writing, or (b) a final Governmental Order shall have been issued, in each case, with respect to disputes the parties have agreed to submit thereto. Except as otherwise required by applicable Law, the parties hereto agree to treat all payments made under Article 6, Section 5.8 and under any other indemnity provisions contained in this Agreement as adjustments to the Purchase Price for all Tax purposes. 6.8 Specific Indemnity Matter (a) Notwithstanding anything in this Agreement to the contrary, Purchaser and its Affiliates (including the Target Companies following the Closing) shall have sole responsibility for taking the actions necessary to remedy and otherwise mitigate the Specific Indemnity Matter following the Closing. Following the Closing, Sellers agree to use their respective commercially reasonable efforts to assist Purchaser (including providing information and documentation reasonably requested by Purchaser) in completing the remediation and mitigation actions related to the Specific Indemnity Matter. Without limiting the foregoing, Purchaser and its Affiliates shall (i) perform or cause the performance of any remediation and mitigation actions related to the Specific Indemnity Matter promptly and in good faith and shall use commercially reasonable efforts to mitigate the costs associated with the Specific Indemnity Matter, (ii) maintain accounting related to the costs associated with the Specific Indemnity Matter, and (iii) keep Seller Representative reasonably informed with respect to the status of the Specific Indemnity Matter upon Seller Representative’s written request. (b) Within five (5) Business Days following a written request from Purchaser to Seller Representative for the payment of Losses related to the Specific Indemnity Matter, Purchaser 76 and Seller Representative shall cause the Escrow Agent to release to Purchaser, by wire transfer of immediately available funds from the Specific Indemnity Escrow Fund to an account designated by Purchaser in writing, an amount in cash equal to the Losses related to the Specific Indemnity Matter covered by such written request. Purchaser’s written request shall include the calculations of the Losses associated with the Specific Indemnity Matter incurred and paid as of such date, as well as reasonable supporting backup documentation. Seller Representative shall have 30 days following the submission by Purchaser to Seller Representative of a written request for reimbursement to review and dispute in writing any calculations of the Losses incurred in relation to the Specific Indemnity Matter. The Parties shall use their commercially reasonable efforts to resolve any such disputes promptly and, in the event that, following any such dispute resolution, it is determined that Purchaser received payment for any Losses related to the Specific Indemnity Matter that should not have been paid pursuant to the terms of this Section 6.8, Purchaser shall promptly, and in any event within five (5) Business Days, reimburse the Specific Indemnity Escrow Fund or Sellers, as applicable, for such amount. (c) Notwithstanding anything to the contrary contained herein, with respect to any indemnifiable Losses related to the Specific Indemnity Matter (other than Fraud), such Losses shall be recovered by Purchaser solely from the Specific Indemnity Escrow Fund and not directly from Sellers. On or prior to the fifth (5th) Business Day following August 5, 2028, Purchaser and Seller Representative shall deliver joint written notice to the Escrow Agent instructing it to pay any remaining funds then held in the Specific Indemnity Escrow Fund to such account as is directed by Seller Representative in writing, less any amounts then in dispute or amounts claimed against the Sellers related to the Specific Indemnity Matter. On or prior to the fifth (5th) Business Day following the final determination of any such disputed amounts, Purchaser and Seller Representative shall cause the Escrow Agent to release any amount that is determined not to be payable to Purchaser to such account as is directed by Seller Representative in writing. 6.9 Exclusive Remedy. (a) Each of the parties hereto acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims (other than claims (a) arising on the basis of Fraud and (b) pursuant to Section 2.6 and Section 5.8 with respect to the matters covered thereby) for any breach of any representation, warranty, covenant, agreement, or obligation set forth herein or otherwise relating to the subject matter of this Agreement or the transactions contemplated hereby shall be pursuant to the provisions set forth in this Article 6. Nothing in this Section 6.9 shall limit any Person’s right to seek and obtain any relief to which any Person shall be entitled pursuant to Section 7.12. Further, nothing herein will be deemed to limit any right or remedy of the Purchaser under the R&W Insurance Policy (or any obligation of any insurer thereunder). (b) Notwithstanding anything expressed or implied herein to the contrary, Purchaser acknowledges and agrees, on behalf of Purchaser and Purchaser’s Affiliates, and following the Closing, on behalf of the Target Companies, that Sellers shall not have any direct or indirect liability (derivatively or otherwise) with respect to any breach of or inaccuracy in any representation or warranty contained in, or arising out of, this Agreement or the Ancillary Documents and that no claim may be made, or any suit or other proceeding instituted, by Purchaser, the Target Companies, or any of Purchaser’s Affiliates against Sellers or with respect thereto, except, and only to the extent that, a breach of or inaccuracy in a representation and warranty contained in Article 3 constitutes

77 Fraud. In furtherance of the foregoing, Purchaser, on behalf of Purchaser and Purchaser’s Affiliates, and following the Closing, on behalf of the Target Companies, acknowledges and agrees that, except, and only to the extent that, a breach of or inaccuracy in a representation and warranty made by a Seller contained in Article 3 constitutes Fraud, Sellers shall not have any direct or indirect liability of any kind or nature with respect to any such breach, the R&W Insurance Policy or any claim thereunder (except for the insurer’s rights of subrogation against a Seller in the case of Fraud by such Seller in accordance with, and subject to, the terms and conditions of the R&W Insurance Policy). No Seller shall have any liability for or with respect to Fraud by another Seller. 6.10 Non-Recourse. This Agreement may only be enforced against, and any claim or Action based upon, arising out of, or related to this Agreement, or the negotiation, execution, or performance of this Agreement, may only be brought against the Persons that are expressly named as parties hereto or in any Ancillary Document (as applicable) and then only with respect to the specific obligations set forth herein and therein with respect to such Person. Except as otherwise set forth in any Ancillary Document, no past, present, or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney, or other Representative of any party hereto or of any Affiliate of any party hereto, or any of their successors or permitted assigns (collectively, the “Non-Party Affiliates”), shall have any liability for any Liabilities of any party hereto under this Agreement or for any claim or Action based on, in respect of or by reason of the transactions contemplated hereby. This Section 6.10 is intended for the benefit of, and shall be enforceable by, each of the Non-Party Affiliates. ARTICLE 7 MISCELLANEOUS 7.1 Seller Representative. (a) Each Seller irrevocably authorizes and appoints Seller Representative as such Person’s representative and attorney-in-fact to act on behalf of such Person with respect to this Agreement and any Ancillary Document and to take any and all actions and make any decisions required or permitted to be taken by Seller Representative pursuant to this Agreement or any Ancillary Document, including the exercise of the power to: (i) give and receive notices and communications; (ii) execute and deliver all documents necessary or desirable to carry out the intent of this Agreement and any Ancillary Document; (iii) make all elections or decisions contemplated by this Agreement and any Ancillary Document; (iv) engage, employ, or appoint any agents or Representatives (including attorneys, accountants, and consultants) to assist Seller Representative in complying with its duties and obligations; and (v) take all actions necessary or appropriate in the good faith judgment of Seller Representative for the accomplishment of the foregoing. 78 (b) Purchaser shall be entitled to deal exclusively with Seller Representative on all matters relating to this Agreement and any Ancillary Document and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Seller by Seller Representative, and on any other action taken or purported to be taken on behalf of any Seller by Seller Representative, as being fully binding upon such Person. Notices or communications to or from Seller Representative shall constitute notice to or from each of the Sellers. Any decision or action by Seller Representative hereunder shall constitute a decision or action of all Sellers and shall be final, binding, and conclusive upon each such Person. No Seller shall have the right to object to, dissent from, protest, or otherwise contest the same. The provisions of this Section 7.1, including the power of attorney granted hereby, are independent and severable, are irrevocable and coupled with an interest and shall not be terminated by any act of any one or more Sellers, or by operation of Law. (c) Notwithstanding anything to the contrary in this Agreement, Seller Representative shall only have the power or authority to act regarding matters pertaining to Sellers as a group and not regarding matters pertaining to or affecting an individual Seller in a manner different from other Sellers generally (such individual Seller matters would include, for example, but not by way of limitation, an Action against an individual Seller for his, her, or its breach or nonfulfillment of any covenant or agreement under this Agreement). (d) The Seller Representative shall not be liable to the Sellers for actions taken pursuant to this Agreement or any Ancillary Document, except to the extent such actions shall have been determined by a court of competent jurisdiction to have constituted gross negligence or involved Fraud, intentional misconduct, or bad faith (it being understood that any act done or omitted pursuant to the advice of counsel, accountants and other professionals and experts retained by Seller Representative shall be conclusive evidence of good faith). The Sellers shall severally and not jointly indemnify and hold harmless Seller Representative from and against, compensate it for, reimburse it for, and pay any and all losses, Liabilities, claims, actions, damages, and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with its activities as Seller Representative under this Agreement and any Ancillary Document (the “Representative Losses”), in each case as such Representative Loss is suffered or incurred; provided, however, that in the event it is finally adjudicated that a Representative Loss or any portion thereof was primarily caused by the gross negligence, Fraud, intentional misconduct, or bad faith of Seller Representative, Seller Representative shall reimburse the Sellers the amount of such indemnified Representative Loss attributable to such gross negligence, fraud, intentional misconduct, or bad faith. (e) The Seller Representative shall not be replaced or succeeded without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. 7.2 Expenses. Except as otherwise expressly provided in this Agreement (including Section 6.10), all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided, however, that Purchaser was responsible for all filing fees payable in connection with all filings under the HSR Act with respect to the transactions contemplated by this Agreement. 79 7.3 Notices. All notices, requests, Consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by e- mail if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.3): If to any Seller or the Seller Representative: Steven M. Warren P.O. Box 2349 Gulfport, MS 39505 Email: smwarren76@gmail.com With a copy (which shall not constitute notice) to: Balch & Bingham LLP 1310 Twenty-Fifth Avenue Gulfport, MS 39501 Attn: Ricky J. Cox Email: rcox@balch.com If to Purchaser: Granite Construction Incorporated 585 West Beach Street Watsonville, California 95076 Attention: Craig Hall, General Counsel Email: craig.hall@gcinc.com With a copy (which shall not constitute notice) to: Allen Overy Shearman Sterling US LLP 2601 Olive Street, Suite 1700 Dallas, TX 75201 Attn: Alain Dermarkar and Kyle Park Email: alain.dermarkar@aoshearman.com and kyle.park@aoshearman.com 7.4 Disclosure Schedules. All section headings in the Disclosure Schedules correspond to the sections of this Agreement, but information provided in any section of the Disclosure Schedules shall constitute disclosure for purposes of each section of this Agreement where such information is reasonably apparent on its face. Unless the context otherwise requires, all capitalized terms used in the Disclosure Schedules shall have the respective meanings assigned to such terms in this Agreement. Certain information set forth in the Disclosure Schedules is included solely for informational purposes, and may not be required to be disclosed pursuant to this Agreement. No disclosure in the Disclosure Schedules relating to any possible breach or violation of any agreement or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. The inclusion of any information in the Disclosure Schedules shall not be deemed to be an admission or acknowledgment by Sellers that in and of itself, such information is material to or outside the Ordinary Course of Business or is 80 required to be disclosed on the Disclosure Schedules. No disclosure in the Disclosure Schedules shall be deemed to create any rights in any third party. 7.5 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. 7.6 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. 7.7 Entire Agreement. This Agreement and the Ancillary Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings, and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Ancillary Documents, the Annexes, and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control. 7.8 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned, or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder. Notwithstanding the foregoing the Purchaser may, without consent of any other party, assign any of its rights or obligations pursuant to this Agreement (a) to any Affiliate of Purchaser, or (b) (in whole or in part) to any subsequent purchaser of all or the material portion of the assets or equity of the Target Companies. Any attempted assignment in violation of this Section 7.8 shall be null and void. 7.9 No Third-Party Beneficiaries. Except as provided in Section 5.2, Section 5.12, Section 6.10, and Section 7.14, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement. 7.10 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by the Purchaser and the Seller Representative. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right,

81 remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. 7.11 Governing Law; Dispute Resolution; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Mississippi without giving effect to any choice or conflict of law provision or rule (whether of the State of Mississippi or any other jurisdiction). (b) Except as otherwise provided in Section 7.12, any Action arising out of this Agreement which cannot be resolved amicably between the parties hereto shall be settled by submission to the American Arbitration Association (the “AAA”) for binding arbitration to be conducted in Atlanta, Georgia (or such other place as Purchaser and the Seller Representative may mutually agree) in accordance with the AAA Commercial Arbitration Rules then in effect. The arbitration shall be conducted before a panel of arbitrators comprised of one (1) arbitrator selected by the Seller Representative and one (1) arbitrator selected by Purchaser in accordance with the Commercial Arbitration Rules who shall then jointly select a neutral third arbitrator who shall chair the tribunal, and resolution of the dispute by such panel of arbitrators shall be binding and conclusive upon the parties hereto. Each arbitrator shall be a retired judge or a practicing attorney with no less than fifteen (15) years of experience as such and shall be experienced in arbitration and with disputes relating to the subject matter to be arbitrated. For the avoidance of doubt, the arbitral tribunal shall maintain all proceedings in confidence, shall resolve all disputes in accordance with the Laws of the State of Mississippi. On prior leave of the arbitral tribunal, the parties hereto may engage in limited discovery, including limited depositions. The arbitrators shall have the authority to impose all manner of remedies permitted hereunder including, where appropriate, injunctive relief. Any award made pursuant to this Section 7.11(b) may be entered in and enforced by any court having jurisdiction, and the parties hereto consent and commit themselves to the jurisdiction of the courts of the State of Georgia for the purpose of the enforcement of any such award. The fees of the arbitrator shall be borne equally by the parties hereto. For purposes of this Agreement, each of the parties hereto hereby: (i) consents to service of process in any Action among the parties to this Agreement arising in whole or in part under or in connection with the negotiation, execution and performance of this Agreement in any manner permitted by applicable Law; (ii) agrees that service of process made in accordance with Section 7.3 will constitute good and valid service of process in any such Action; and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Action any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process. (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR ANY OTHER ANCILLARY DOCUMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS, AND THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING 82 WAIVER IN THE EVENT OF AN ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.11(C). 7.12 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof (including if the parties fail to take such actions as are required to consummate the transactions contemplated hereby) or were otherwise breached. Each party hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof without proof of actual damages, in addition to any other remedy to which it is entitled at law or in equity. Notwithstanding anything to the contrary contained in this Agreement or pursuant to Section 7.11(b), each party hereto shall have the right to seek injunctive relief in any court of competent jurisdiction if necessary to prevent irreparable harm (including securing equitable relief pending the conclusion). No party will oppose the granting of an injunction, specific performance, or other equitable relief provided in this Agreement on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. No other party or any other Person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.12, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument. The right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, neither party would have entered into this Agreement. 7.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. 7.14 Conflict Waiver; Attorney-Client Privilege. (a) Each of the parties hereto acknowledges and agrees, on its own behalf and on behalf of its directors, members, managers, shareholders, partners, officers, employees, and Affiliates, that: (i) Balch & Bingham LLP has acted as counsel to Sellers and their Affiliates (collectively, the “Seller Group”) and the Target Companies, in connection with the negotiation, preparation, execution, and delivery of this Agreement and the consummation of the transactions contemplated hereby. Purchaser agrees, and shall cause the Target Companies to agree, that, following consummation of the transactions contemplated hereby, such representation and any prior representation of the Target Companies by Balch & Bingham LLP (or any successor) (the “Seller Group Law Firm”) shall not preclude Seller Group Law Firm from serving as counsel to the Seller Group or any director, manager, member, shareholder, partner, officer, or employee of the Seller 83 Group, in connection with any Action arising out of or relating to this Agreement or the Ancillary Documents or the transactions contemplated hereby and thereby. (ii) Purchaser shall not, and shall cause the Target Companies not to, seek or have Seller Group Law Firm disqualified from any such representation based on the prior representation of the Target Companies by Seller Group Law Firm. Each of the parties hereto hereby consents thereto and waives any conflict of interest arising from such prior representation, and each of such parties shall cause any of its Affiliates to consent to waive any conflict of interest arising from such representation. Each of the parties acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that the parties have consulted with counsel or have been advised they should do so in connection herewith. The covenants, consent and waiver contained in this Section 7.14(a) shall not be deemed exclusive of any other rights to which Seller Group Law Firm is entitled whether pursuant to law, contract, or otherwise. (b) All communications prior to Closing between the Seller Group or the Target Companies, on the one hand, and Seller Group Law Firm, on the other hand, relating to the negotiation, preparation, execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby (the “Privileged Communications”) shall be deemed to be attorney-client privileged and the expectation of client confidence relating thereto shall survive Closing, and from and after Closing shall belong solely to the Seller Group and shall not pass to or be claimed by Purchaser or the Target Companies. Accordingly, Purchaser and the Target Companies shall not have access to any Privileged Communications or to the files of Seller Group Law Firm relating to such engagement from and after Closing. Without limiting the generality of the foregoing, from and after the Closing, (i) the Seller Group (and not Purchaser or the Target Companies) shall be the sole holders of the attorney-client privilege with respect to such engagement, and none of Purchaser or the Target Companies shall be a holder thereof, (ii) to the extent that files of Seller Group Law Firm in respect of such engagement constitute property of the client, only the Seller Group (and not Purchaser nor the Target Companies) shall hold such property rights and (iii) Seller Group Law Firm shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to Purchaser or the Target Companies by reason of any attorney-client relationship between Seller Group Law Firm and the Target Companies or otherwise. Notwithstanding the foregoing, if, after Closing, a dispute arises between Purchaser or Purchaser’s Affiliates (including the Target Companies), on the one hand, and a third party other than any of the Seller Group, on the other hand, Purchaser and Purchaser’s Affiliates (including the Target Companies) may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party; provided, however, that neither Purchaser nor any of Purchaser’s Affiliates (including the Target Companies) may waive such privilege without the prior written consent of the Seller Representative, which consent shall not be unreasonably withheld, conditioned or delayed. If Purchaser or any of Purchaser’s Affiliates (including the Target Companies) is legally required by Governmental Order or otherwise legally required to access or obtain a copy of all or a portion of the Privileged Communications, to the extent (x) permitted by applicable Law, and (y) advisable in the opinion of Purchaser’s counsel, then Purchaser shall immediately (and, in any event, within three (3) days notify Sellers in writing so that Sellers can seek a protective order at Sellers’ sole cost and expense. In furtherance of the foregoing, each of the parties agrees that (A) no waiver is intended by failing to remove all Privileged Communications from the Target Companies’ files and computer systems, and (B) after Closing the 84 parties will use commercially reasonable efforts to take the steps necessary to ensure the Privileged Communications are held and controlled by the Seller Group. Purchaser agrees that after Closing none of Purchaser, the Target Companies, or their Affiliates will (1) access or review the Privileged Communications in connection with any Action against or involving the Seller Group or (2) use or assert the Privileged Communications against the Seller Group in any Action against or involving the Seller Group. (c) The Purchaser and the Sellers agree that Allen Overy Shearman Sterling US LLP will be allowed to represent the Purchaser or any of its Affiliates (including each of the Target Companies after the Closing) in any matters and disputes, including in any matter or dispute adverse any of the Sellers or their respective Affiliates (excluding, after the Closing, the Target Companies) that either is existing on the date hereof or that arises in the future and relates to this Agreement or any Ancillary Document or any of the transactions contemplated hereby or thereby, and the Sellers do hereby, and agree to cause their respective Affiliates to, (i) waive any Action they have or may have that Allen Overy Shearman Sterling US LLP has a conflict of interest or is otherwise prohibited from engaging in such representation and (ii) agree that, in the event that a dispute arises after the Closing between the Purchaser or any of its Affiliates (including each of the Target Companies) (on the one hand) and any of the Sellers or any of their respective Affiliates (on the other hand), Allen Overy Shearman Sterling US LLP may represent the Purchaser or such Affiliate in such dispute even though the interests of the Purchaser or such Affiliate may be directly adverse to a Seller or its Affiliates. (d) This Section 7.14 is intended for the benefit of, and shall be enforceable by, Seller Group Law Firm and Allen Overy Shearman Sterling US LLP, as applicable. This Section 7.14 shall be irrevocable, and no term of this Section 7.14 may be amended, waived, or modified without the prior written consent of Seller Group Law Firm or Allen Overy Shearman Sterling US LLP, as applicable. [Signature Pages Follow]

Equity Purchase Agreement (Project Hub City) Signature Page 1 of 4 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the date first written above. SELLER: /s/ Steven M. Warren STEVEN M. WARREN SELLER REPRESENTATIVE: /s/ Steven M. Warren STEVEN M. WARREN Equity Purchase Agreement (Project Hub City) Signature Page 2 of 4 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the date first written above. SELLER: LMS OF HATTIESBURG, L.P., by its general partner, WARREN MANAGEMENT, LLC By: /s/ Steven M. Warren Name: Steven M. Warren Title: President Equity Purchase Agreement (Project Hub City) Signature Page 3 of 4 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the date first written above. SELLER: /s/ Melissa W. McGee MELISSA W. MCGEE Equity Purchase Agreement (Project Hub City) Signature Page 4 of 4 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the date first written above. PURCHASER: GRANITE CONSTRUCTION INCORPORATED, a Delaware corporation By: /s/ Kyle T. Larkin Name: Kyle T. Larkin Title: President and Chief Executive Officer

ANNEX A ACCOUNTING PRINCIPLES [Omitted]